UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant § 240.14a-12

TECHNIPFMC PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2021

Notice of Annual General
Meeting of Shareholders
and Proxy Statement

Driving change in energy

TechnipFMC Proxy Statement 2021

Notice of 2021 Annual General Meeting of Shareholders

TechnipFMC plc

(a public limited company having its registered office at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom and incorporated in England and Wales with company number 09909709)

May 20, 2021

10:00 a.m., London time

Pitreavie Business Park, Queensferry Road, Dunfermline KY11 8UD, United Kingdom

Proposal	Description
Ordinary Resolutions
1(a)-1(i)	Election of Directors: To elect each of our nine director nominees for a term expiring at the Company’s 2022 Annual General Meeting of Shareholders:
	a. Douglas J. Pferdehirt b. Eleazar de Carvalho Filho c. Claire S. Farley d. Peter Mellbye e. John O’Leary	f. Margareth Øvrum g. Kay G. Priestly h. John Yearwood i. Sophie Zurquiyah
2	2020 U.S. Say-on-Pay for Named Executive Officers: To approve, as a non-binding advisory resolution, the Company’s named executive officer compensation for the year ended December 31, 2020, as reported in the Company’s Proxy Statement
3	2020 U.K. Directors’ Remuneration Report: To approve, as a non-binding advisory resolution, the Company’s directors’ remuneration report for the year ended December 31, 2020, as reported in the Company’s U.K. Annual Report and Accounts
4	Prospective Directors’ Remuneration Policy: To approve the Company’s prospective directors’ remuneration policy for the three years ending December 2024, in the form presented in the Company’s directors’ remuneration report for the year ended December 31, 2020 of the Company’s U.K. Annual Report and Accounts, such policy to take effect immediately after the conclusion of the 2021 Annual General Meeting of Shareholders
5	Receipt of U.K. Annual Report and Accounts: To receive the Company’s audited U.K. accounts for the year ended December 31, 2020, including the reports of the directors and the auditor thereon

ii	TechnipFMC

TechnipFMC Proxy Statement 2021

6	Ratification of PwC as U.S. Auditor: To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s U.S. independent registered public accounting firm for the year ending December 31, 2021
7	Reappointment of PwC as U.K. Statutory Auditor: To reappoint PwC as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006, to hold office from the conclusion of the 2021 Annual General Meeting of Shareholders until the next annual general meeting of shareholders at which accounts are laid
8	Approval of U.K. Statutory Auditor Fees: To authorize the Board and/or the Audit Committee to determine the remuneration of PwC, in its capacity as the Company’s U.K. statutory auditor for the year ending December 31, 2021
9	Approval of Share Repurchase Contracts and Counterparties: To approve the forms of share repurchase contracts and repurchase counterparties in accordance with specific procedures for “off-market purchases” of Ordinary Shares through the NYSE or Euronext Paris
10	Authority to Allot Equity Securities: To authorize the Board to allot equity securities in the Company
Special Resolution
11	Authority to Allot Equity Securities without Pre-emptive Rights: Pursuant to the authority contemplated by the resolution in Proposal 10, to authorize the Board to allot equity securities without pre-emptive rights

These items are more fully described in the Proxy Statement attached, which forms a part of this Notice of Annual Meeting. As of the date of the Proxy Statement, TechnipFMC does not know of any other matters to be raised at the 2021 Annual General Meeting of Shareholders.

Your vote is very important. Whether or not you plan to attend the 2021 Annual General Meeting of Shareholders in person, please (i) promptly return the enclosed proxy card in the enclosed envelope, or (ii) grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker.

April 9, 2021

On behalf of the Board of Directors,

Victoria Lazar

Executive Vice President, Chief Legal Officer, and Secretary

iii	TechnipFMC

TechnipFMC Proxy Statement 2021

Proxy Statement for the 2021 Annual General Meeting of Shareholders

This Proxy Statement relates to the solicitation of votes or proxies by the Board of Directors (the “Board”) of TechnipFMC plc (the “Company,” “TechnipFMC,” “us,” or “we”) for use at our 2021 Annual General Meeting of Shareholders and at any adjournment or postponement of such meeting (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice of Materials”) and related Proxy Materials (as defined below) were first made available to shareholders on or about April 9, 2021 at www.proxyvote.com. You may also request a printed copy of this Proxy Statement and the form of proxy by any of the following methods:

A	Internet at www.proxyvote.com	B	Telephone at 1-800-579-1639	or C	Email at sendmaterial@proxyvote.com

Our Annual Report on Form 10-K, including consolidated financial statements, for the year ended December 31, 2020 (our “Form 10-K”) and our U.K. Annual Report and Accounts are being made available at the same time and by the same methods.

Our registered office is located at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom. Our telephone number in our London office is +44 20 3429 3950. Information regarding the Annual Meeting, including the information required by Section 311A of the U.K. Companies Act 2006 (the “Companies Act”), can be found at www.technipfmc.com. Information contained on our website is not to be considered as part of the proxy solicitation material and is not incorporated into this Proxy Statement.

TechnipFMC is a public limited company incorporated under the laws of England and Wales, and our ordinary shares (the “Ordinary Shares”) trade on the New York Stock Exchange in the United States (the “NYSE”) and the Euronext Paris exchange (“Euronext”) under the symbol “FTI.” As a result, the Company is governed by the Companies Act, U.S. securities laws and regulations, E.U. securities regulations, and the listing standards of the NYSE and Euronext.

The Proxy Materials contain “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical or current facts, including statements regarding our environmental and other ESG plans and goals, made in this document are forward-looking. We use words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include those set forth in our 2020 Annual Report on Form 10-K. Website references throughout the Proxy Materials are provided for convenience only, and the content on the referenced websites is not incorporated by reference into the Proxy Materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2021

The Notice of Annual Meeting and Proxy Statement, Annual Report on Form 10-K,
and U.K. Annual Report and Accounts are available at www.proxyvote.com

iv	TechnipFMC

TechnipFMC Proxy Statement 2021

v	TechnipFMC

TechnipFMC Proxy Statement 2021

vi	TechnipFMC

TechnipFMC Proxy Statement 2021

2021 Proxy Summary

Along with the Notice of Annual Meeting, we are providing this Proxy Statement, the U.K. Annual Report and Accounts, and our Form 10-K in connection with the Annual Meeting (collectively, the “Proxy Materials”).

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider regarding each of the proposals to be voted on at the Annual Meeting. Please read the entire Proxy Statement carefully before voting. For further information regarding our 2020 financial performance, please review our Form 10-K and our U.K. Annual Report and Accounts.

Annual Meeting Information

Time and Date May 20, 2021 at 10:00 a.m., London time	Place Pitreavie Business Park, Queensferry Road, Dunfermline KY11 8UD, United Kingdom	Record Date March 24, 2021, 5:00 p.m., New York time

Admission Admission ticket and valid photo identification required. Please see “General Information about the Annual Meeting-Who can attend the Annual Meeting?” for more information.	Voting Each Ordinary Share is entitled to one vote for each of the proposals to be voted on.

Voting Deadlines

New York Stock Exchange shares: 11:59 PM, New York time, on May 19, 2021

Euronext Paris Exchange shares: Direct or indirect nominative form (au nominatif pur ou administré): 11:59 PM, New York time, on May 19, 2021

Anonymous/bearer form (au porteur): Return voting card to your bank, broker, or financial intermediary before May 17, 2021

Please follow the voting instructions on your proxy card and/or your voting instruction form as different voting deadlines may be applicable across markets. Please also review “How do I vote?” in the section entitled “General Information about the Annual Meeting.”

1	TechnipFMC

TechnipFMC Proxy Statement 2021

Voting Matters and Board Recommendations

The full text of each resolution to be voted on at the Annual Meeting is set out in the Notice of Annual Meeting.

Proposal to be Voted Upon	Board Recommendation	Where You Can Find More Information
Ordinary Resolutions
1(a) - 1(i): Election of Directors	FOR Each Director Nominee	Page 120
2: 2020 U.S. Say-on-Pay Proposal for Named Executive Officers	FOR	Page 131
3: 2020 U.K. Directors’ Remuneration Report	FOR	Page 132
4: Prospective Directors’ Remuneration Policy	FOR	Page 133
5: Receipt of U.K. Annual Report and Accounts	FOR	Page 134
6: Ratification of PwC as U.S. Auditor	FOR	Page 135
7: Reappointment of PwC as U.K. Statutory Auditor	FOR	Page 137
8: Approval of U.K. Statutory Auditor Fees	FOR	Page 138
9: Approval of Share Repurchase Contracts and Counterparties	FOR	Page 139
10: Authority to Allot Equity Securities	FOR	Page 141
Special Resolution
11: Authority to Allot Equity Securities without Pre-emptive Rights	FOR	Page 143

2	TechnipFMC

TechnipFMC Proxy Statement 2021

Core Values and Foundational Beliefs

Our decisions regarding corporate responsibility, governance, and sustainability are founded on the principles that guide our Company. Our core values provide the framework for all of our decision making and are based on our foundational beliefs (“Foundational Beliefs”).

Our core values

Realizing possibilities	Achieving together	Building trust
The heart of everything we do
► We strive for ever better ► We take initiative ► We learn from success and failure	► We work as one team ► We share knowledge ► We embrace diversity of thought	► We listen to improve ► We partner constructively ► We seek to outperform

Our Foundational Beliefs are the cornerstone of our values that describe how we fundamentally do business and what we never compromise on, no matter the circumstances.

For additional details on the Company’s core values, Foundational Beliefs, and our sustainability program, please see the section entitled “Corporate Responsibility and Sustainability.”

3	TechnipFMC

TechnipFMC Proxy Statement 2021

Governance Highlights

Board and Governance Best Practices

Independent Board Oversight
Robust Lead Independent Director role to serve as an effective counterbalance to the role of the Chairman and CEO
All directors are independent except the Chairman and CEO
Fully independent Board committees
Regular executive sessions of independent directors

Governance Best Practices
Annual election of directors under majority vote standard
Engaged Board with deep expertise, skills, and experience that are closely tied to business strategy
Annual shareholder engagement program to solicit feedback on Company practices
Ongoing Board refreshment efforts informed by a comprehensive annual Board and committee self-evaluation process, reflected by two new directors in 2019 and one new director in each of 2020 and 2021
Board oversight of risk management structures
Review of the mix of experience, qualifications, and skills in the boardroom to meet evolving needs of the business, coupled with new director orientation and continuing education
Code of Business Conduct applicable to directors
Governance Guidelines with director retirement policy
Director share ownership requirements

For additional details on the Company’s corporate governance practices, please see the section entitled “Corporate Governance:”

4	TechnipFMC

TechnipFMC Proxy Statement 2021

2020-2021 Shareholder Engagement Program

Our relationship and ongoing dialogue with our shareholders is an important part of our Board’s corporate governance commitment. Members of our Board and senior management routinely engage with shareholders on a variety of topics and report to our Board regarding our shareholders’ feedback and input on topics such as strategic and financial performance, executive compensation, Board composition and governance, as well as important environmental and social issues. The constructive feedback and ideas exchanged during these engagements help our Board and management evaluate and assess key initiatives for the Company’s programs.

For our 2020-2021 engagement, we contacted proxy advisory firms and our top shareholders representing approximately 42% of our Ordinary Shares outstanding. Management, and in some instances, our Environmental, Social, and Governance (“ESG”) Committee Chair, held meetings with proxy advisory firms and shareholders representing approximately 18% of our Ordinary Shares outstanding. Some shareholders did not require a meeting as they either supported, or indicated they had no questions related to, our compensation and governance practices.

Our 2020-2021 shareholder engagement program allowed us to understand our shareholders’ priorities and perspectives, which prompted us to make several changes to our compensation program and to our disclosure philosophy.

For detailed descriptions of key shareholder feedback received, and our responses to such feedback, please see the section entitled “Corporate Governance-Shareholder Engagement.”

5	TechnipFMC

TechnipFMC Proxy Statement 2021

Director Nominees

Douglas J. Pferdehirt Chairman and CEO Age: 57 Committees: None	Eleazar de Carvalho Filho Independent Age: 63 Committees: Audit

Claire S. Farley Lead Independent Director Age: 62 Committees: Compensation	Peter Mellbye Independent Age: 71 Committees: ESG (Chair)

John O’Leary Independent Age: 65 Committees: Compensation	Margareth Øvrum Independent Age: 62 Committees: ESG

Kay G. Priestly Independent Age: 65 Committees: Audit (Chair)	John Yearwood Independent Age: 61 Committees: Compensation, ESG

Sophie Zurquiyah Independent Age: 54 Committees: Audit

Detailed biographies for each of our director nominees are disclosed in the section “Proposals 1(a) - 1(i) -Election of Directors-Director Nominees.”

6	TechnipFMC

TechnipFMC Proxy Statement 2021

2020 At-a-Glance

Response to a Difficult Operating Environment and COVID-19

Beginning in the first quarter of 2020, we faced global challenges due to the COVID-19 pandemic and the unprecedented drop in demand for oil and gas. Supply chain disruptions, logistics constraints, and productivity declines all impacted our operations across the globe. Throughout our responses to these challenges, our top priority remained the physical and mental well-being of the women and men of TechnipFMC and the communities in which we work. The Company established a global Incident Management Team sponsored by our executive officers and including representatives from HSE, Security, People & Culture, Legal, Communications, Finance, Medical, and major projects teams to assist in regularly updating our Board on COVID-19 impacts. Working together, we found solutions that allowed us to move projects forward safely while also earning recognition from our customers for the way in which we conducted business in such an unpredictable operating environment.

Beyond operations, we took strategic actions focused on cash and liquidity preservation to bolster profitability and cash flow. We reduced capital outlays in the year through revisions to our dividend policy and high-grading of our capital expenditures on value-enhancing opportunities. We achieved more than $350 million in annualized run-rate cost savings. Finally, we revised executive compensation, effective May 1, 2020, to reflect a 30% reduction to the Chairman and CEO’s salary and the Board of Directors’ retainer and a 20% reduction to our other executive officers’ salaries.

Strategic Transaction
Completed the separation of TechnipFMC into two industry-leading, pure-play companies through the Spin-off of Technip Energies on February 16, 2021 (the “Spin-off”)
TechnipFMC	Technip Energies
► Primarily comprising Subsea and Surface Technologies segments ► Listings: NYSE, Euronext Paris ► HQ: Houston, Texas and Paris, France ► Domicile: United Kingdom ► Employees: ~20,000	► Primarily comprising the Technip Energies segment ► Listing: Euronext Paris with Level 1 American depositary receipts (“ADRs”) ► HQ: Paris, France ► Domicile: Netherlands ► Employees: ~15,000

7	TechnipFMC

TechnipFMC Proxy Statement 2021

ESG
Appointed Margareth Øvrum and Sophie Zurquiyah to the Board

► Reduced the size of the Board from 15 to 10 directors upon the completion of the Spin-off, which will be further reduced to nine directors at the Annual Meeting

► Formed our ESG Committee to reflect expanded oversight duties and commitment to ESG matters and reporting

► Achieved all of our 2018-2020 ESG objectives, and announced our 2021-2023 ESG commitments and scorecard, including a “50 by 30” objective to reduce CO2 emissions by 50% by 2030

► Enhanced commitment to Inclusion and Diversity across the organization

► For 2021, included an ESG metric in our annual cash incentive plan, to directly link our compensation program to our ESG commitments and objectives

  Compensation

The COVID-19 impact on the Company triggered a need to adjust our compensation program, as we strived to achieve appropriate results in an exceptional year, and to reinforce the link between pay and performance alignment with the long-term interests of our shareholders.

►	Reduced Chairman and CEO’s salary by 30% and other executives’ salaries by 20% for the remainder of 2020, effective May 1, 2020
►	Reduced directors’ annual cash retainers by 30% for the remainder of 2020, effective May 1, 2020

►	Adjusted 2020 annual incentive metrics for Q2-Q4 2020 to address strategic priorities due to the COVID-19 pandemic and business downturn and capped payout for business performance indicators at target (100%)
►	Continued to include sustainability measures in the individual performance portion of our annual cash incentive plan to reinforce the Company’s commitment to our Foundational Beliefs while responding to the challenging business environment

8	TechnipFMC

TechnipFMC Proxy Statement 2021

2020 Financials[1]
Subsea	Technip Energies	Surface Technologies
Results	Results	Results
► Inbound orders of $4 billion, supported by higher mix of service and small project activity ► Additional integrated awards all from repeat iEPCI™ customers ► Backlog of $6.9 billion	► Second consecutive year of revenue growth, driven by LNG and downstream projects ► Approximately 60% of total order backlog linked to energy transition, including LNG ► Backlog of $14.1 billion

► International revenue more than 60% of total segment, with increased revenue in technology- driven businesses

► Significant decline in North America market activity partially mitigated by aggressive cost reduction

► Backlog of $0.4 billion

(1)	Reported financial results for the twelve months ended December 31, 2020 and inbound and backlog as of December 31, 2020 are as reported in our Form 10-K.

The record inbound orders and solid execution of 2019 gave us strong momentum into the new year, but 2020 abruptly shifted to a year of unprecedented global challenges due to the COVID-19 pandemic and the sharp drop in demand for oil and natural gas.

Revenue decreased by $358.5 million in 2020 compared to 2019, primarily driven by decreased project activity in Subsea and sharply lower demand in North America for Surface Technologies. The decrease was partially offset by the increased activity in Technip Energies, including the continued ramp-up of Arctic LNG 2.

Operating results in the year were largely impacted by significant impairment and other non-recurring charges totaling $3,501.3 million, most of which were included in Subsea and Surface Technologies. Results were also impacted by a reduced contribution from Yamal LNG and lower margin realization on early stage projects in Technip Energies versus the prior year. Results included the benefits of our accelerated cost reduction actions initiated in the first quarter of 2020.

The significant decline in commodity prices, due in part to the lower demand resulting from COVID-19, contributed to the decrease in the inbound orders during 2020. The decline in backlog was more modest, with our significant backlog providing solid revenue visibility in future periods.

For additional details regarding the Company’s 2020 financial performance, please see the section entitled “Executive Compensation Discussion and Analysis-2020 Performance and Impact on Executive Compensation.”

9	TechnipFMC

TechnipFMC Proxy Statement 2021

Executive Compensation

Our named executive officers (“NEOs”) for 2020 are:

Douglas J. Pferdehirt Age: 57 Position Held in 2020: Chairman and Chief Executive Officer
Maryann T. Mannen Age: 58 Position Held in 2020: Executive Vice President and Chief Financial Officer
Justin Rounce Age: 54 Position Held in 2020: Executive Vice President and Chief Technology Officer
Arnaud Pieton Age: 47 Positions Held in 2020: President of Subsea from January 1 through October 2, 2020	President and CEO-elect of Technip Energies from October 2, 2020 through December 31, 2020
Barry Glickman Age: 52 Position Held in 2020: President of Surface
Catherine MacGregor Age: 48 Position Held in 2020: President of Technip Energies from January 1 through October 2, 2020	Departed from TechnipFMC on October 31, 2020
Nello Uccelletti Age: 67 Position Held in 2020: Advisor to the CEO from January 1 through February 29, 2020	Retired from TechnipFMC on February 29, 2020

10	TechnipFMC

TechnipFMC Proxy Statement 2021

2020 Compensation Program Changes

  In 2020, we took the following actions in response to the COVID-19 pandemic and the resulting oil price decline:

►	Reduced the annual base salary for our Chairman and CEO by 30% and for other executive officers by 20% for the remainder of 2020, effective May 1, 2020.

►	Reduced annual cash retainers for our Board of Directors by 30% for the remainder of 2020, effective May 1, 2020.
	►	Updated our annual cash incentive plan measures effective April 1, 2020, and applied a cap on payout:
	►	Due to the COVID-19 pandemic and business downturn, the Company’s strategic priorities shifted to a significantly greater focus on cash flow, liquidity, and business sustainability. To better align our executives’ compensation with these critical priorities, the financial measures for the 2020 annual cash incentive plan were changed from EBITDA, EBITDA as a Percentage of Revenue, and Working Capital Days to Incremental Cost Savings (37.5% weighting) and Free Cash Flow Conversion (37.5%), for the last three quarters of 2020. The Incremental Cost Savings metric measures our performance against our publicly disclosed Cost Reduction Program. The Free Cash Flow Conversion metric (ratio of Free Cash Flow to Adjusted Net Income) measures the quality of our earnings and is important for liquidity.
	►	25% of our 2020 annual cash incentive plan continued to be based on individual performance indicators that included specific objectives regarding sustainability in our business performance, further reinforcing the Company’s commitment to our Foundational Beliefs while we focused on responding to the challenging business environment.
	►	Due to the volatility in the oil and gas market, the annual incentive plan targets set at the beginning of 2020 were no longer considered applicable. As such, performance and payout for the Q1 2020 business performance indicators was set at 0% by our Compensation Committee.
	►	In addition to updating our Q2-Q4 2020 performance metrics in order to swiftly respond to changing short-term business priorities, we also capped the payout for the business performance indicators under the 2020 annual cash incentive plan at target (100%), with no upside for above-target performance. Limiting payouts at target (compared to 200% in prior years) in a volatile business environment helps align with shareholder interests.
►	No changes were made to the annual equity awards previously granted and not vested.

11	TechnipFMC

TechnipFMC Proxy Statement 2021

In 2020, we took the following actions in response to shareholder feedback:

►	Discontinued the use of stock options, based on feedback from shareholders that stock options are not performance-based. A majority of our long-term equity plan continued to be performance-based, consisting of 70% Performance Share Unit awards (“PSUs”) and 30% Restricted Stock Unit awards (“RSUs”).

►	In 2019, the long-term equity award grant was based on two performance measures, Return on Invested Capital (“ROIC”) and relative Total Shareholder Return (“TSR”). However, for 2020, the volatility in the oil and gas business environment, as well as our Spin-off, made it challenging to set meaningful ROIC targets, and as a result, a single performance measure, relative TSR, was selected. We believe that this measure is strongly aligned with shareholder interests and is a meaningful measure of our long-term performance.

►	Continued to base a portion of our CEO’s annual cash incentive on certain sustainability measures to further reinforce the Company’s commitment to our Foundational Beliefs. For 2021, we have included an ESG metric (25% weighting) in our annual cash incentive plan to drive accountability and strengthen the link between our compensation program and our ESG commitments and objectives.

►	Updated our Compensation Peer Group and Relative TSR Peer Group to reflect changes in our business environment.

►	Enhanced disclosures in our Compensation Discussion and Analysis, including descriptions of the individual performance component of our annual cash incentive plan, our PSU plan performance, our target-setting process, and our peer group selection rationale.

12	TechnipFMC

TechnipFMC Proxy Statement 2021

Executive Compensation Practices

Our compensation practices are designed to align with shareholder interests and incorporate strong governance practices that support the guiding principles of our executive compensation program, which include the following:

► Attract talented individuals by providing market competitive levels of compensation

► Retain our leaders by incentivizing them to deliver on our vision

► Link the interests of our executive officers with the interests of the Company and shareholders

► Align executive officers’ interests with our long-term financial and strategic objectives

► Maintain flexibility to better respond to the cyclical energy industry

► Encourage prudent risk-taking by our executives

What We Do:	What We Don’t Do

► Pay for performance by aligning performance measures with our strategy and shareholder interests

► Provide the majority of NEO compensation as performance-based, “at-risk” compensation

► Maintain a clawback policy in the event of malfeasance or fraud

► Require robust executive and director share ownership requirements

► Engage an independent, external compensation consultant

► Benchmark compensation against relevant global and industry peer groups

► Cap PSU payout at target when relative TSR exceeds peers’ TSR but absolute TSR is negative

► No single-trigger vesting upon a change-in-control

► No guaranteed bonuses

► No uncapped incentives

► No tax gross-ups on any severance payments

► No excessive perquisites, benefits, or pension payments

► No discounting, reloading, or repricing of stock options

► No hedging and pledging of Company securities

For additional details regarding our executive compensation program, please see the section entitled “Executive Compensation Discussion and Analysis.”

13	TechnipFMC

TechnipFMC Proxy Statement 2021

Corporate Responsibility and Sustainability

TechnipFMC is a leading technology provider to the traditional and new energy industries, delivering fully integrated projects, products, and services. Our vision to enhance the performance of the world’s energy industry is supported by a relentless drive of every individual at TechnipFMC.

Our decisions regarding corporate responsibility, governance, and sustainability are founded on the principles that guide our Company. Our core values provide the framework for all of our decision making and are based on our Foundational Beliefs.

In 2020, to better reflect our focus on corporate responsibility and sustainability at the Board level, the Nominating and Corporate Governance Committee’s charter was substantially expanded to include oversight of the Company’s policies, programs, and strategies related to environmental stewardship, responsible investment, corporate citizenship, human rights, human capital management, ESG risk management, and other ESG matters, as well as other social and public matters of significance to the Company. This committee, now renamed our ESG Committee, also reviews and monitors the development and implementation of ESG targets, standards, metrics or methodologies, and reviews the Company’s public disclosures with respect to ESG matters.

Core Values and Foundational Beliefs

Our core values are the drivers that guide how we act in a distinctly TechnipFMC way so we can deliver on our purpose and achieve our vision. We bring our values to life through our behaviors-specific, observable, and measurable actions.

Our core values

Realizing possibilities	Achieving together	Building trust

The heart of everything we do

► We strive for ever better	► We work as one team	► We listen to improve
► We take initiative	► We share knowledge	► We partner constructively
► We learn from success and failure	► We embrace diversity of thought	► We seek to outperform

Our Foundational Beliefs are the cornerstone of our values that describe how we fundamentally do business and what we never compromise on, no matter the circumstances.

14	TechnipFMC

TechnipFMC Proxy Statement 2021

Code of Business Conduct

Our Code of Business Conduct is built on our Foundational Beliefs and gives our directors, officers, and employees a common language and playbook for decisions and actions that help us live our core values. We are committed to establishing and maintaining an effective compliance program that is intended to increase the likelihood of preventing, detecting, and correcting violations of Company policy and the law. Moreover, we have a hotline in place for employees, officers, directors, and external parties to anonymously report violations of our Code of Business Conduct or complaints regarding accounting and auditing practices. Reports of possible violations of financial or accounting policies are reported to our Audit Committee.

We will disclose amendments to, or waivers of, our Code of Business Conduct that are required to be disclosed under the U.S. Securities and Exchange Commission (“SEC”) and NYSE rules or any other applicable laws, rules, and regulations. Any waiver of our Code of Business Conduct for our officers and directors must be approved by the Board or a relevant Board committee. We have not made any such waivers, and do not anticipate making any such waiver.

15	TechnipFMC

TechnipFMC Proxy Statement 2021

Corporate Responsibility and Sustainability 2018-2020

We believe corporate responsibility and sustainability is a key element of our Company’s long-term success and is, therefore, one of our Foundational Beliefs. To ensure that the Company is collectively focused on making meaningful and tangible changes, we focused our sustainability efforts under three pillars for the years 2018-2020.

Corporate Responsibility and Sustainability Pillars

Supporting communities	Advancing gender diversity	Respecting the environment

Main objectives

We make a long-term positive impact in the communities where we live and work through active engagement in health, education, and local employment	We create an environment that encourages everyone to reach their full potential	We develop solutions and operations to minimize carbon intensity and the impact on the planet

►   Go beyond our commercial obligations to create in-country value through initiatives in health, education, and local employment

►   Enable employees to volunteer and support initiatives

►   Support and develop Science, Technology, Engineering, and Math (STEM) initiatives

► Ensure gender pay equity everywhere we operate ► Improve gender balance in the organization, across all functions and levels ► Promote women fairly and equally through the career development process

►   Reduce the carbon footprint of our facilities, products, and solutions

►   Provide the carbon footprint of all our deliverables to clients through conceptual studies

►   Set up an internal carbon price for the entire Company, projects, and operations to impact investment decisions

Over the last three years, we have set key performance targets for each of these pillars and measure our performance against these targets. In addition to these annual objectives, which are described further below, the Company demonstrates its commitment in other ways as it relates to climate change, energy efficiency, renewable resources, water management, material and waste management, and air emissions, all of which are described further within the Strategic Report of our U.K. Annual Report.

For instance, in 2020, TechnipFMC reaffirmed its support of the Ten Principles of the United Nations (“UN”) Global Compact in the areas of Human Rights, Labor, Environment, and Anti-Corruption. The UN Global Compact requires an annual Communication on Progress, which is submitted and made publicly available on the UN Global Compact website.

16	TechnipFMC

TechnipFMC Proxy Statement 2021

The UN Global Compact is also a call for action to achieve its 17 Sustainable Development Goals (“SDGs”). These societal goals are at the heart of the UN’s 2030 Agenda for Sustainable Development and are aimed at ending poverty, protecting the planet, and ensuring that all people enjoy peace and prosperity by 2030.

After evaluation, we have selected certain UN SDGs for which we believe we can achieve the greatest positive impact, given their relevance to our business and sustainability strategy. The application of these SDGs throughout this section are identified by the SDG icon labels.

Additionally, our Code of Business Conduct requires that we, among other things:

►	Design sustainable development initiatives with a focus on long-term added value;

►	Engage with local communities impacted by our activities in close coordination with our clients and contribute to social and economic self-sustainability;

►	Anticipate and minimize potential disruptions to the community;

►	Mitigate any negative impacts to local communities from our activities;

►	Contribute to local employment growth by fostering training and transfer of skills and technology; and

►	Respect local cultures and be aware of local practices and traditions, legislation, and cultural factors that may impact behaviors and decisions.

Our Code of Business Conduct also covers many sustainability issues, from fair employment practices and equal opportunity to Health, Safety, and Environment (“HSE”), human rights, and community involvement. We also have a Quality, Health, Safety, Environment, and Security (“QHSES”) program aimed at preventing accidents and incidents, ensuring personal and corporate accountability, and simplifying practices and processes across our Company. Backed by our Foundational Beliefs, our QHSES teams create a culture of engagement to develop the leadership behaviors that deliver enhanced performance and business results. Regarding human rights, the Company is specifically advancing compliance in recruitment, working conditions, and supply chain practices. Since 2018, we have been a proud member of Building Responsibly, an industry-led initiative enabling construction and engineering companies to collaborate around their shared values, advance their compliance programs, and agree on common approaches regarding worker welfare and human rights.

In addition, we have three specific networking groups involving subject matter experts from all of our business units: the Sustainability Network, the Inclusion & Diversity Network, and the Environmental Working Group (“EWG”). These groups implement our sustainability strategy, share knowledge and best practices, develop global and local initiatives and report on results.

17	TechnipFMC

TechnipFMC Proxy Statement 2021

Supporting Communities

Supporting Communities is our first sustainability pillar. Our Code of Business Conduct encourages employees to engage with local communities where we live and work, to contribute to their social and economic self-sustainability, and to ensure that TechnipFMC is a responsible corporate citizen in our communities. It is the foundation of that responsibility that forges our commitment to local communities.

Supporting Communities – Objectives

TechnipFMC supports and encourages its employees to volunteer and support their community development programs in line with our Code of Business Conduct and our Supporting Communities pillar. Objectives of the pillar included the following:

► Go beyond our commercial obligations to create in-country value through initiatives in health, education, and local employment	► Support and develop initiatives related to Science, Technology, Engineering, and Mathematics (STEM)	► Enable employees to volunteer and support initiatives

18	TechnipFMC

TechnipFMC Proxy Statement 2021

Go beyond our commercial obligations to create in-country value

Keeping our initiatives and commitment
to support local communities

In 2020, 340 volunteer initiatives were organized in 33 countries where TechnipFMC operates, compared to 346 initiatives in 33 countries in 2019. Employees spent approximately 27,700 volunteer hours in 2020, versus 26,500 in 2019, creating in-country value through actions in health, education, STEM, local employment, environment, gender diversity, and other relevant and impactful local issues. Despite the impact of the COVID-19 pandemic and lockdown in many countries where we operate, our teams were creative and resilient, even designing remote volunteering initiatives, and committed to our continuous support of local communities.

In the resource-strained environment around COVID-19, our teams donated personal protection equipment, facemasks, sanitizers, cleaning products, food, medical supplies, and other products to local hospitals, local communities around our facilities, and other charitable organizations. In the United Kingdom, Brazil, and Norway, we also used internal resources to develop and print face shields that were donated to hospitals and medical facilities. In total, we organized more than 100 initiatives in 19 countries and donated more than 100,000 facemasks from our employees and through partnerships with our clients and suppliers.

19	TechnipFMC

TechnipFMC Proxy Statement 2021

Support and develop STEM initiatives

In 2020, we continued to focus on holding at least one STEM initiative in each Company entity with more than 300 employees. Initiatives developed in 2019 and 2020 can be grouped into three main areas: working with schools and/ or organizations to promote STEM for children, promoting STEM careers for students and young professionals, and promoting STEM for employees’ children. Although 2020 brought unique challenges to our traditional STEM format, our employees’ innovative ideas allowed us to offer STEM initiatives that met necessary health protocols and further advanced the Company’s emphasis on STEM topics. For 2020, 73 STEM initiatives were organized in 15 countries.

Enable employees to volunteer and support initiatives

In 2020, we continued our global volunteering program, iVolunteer, which we launched in 2019. iVolunteer enables employees to support initiatives in the communities where they live and work to promote positive, tangible, and collective impact on these communities. Globally, in 2020, our employees participated in local initiatives and spent approximately 27,700 hours volunteering, demonstrating their commitment to our communities despite the COVID-19 pandemic.

20	TechnipFMC

TechnipFMC Proxy Statement 2021

Below are some examples of our community outreach in 2020:

United States

In February 2020, TechnipFMC hosted the third annual STEM Day in Houston, Texas. The initiative is part of our active engagement in the education of our community. The event presented 270 students an exciting, hands-on experience related to STEM projects, including experiments and stations related to our industry. We also participate regularly in numerous charitable events, including Women’s Initiative Day of Caring, Target Hunger Day of Caring, and the Veterans’ Program.

Other initiatives included being part of the Houston Heart Walk, an annual fundraising event dedicated to spreading awareness about cardiovascular health. Approximately 850 employees participated in a Virtual Heart Walk in 2020.

United Kingdom

Our team in Newcastle promoted volunteering month, putting together a suite of eleven virtual volunteering activities. For every Newcastle-based employee who took part, a donation was made to NHS Charities Together. Our teams from Dunfermline, Westhill, and vessels also organized several virtual volunteering initiatives.

France

Our team in France supports the non-profit organization, Elles Bougent (Girls on the Move). Elles Bougent promotes gender diversity in STEM, as well as making technical and industrial careers accessible for young female students. Our team in Sens also organized 19 volunteering initiatives to support its community and organized a STEM Day, meeting approximately 700 students in two high schools close to our site.

Brazil

In Brazil, we sponsor social and environmental programs for underprivileged children and young students from neighboring communities to help them develop and have equal opportunities, like the “Música Encantada” project where we have sponsored music classes for 250 children in the local community. Also, in 2020, our volunteers organized a beach cleaning activity in Macaé and Vitória, where 360 kg of waste was collected, and a Christmas campaign to donate food and toys to underprivileged communities.

Colombia	In Colombia, we implemented a new virtual volunteering initiative to enable our employees to use their knowledge to create courses for colleagues and their families.
Italy

TechnipFMC in Italy, in collaboration with Technical School Enrico Fermi based in Rome, is involved in the Alternanza Scuola-Lavoro (Education-Work Rotation) project. This collaboration enriches school programs with energy sector experience focused on oil and gas, enabling students to better understand the added value offered by working in our industry and at TechnipFMC.

21	TechnipFMC

TechnipFMC Proxy Statement 2021

Azerbaijan	TechnipFMC is promoting opportunities for students who aspire to work in the energy sector and who have a particular interest in our industry or related sectors through the Baku Master Program organized in collaboration with Heydar Aliyev Foundation. More than 53 students attending Baku Higher Oil School and Azerbaijan State Oil and Industrial University have enrolled and benefitted from the Baku Master Program, which is structured in seven industry modules and managed by our experts.
India	In India, our impact-driven sustainable initiative, Seed of Hope, has benefited more than 90,000 people over the years. It has enabled STEM education for girls, provided development workshops for youths, sponsored school fees for underprivileged children, supported communities after natural disasters, and promoted livelihood opportunities, clean energy, and a circular economy.
Malaysia	In Malaysia, our Go Success Program is a year-long holistic program that encompasses all branches of knowledge in education, including power motivation, technical education, soft skills, entrepreneurship, and public speaking. The program targets students but also teachers and parents as part of the students’ overall development. In Johor, our employees built a "recycled park” at a school near our site as part of our iVolunteer program.
Australia	In Australia, we have been developing a Reconciliation Action Plan and indigenous engagement activities. Since 2018, we have joined more than 1,000 government, corporate, and not-for-profit organizations in committing to build higher trust, lower prejudice, and increased pride in Aboriginal and Torres Strait Islander people and culture.
Ghana	TechnipFMC in Ghana handed over a 150-bed capacity Female Hostel to the Ellembelle District and the Charlotte Dolphyne Training Institute, located in the Western region of Ghana, fulfilling a need to provide adequate and safe accommodations for female students and improve their attendance in classes.

22	TechnipFMC

TechnipFMC Proxy Statement 2021

TechnipFMC Relief and Development Fund (“TRDF”)

The TRDF is a Company endowment fund created in 2011 to support social and charitable initiatives. Its main goals are to reinforce our corporate social responsibility and our local presence in the countries where we operate and to support not-for-profit social or general interest projects.

Every year, we select certain social projects, proposed and carried out by an association or a non-governmental organization, in a country where TechnipFMC has a long-term presence. In 2020, the TRDF helped:

►	Asedeme in Senegal to purchase a new school bus to transport children with mental disabilities to specialized daycare centers.

►	Asmae-Sister Emmanuelle to deliver aid related to COVID-19 in Egypt and the Philippines. We also supported a program on inclusive education for children and young adults with disabilities in Egypt.

►	Essor in Mozambique to improve the employability of the most vulnerable youth from Pemba, Cabo Delgado Province.

►	Inter Aide in Mozambique to improve maternal and child health in the rural populations of Monapo and Memba districts, Napula province.

►	Samu Social International in Angola to provide medical and psychological assistance to homeless youth in Luanda.

23	TechnipFMC

TechnipFMC Proxy Statement 2021

Advancing Gender Diversity

Advancing Gender Diversity is our second sustainability pillar, and we believe it is not only a matter of responsibility, but also a business imperative for our success. We do not tolerate unlawful discrimination related to employment, and our Code of Business Conduct requires that employment decisions related to recruitment, selection, evaluation, compensation, and development, among others, are not influenced by race, color, religion, gender, age, ethnic origin, nationality, sexual orientation, marital status, or disability. We also ensure that our suppliers, customers, and business partners are aware of our goal of creating a diverse and tolerant workforce.

Our global framework and key performance indicators for 2018 through 2020 and beyond aim to promote and accelerate the development of women in all functions of our global organization.

Advancing Gender Diversity – Objectives

Our Advancing Gender Diversity objectives included the following:
► Ensure gender pay equity everywhere we operate and review all jobs to ensure gender pay equity and monitor them through a full review every three years	► Improve gender balance in the organization, across all functions and levels	► Promote women fairly and equally through the career development process

24	TechnipFMC

TechnipFMC Proxy Statement 2021

Ensure gender pay equity

In 2018, we reviewed 100% of our Company job functions to ensure pay equity. We identified areas for improvement and completed all necessary salary adjustments in 2019 to ensure fair compensation for all of our employees.

For 2020 and beyond, we will continuously monitor our compensation programs with respect to pay equity. During our annual salary review process, we review average salary adjustments by gender, taking into account performance ranking and salary market competitiveness, in order to identify and address any discrepancies by gender. We perform similar analyses for the annual individual performance payout under the annual cash incentive plan, as well as long-term equity grants. For long-term equity grants, we aim for the gender distribution to reflect the gender distribution in the Company.

As part of our commitment to inclusion and diversity, employee well-being, and work-life balance, we announced a Global Parental Leave Policy in 2020 that became effective in 2021. Our core values and Foundational Beliefs support an atmosphere where employees can thrive professionally without sacrificing essential family obligations and well-being. For parents, we recognize and support the need to care for and bond with a newborn or newly adopted child. Through our Global Parental Leave Policy, our aim is that our employees experience an inclusive working environment and feel welcome and comfortable working at TechnipFMC as a parent.

Guidelines in the Global Parental Leave Policy include minimum levels of caregiver leave for birth/adoption, compensation, benefits and career development during caregiver leave, job protection during leave, working schedule and workplace adaptation, support of breastfeeding mothers, and time off for infant care. The policy is designed with gender equity and same-sex parents in mind and is defined using the terms “primary caregiver” and “secondary caregiver” in lieu of more traditional definitions. We recognize that every family is different and believe that our policies should apply consistently, whoever the primary caregiver is in a given family.

The policy provides global principles aimed at helping the countries design their own local parental leave policies, compliant with local legislation. The policy sets a minimum standard across the Company, and where local guidelines require additional benefits, the local guidelines are implemented.

25	TechnipFMC

TechnipFMC Proxy Statement 2021

Improve gender balance

In 2019, to foster a diverse and inclusive culture, we launched our “Diversity & Inclusion - it Matters!” e-learning module with an aim to raise awareness of our differences and help our employees improve as people and professionals.

This e-learning module was added to New Hire Orientation in 2020 to promote our commitment to advancing gender diversity and an inclusive culture where all employees can reach their full potential. We also continued to improve gender balance in 2020 with a focus on increasing the representation of women hired as new graduates. In 2020, 40% of all graduates hired globally were women, surpassing our goal of 30%.

TechnipFMC has developed a culture that is based on the values of trust, mutual respect, and dialogue. In accordance with local legislation, regular meetings with trade union-appointed and/or works council representatives are organized for information and/or consultation. The European Works Council (“EWC”) meets at least twice a year and all of our European entities had joined the EWC by the end of 2019 with the EWC agreement signed by participants’ representatives by the end of 2019. In the first quarter of 2020, the EWC elected its new member and held two meetings in 2020, the first in May and the second in December.

The Company also fosters Employee Resource Groups (“ERGs”), which are voluntary, employee-led focus groups dedicated to a diverse and inclusive work environment. We currently have seven active ERGs with approximately 1,800 members in the United States, the United Kingdom, and Australia, covering IDEA - Inclusion, Development, and Equality for All; Parents Network; Supporting TechnipFMC to Reach Its Vision of Equity; Black Organization for Leadership & Development; Young Professionals Group; Military Veterans & Friends Network; and Organization of Networking Employees. ERGs discuss and promote topics related to inclusion and diversity, develop and organize events internally and externally, support local initiatives, and propose actions to improve accessibility and inclusivity for all at the workplace. TechnipFMC provides executive support to our ERGs to help strengthen employee relations and improve the well-being of our people.

26	TechnipFMC

TechnipFMC Proxy Statement 2021

In 2020, our Chairman and CEO made the pledge to CEO Action for Diversity and Inclusion™, committing to create a trusting environment where all ideas are welcome and employees feel comfortable and empowered to draw on their unique experiences and backgrounds. CEO Action for Diversity & Inclusion™ is the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

As of December 31, 2020, TechnipFMC had the following number of employees:

	Male Employees		Female Employees		Total		% of Female Employees
	2019	2020	2019	2020	2019	2020	2019	2020
Executive officers	7	5	4	3	11	8	36%	38%
Senior managers	84	92	24	19	108	111	22%	19%
Employees on payroll (overall)	28,760	26,948	8,407	8,135	37,167	35,083	23%	23%

Promote women fairly and equally

Continuous discussions around improving representation of women in the organization helps us promote women fairly and equally throughout their career development process within our Company. In 2020, our People and Culture team reviewed all senior management succession plans to ensure that female candidates were considered and included. As a result, 76% of our succession plans in 2020 included at least one woman, which exceeded our 2020 objective to increase representation of women in succession plans by 5%.

The representation of women executives in 2020 increased by 2% compared to 2019. The representation of women in senior managers dropped from 22% to 19% in 2020 compared to 2019, respectively. We are committed to improving this dimension and took necessary steps in strengthening our succession plans and graduate intake in 2020. We have also developed an inclusive leadership curriculum, which, along with our executives’ commitment and systemic changes to policy and talent standards, should help improve female representation in senior manager roles in the medium to long term.

27	TechnipFMC

TechnipFMC Proxy Statement 2021

Respecting the Environment

Respecting the Environment is the third of our three sustainability pillars. We believe our environmental responsibility requires us to operate in a manner that minimizes the impact of our operations on the environment, develop sustainable solutions to reduce carbon emissions within our overall environmental footprint, and avoid any environmental incidents in our operations and activities.

Environmental Governance

Sustainability is one our Foundational Beliefs. Respecting the Environment is one of the three pillars of our sustainability strategy, described above.

As defined in our global QHSES policy, QHSES is managed as an integral part of our business, based on a genuine care and concern for people and the environment. We do not compromise on quality, safety, health, security, or environmental sustainability to achieve our financial, project, service, and manufacturing objectives. Our overall objectives regarding environmental responsibility are (i) to operate in a manner that minimizes the impact of our operations on the environment and develop sustainable solutions to reduce carbon emissions and our overall environmental footprint, and (ii) to avoid causing any environmental incidents.

We continue to commit resources and expertise to eliminate hazards, reduce risks, and prevent injury, ill health, and environmental pollution related to our activities through design, process improvement, and technologies.

A key element of our environmental management is our Global Environmental Management Standard, applicable to all our locations and projects globally. The standard and linked guidelines are an integral part of our global HSE management system. The standard and guidelines describe the minimum requirements and set the baseline for identifying potential environmental risk and opportunities, managing the environmental impact of our activities and projects during our business development, and improving our environmental performance. As part of our risk management process, environmental risks are regularly identified, monitored, and mitigated at every business level. The Company operates in a manner that minimizes the environmental impact of, and risks associated with, our activities, through effective environmental management standards that are implemented in an extended lifecycle context and perspective, fully in line with the latest ISO 14001 requirements and in compliance with all applicable marine environmental regulations. We seek to prevent and reduce our impact on the environment in accordance with legal requirements, ISO 14001 requirements, and international and internal standards. Environmental performance, including environmental incidents, rates, and risks, are consolidated monthly and reported to senior management.

28	TechnipFMC

TechnipFMC Proxy Statement 2021

Responsibility and Organization

The Company is committed to operating in compliance with all applicable environmental regulations, laws, and international codes and standards in the countries in which we operate. As such, environmental management is the responsibility of everyone at TechnipFMC, starting with our Board of Directors and ESG Committee. Our ESG Committee advises and recommends to the Board appropriate ESG practices and initiatives and oversees the Company’s progress in implementing its ESG practices and programs. The effective implementation of environmental policy depends upon management’s commitment, the accountability of every entity, an ongoing dialog with key stakeholders, and a chain of responsibility that extends to the workforce of the Company.

All entities and projects within the Company are managed by dedicated QHSES managers and directors, with a team of QHSES engineers and supervisors responsible for the application of the environmental rules in their respective areas to ensure that our environmental requirements are well implemented. Our Code of Business Conduct requires managers to inform employees, contractors, and suppliers of applicable environmental rules, procedures, and expected behaviors, and that people reporting to them receive the required environmental training.

A specific EWG reports to the Corporate QHSES team and coordinates a network of environmental specialists from all regions and business units. The EWG sets environmental programs, supports the enhancement of environmental performance, and develops global environmental initiatives involving all our regions and projects.

Respecting the Environment - Objectives

Our Respecting the Environment objectives included the following:
► Reduce the carbon footprint of our facilities, products, and solutions and reduce our greenhouse gas emissions	► Provide the carbon footprint of all our deliverables to clients	► Establish an internal carbon price for the entire Company, including projects and operations, to inform and impact investment decisions

29	TechnipFMC

TechnipFMC Proxy Statement 2021

Reduce our carbon footprint

We have focused on reducing our greenhouse gas (“GHG”) emissions, with an objective of reducing our Scope 1 and Scope 2 emissions by 5% each year since 2017. In addition, we have set clear ambitions to enhance our technological and service skills to serve our clients and to encourage them to make carbon-conscious choices and to drive our capital expenditure and operating expenditure decisions with a structured internal carbon price mechanism.

TechnipFMC is committed to reducing carbon emissions and its overall environmental footprint by developing new, innovative, and sustainable solutions in the oil and gas market. In 2018, the Company adopted a Global Greenhouse Gas Management standard to enhance the Company’s capabilities in GHG reduction in the Company’s business with focus on Scope 3 GHG emissions.

By December 31, 2020, approximately 80 carbon footprint studies had been completed, covering a review of Scope 1, Scope 2, and Scope 3 emissions in our supply chains in key countries.

Since 2018, total GHG emissions have decreased in line with Company objectives. In 2020, the total GHG Scope 1 and Scope 2 emissions were 427,003 tonnes of CO2 equivalent versus 469,955 tonnes of CO2 equivalent reported in 2019, representing a 9% annual reduction and a 37% overall reduction compared to our baseline year of 2017. The reduction in GHG is mainly linked to trends in our business activities and to our Energy Transition program.

In addition to our efforts in reducing our carbon emissions within our operations, TechnipFMC is also working to ensure our next generation of products are less carbon intensive. For example, our Subsea 2.0TM design included a lifecycle GHG analysis that demonstrated how our innovations for the production of trees may allow up to a 46% reduction in our carbon footprint as compared to the previous design.

30	TechnipFMC

TechnipFMC Proxy Statement 2021

Finally, the Carbon Footprint Training Program launched by the Company’s QHSES department for all business levels and projects in 2019 continued in 2020. By December 31, 2020, more than 40 training sessions for engineers and managers had been delivered in locations where we have a material presence. This program is focused on extending knowledge transfer, from the lifecycle perspective, and carbon footprint concepts to empower engineers in the implementation of a complete GHG analysis for all business lines and to increase managers’ competencies on the reduction of our carbon footprint across the organization.

GHG Emissions

The table below describes the annual quantity of GHG emissions resulting from activities the Company is responsible for and has operational control over (including the combustion of fuel and the operation of any facility), measured in tonnes of CO2 equivalent:

	2018		2019		2020
Total GHG Emissions	Direct	Indirect	Direct	Indirect	Direct	Indirect
(in metric tonnes CO2	emissions	emissions	emissions	emissions	emissions	emissions
equivalent)	Scope 1	Scope 2	Scope 1	Scope 2	Scope 1	Scope 2
Our Assets	254,535	60,401	283,545	39,932	278,628	35,583
Industrial sites	10,968	40,778	9,701	21,375	10,641	15,712
Fleet	242,117	21	272292	0	266,471	–
Offices	1,450	19,602	1,551	18,558	1,516	19,871
Our Projects	319,523	9,010	132,572	13,906	68,188	44,604
including Construction sites and Yards/Bases:
Onshore/Offshore	284,055	3,898	51,780	9,128	24,491	42,110
Subsea	29,658	2,840	76,023	2,873	37,477	1,736
Other	5,810	2,272	4,769	1,905	6,220	759
GHG Emissions by Scope	574,058	69,411	416,117	53,838	346,816	80,187
Total GHG Emissions	643,469		469,955		427,003

31	TechnipFMC

TechnipFMC Proxy Statement 2021

2% of the Company’s annual GHG emissions resulting from activities the Company is responsible for and has operational control over (including the combustion of fuel and the operation of any facility) for the year ended December 31, 2020 related to energy consumed in the United Kingdom and offshore area.

To ease yearly comparison and trend analysis, industrial sites, offices, and fleet are presented under Our Assets, as they are TechnipFMC’s permanent sites fully owned and operationally managed. Construction sites and Yards/Bases are aggregated under Our Projects and presented separately as they are usually temporary sites that are not owned by TechnipFMC but operationally managed during the construction phase. They are subject to variations from year to year, depending on the number and type of ongoing projects and the type of construction activities (e.g., early site work, civil work, construction, pre-commissioning, commissioning, or start-up).

Within Our Projects, Scope 1, direct emissions, and Scope 2, indirect emissions, decreased by 23% compared to 2019 due to reduced onshore and offshore construction and yard activities dedicated to major engineering, procurement, and construction (“EPC”) activities.

For Company assets, our Energy Transition program in place in different countries contributed to saving 4,661 tonnes of CO2 equivalent by using renewable energy in offices and manufacturing areas.

The annual quantity of emissions from the purchase of electricity, heat, steam, or cooling by the Company for its own use is described in the table below:

Total GHG emissions from the purchase of electricity, heat, steam, or cooling by the Company for its own use (in metric tonnes CO2 equivalent):	2018	2019	2020
Electricity	69,304	53,725	80,059
Heat	87	0	0
Steam	0	0	0
Cooling	20	113	128
Total Emissions	69,411	53,838	80,187

5% of the Company’s annual GHG emissions of electricity, heat, steam, or cooling by the Company for its own use for the year ended December 31, 2020 related to energy consumed in the United Kingdom and offshore area.

GHG Emissions Intensity

The Company’s GHG emissions intensity factor is calculated by dividing total Scope 1 and Scope 2 emissions by the environmental hours worked (corresponding to sites that contributed to environmental data reporting). Hours worked has been acknowledged as being most representative of the Company’s overall activity and is frequently used in HSE standards in the industry.

(in kg eq. CO2/hours worked)	2018	2019	2020
Total GHG Emissions Intensity	4.07	2.99	2.40

32	TechnipFMC

TechnipFMC Proxy Statement 2021

Energy Consumption

The aggregate of (i) the annual energy consumed from activities for which the Company is responsible (including the combustion of fuel and the operation of any facility) and (ii) the annual quantity of energy consumed resulting from the purchase of electricity, heat, steam, or cooling by the Company for its own use for the year ended December 31, 2020 was 1,624 GwH, of which 2% related to energy consumed in the United Kingdom and offshore area.

Methodology

Environmental data is collected through our QHSES reporting system, Synergi, a global, integrated software solution. Each of the Company’s reporting entities is required to consolidate and record its environmental data in Synergi every month. This data reflects the environmental performance of entities involved in the offices, construction sites, yards and spoolbases, manufacturing, and fleet operations when we own or manage the site in question and when we are responsible for managing the work.

Environmental data is aggregated for the analysis in Asset and Projects categories: industrial sites, fleet, and offices are consolidated as Our Assets since these three categories represent TechnipFMC’s permanent sites (owned or leased) under full operational control, while the EPC Construction sites and Yards/Bases are not all owned sites but are all under the operational control and responsibility of the Company for short- to medium-term periods (less than five years).

The reporting period is the financial year ending December 31, 2020. Figures for environmental indicators have been extracted from the Company reporting tool.

To calculate Scope 1 and Scope 2 GHG emissions, sites’ registered electricity consumption and fuel consumption are converted using emission factors from the IPCC Guidelines for National Greenhouse Gas Inventories, 2006 and from CAIT v8.0, 2011. Emission factors differ depending on fuel type, method of generating electricity, and country. The reporting tool calculates the resulting CO2 emissions.

Provide the carbon footprint to our clients

Our second Respecting the Environment objective aims to provide the carbon footprint of all our deliverables to clients through conceptual studies to help introduce our clients to new, low-carbon options in the early stages of projects and highlight the carbon footprint differences between each concept as early as possible. In 2019, carbon footprint calculation modules were developed and were implemented in our Technip Energies and Subsea conceptual studies.

In 2020, we launched proprietary Carbon Assessment Tools to enable the business to better understand how much carbon a facility or operation might produce. Our consultants offer proprietary Carbon Assessment Tools that provide a comparative carbon footprint of various design alternatives to support concept selection. In 2020, nine carbon footprint studies were performed in conceptual phase providing carbon-conscious solutions to our clients.

33	TechnipFMC

TechnipFMC Proxy Statement 2021

Internal carbon price

In 2019, TechnipFMC began developing a mechanism to establish an internal carbon price for the Company, focused on our assets, which should be implemented as part of the future Company’s investment decisions for capital expenditures. We followed the highest international standards on this topic, and, in 2019, we formed a business-integrated Internal Carbon Price Workgroup with the participation of our QHSES, EWG, Strategy, Finance, and Sustainability experts.

The purpose of the workgroup was to assess the potential impact of an internal carbon price on TechnipFMC’s capital expenditures. A case study was performed and several internal carbon price methodologies were applied. The case study emphasized the improvement of the Company’s cumulative cash flow, internal rate of return, and the reduction of the payback period, and valorized the most sustainable solutions in terms of carbon emission reduction.

As a result, in 2020, we further progressed with the development of a process to assess which capital investments take into account our internal carbon price, and we have also established a financial model for obtaining capital investment metrics. We defined an Internal Carbon Price and added related elements into our investment decision policy.

2020 Other Environmental Initiatives

Single-Use Plastics Elimination

TechnipFMC has also joined global initiatives for the protection of the oceans from plastics pollution. Plastics are recognized as valuable resources, and the Company is committed to reducing its use of single-use plastics in day- to-day working activities. A Single-Use Plastics Elimination (“SUPE”) project was launched in 2018 in 52 locations, comprising 28% of Company locations, and in the fleet with the aim of eliminating single-use plastics or substituting them with more sustainable and reusable items.

34	TechnipFMC

TechnipFMC Proxy Statement 2021

In 2018, the SUPE project saved approximately 167,000 plastic bottles and 2.3 million plastic cups.

In 2019, the SUPE project was extended to more than 40 countries. Approximately 139 locations, comprising 76% of the Company, and more than 30 vessels and projects completed the elimination of single-use plastic bottles and cups in 2019.

In 2020, we reduced plastics in our assets from 1,500 tonnes to 700 tonnes, with more than 86% of the Company participating in the SUPE project, encompassing approximately 159 locations.

Single-Use Plastics Elimination Project

Environmental Certifications

Despite operating in a complex industry, we are committed to successfully managing our environmental impacts. We measure our environmental performance and seek to operate through effective environmental management standards that are implemented in an extended lifecycle context and perspective.

The Company maintains a policy of seeking to implement environmental certification ISO 14001 where practicable. To meet this commitment, TechnipFMC has implemented an environmental management framework. By December 31, 2020, 74 entities were ISO 14001 certified, including all head offices and managed projects, industrial sites, and the Company fleet. For each of these entities, the environmental management system was verified and certified by an independent third party.

35	TechnipFMC

TechnipFMC Proxy Statement 2021

Corporate Responsibility and Sustainability 2021-2023

Environmental, Social, and Governance

The industry as a whole is focused on ESG issues. For TechnipFMC, our approach to ESG will be measured and will have one clear goal: To drive real and sustainable change that favorably impacts our Company, our industry, and our communities.

These are some of the actions we are undertaking:

►	In June 2020, the Company expanded its commitment to diversity across our organization. As a result, we adopted an Inclusion and Diversity objective, which includes not only gender but also underrepresented minorities, including those differentiated by religion, sexual orientation, and disability. This focus empowers our people to be the difference through inclusion and embracing the value of diversity.

►	In November 2020, we made our 50 by 30 commitment. This is our roadmap to reduce CO2 emissions under Scopes 1 and 2 by 50% by 2030.

►	At the same time, we defined our ESG Strategy for 2021-2023 and the way we will track our performance using a three-year scorecard, which will be updated annually. This improved transparency and accountability will help us deliver tangible results in the short term.

2021-2023 ESG Strategy

Environment: We will play our role in reducing carbon footprint from the upstream oil and gas industry.

Our carbon footprint	Our clients’ carbon footprint	Waste management
► Targeting 50% reduction of CO2 by 2030 (Scope 1 and 2) ► Establish Scope 3 reduction targets	► 33% of order intake linked to lower carbon intensity offerings ► Establish target reduction in carbon intensity for our clients’ offerings-establish baseline in 2020	► 10% of waste from our assets and projects is recycled and reused ► 10% reduction of water consumption

►	50 by 30 sets out our Scope 1 and 2 CO2 reduction targets (covering fuel combustion, Company vehicles, fugitive emissions, as well as purchased electricity, heat, and steam). By 2023, we will establish our Scope 3 targets (covering purchased goods and services, business travel, employee commuting, waste disposal, use of sold products, transportation and distribution, investments, and leased assets and franchises).

►	We will help reduce our clients’ carbon footprint. We want 33% of our orders to be linked to lower carbon intensity offerings and will establish carbon reduction targets for our clients, baselined to 2020.

►	We will waste less. We will cut water consumption by 10% and reduce waste from our assets and projects by 10%, with a focus on recycling and reuse.

36	TechnipFMC

TechnipFMC Proxy Statement 2021

Social: We will drive sustainable change in the communities where we live and work.

Awareness and culture	Fair representation	Community
► 100% of all senior managers trained in inclusive leadership learning ► Inclusion & Diversity lens applied to employee benefits and policies	► 45% of graduates hired are women ► 20% improvement in under-represented populations in senior management	► Increase the number of global STEM initiatives by 20% ► Increase the number of employees engaged globally in volunteering by 20%

►	All senior managers will go through inclusive leadership learning, and we will apply an inclusion and diversity lens to our employee benefits and policies.

►	We will underline the importance of fair representation. We will increase the number of people from underrepresented populations in senior management by 20%, while women will make up 45% of graduates hired.

Governance: How we do business is as important as why we do business.

Leadership in HSE	Responsible business behavior	Responsible business behavior
► Continued implementation of SIF prevention projects, with goal of reaching 400 projects ► Industry advocate for IOGP Lifesaving Rules	► Implement third-party risk management program, with focus on human rights due diligence and audits, on 100% of high-risk suppliers ► Yearly ethics and compliance training for all managerial levels	► Define remuneration of leadership and senior managers to include linkage to net carbon footprint ► Governance model established and reviewed with Board ESG committee

We never compromise on safety and we are committed to raising the bar on workers’ welfare.

►	We will implement 400 SIF (Serious Injuries and Fatalities) Prevention projects. We will also be an industry advocate for the International Association of Oil & Gas Producers Lifesaving Rules.

►	Our decisions have ethical dimensions. Managers will continue to receive yearly ethics and compliance training, and we will audit high-risk suppliers for their human rights practices.

►	Our leaders and senior managers’ compensation will be linked to our net carbon footprint, and our governance model will be reviewed by the Board’s ESG Committee.

Beyond the scorecard

Beyond the defined the ESG scorecard, we will continue to make a difference in the communities where we live and work and to support their efforts through initiatives such as iVolunteer.

37	TechnipFMC

TechnipFMC Proxy Statement 2021

Corporate Governance

The Board believes that the purpose of corporate governance is to facilitate effective oversight and management of the Company to maximize shareholder value in a manner consistent with our vision statement, purpose, core values, Foundational Beliefs, Code of Business Conduct, and all applicable legal requirements.

The Board provides accountability, objectivity, perspective, judgment, and, in some cases, specific industry or technical knowledge or experience. In carrying out its responsibilities to our shareholders, the fundamental role of the Board is to ensure continuity of leadership; the implementation, understanding, and pursuit of a sound strategy for the success of our Company; and the availability of financial and management resources and the implementation of control systems to carry out that strategy.

Governance Guidelines and Key Board Practices

Our Corporate Governance Guidelines (“Governance Guidelines”) contain general principles and practices regarding the function of the Board and its committees. The Governance Guidelines establish a framework to guide the Board in its oversight responsibilities in a manner that is independent of management and aligned with the interests of our shareholders. The Board reviews these governance practices, the laws of England and Wales under which we are incorporated, the U.K. Disclosure Guidance and Transparency Rules, the regulations, directives, and decisions of the European Union, the rules and listing standards of the NYSE and Euronext, and the regulations of the SEC, as well as best practices recognized by governance authorities, to benchmark the standards under which it operates.

Key Elements and Practices

►	Composition of the Board. Our Board seeks to attract professionals who are not only qualified under the governance rules pertinent to our Company but also bring diversity of thought and experience. Our ESG Committee considers multiple factors when determining whether a candidate is qualified to serve on our Board in order to achieve a balance between fresh perspectives and the deep knowledge and experience of our more tenured directors. As such, our ESG Committee often considers a candidate’s:

(a) Experience in corporate management, as a board member of another publicly held company, and in finance and accounting and/or compensation practices
(b) Professional and academic experience relevant to our industry
(c) Leadership skills
(d) Cultural perspective and diversity of thought
(e) Ability to commit the time required for service on our Board

►	Board and Committee Evaluations. Each year our directors complete a self-evaluation to determine whether the Board and its committees are functioning effectively. Additionally, each of the Audit, Compensation, and ESG Committees conducts a separate evaluation of its own performance and the adequacy of its charter. These evaluations include an assessment of the diversity of talents, expertise, and occupational and personal backgrounds of the Board members. The ESG Committee receives comments from all directors and reports the results of the evaluations annually to the Board, as well as recommendations for improvements in the overall performance of the Board and its committees.

►	New Director Orientation and Continuing Education. An orientation program has been developed for new non-executive directors, which includes written materials and meetings with our executive officers. The orientation

38	TechnipFMC

TechnipFMC Proxy Statement 2021

program is designed to provide general information about our Board and its committees; a review of director duties and responsibilities; and comprehensive information about our industry, operations, strategies, and challenges.

The Board believes that ongoing education is important for maintaining an effective Board. Accordingly, our Board encourages directors to participate in ongoing education, and reimburses directors for expenses incurred in connection with such education programs.

►	Retirement Policy. As further described in our Governance Guidelines, a non-executive director whose birth date occurs prior to July 1st must retire at the annual general meeting of shareholders of the Company during the year of such director’s 72nd birthday, and a non-executive director whose birth date occurs on or after July 1st must retire at the annual general meeting of shareholders of the Company the year following such director’s 72nd birthday. Our Board may waive this policy on a case-by-case basis on the recommendation of the ESG Committee if it deems a waiver to be in the best interests of the Company and its shareholders.

►	Director Share Ownership Requirements. Within five years following initial election to the Board, directors are required to own Ordinary Shares with a value equal to or more than five times the Company’s annual cash retainer paid to directors.

Shareholder Engagement

The Company annually seeks feedback through engagement with shareholders, and we continued this practice in 2020. Our relationship and ongoing dialogue with our shareholders is an important part of our Board’s corporate governance commitment. For our 2020-2021 engagement, we contacted proxy advisory firms and our top shareholders representing approximately 42% of our Ordinary Shares outstanding. Management, and in some instances, our ESG Committee Chair, held meetings with proxy advisory firms and shareholders representing approximately 18% of our Ordinary Shares outstanding.

Through these engagements, the Company received feedback on our strategic and financial performance, including our Spin-off of Technip Energies, executive compensation, Board composition and governance topics, as well as important environmental and social issues. Some shareholders did not require a meeting as they either indicated their support for our compensation and governance practices or did not have questions regarding our compensation or governance practices.

We are pleased that we received high support on all of our 2020 proposals. Importantly, the 86% approval for our 2019 executive compensation program was a marked increase over the prior year results. As executive compensation programs evolve, the Board remains committed to continuing the dialogue with shareholders regarding our compensation philosophies and practices.

Furthermore, in early 2020, we also engaged our shareholders in order to discuss more broadly our announced Spin-off transaction, which was completed on February 16, 2021, Board leadership structure, general Board practices, our executive compensation program, and our sustainability efforts. We welcomed our shareholders’ feedback and suggestions in maintaining the balance between strengthening the link between pay and performance, retaining and motivating our executives, and appropriately compensating our executives for outperformance, while increasing long-term shareholder value.

39	TechnipFMC

TechnipFMC Proxy Statement 2021

Board Alignment with Shareholder Feedback

What We Heard	What We Did
Reinforce the link between annual incentive measures and business strategy and market conditions

►   We began 2020 with annual incentive plan measures identical to those in 2019 - EBITDA, EBITDA as a Percentage of Revenue, and Working Capital Days - to reflect business performance aligned with shareholder interests and priorities at the beginning of the year.

►    As a result of the COVID-19 pandemic and oil and gas market decline, generating cash flow and delivering cost reduction became urgent. As a result, we adopted Free Cash Flow Conversion and Incremental Cost Savings as our two annual incentive plan measures for Q2 through Q4 2020, and our compensation committee set the Q1 2020 payout metrics to payout at 0%.

►    25% of our 2020 annual cash incentive plan continued to be based on individual performance indicators that included specific objectives regarding sustainability in our business performance, further reinforcing the Company’s commitment to our Foundational Beliefs while we focused on responding to the challenging business environment.

►    70% of our long-term equity incentive plan awards pay out based on Company performance, which is determined based on relative TSR performance measured against a peer group. Payout under the plan is capped at 100% if the Company’s absolute TSR is negative.

►    In 2021, we have introduced an ESG metric in our annual cash incentive plan (25% weighting) to directly link our compensation program to our ESG objectives. We will continue to include EBITDA as a Percentage of Revenue and Free Cash Flow from Operations as measures in the annual cash incentive plan, with an objective to increase our operating profitability, leverage cost efficiencies, maintain the financial health and liquidity of the Company, and drive shareholder value creation.

40	TechnipFMC

TechnipFMC Proxy Statement 2021

What We Heard	What We Did
Reinforce the link between annual incentive measures and business strategy and market conditions

►    We began 2020 with annual incentive plan measures identical to those in 2019 - EBITDA, EBITDA as a Percentage of Revenue, and Working Capital Days - to reflect business performance aligned with shareholder interests and priorities at the beginning of the year.

►    As a result of the COVID-19 pandemic and oil and gas market decline, generating cash flow and delivering cost reduction became urgent. As a result, we adopted Free Cash Flow Conversion and Incremental Cost Savings as our two annual incentive plan measures for Q2 through Q4 2020, and we set the Q1 2020 payout metrics to payout at 0%.

►    25% of our 2020 annual cash incentive plan continued to be based on individual performance indicators that included specific objectives regarding sustainability in our business performance, further reinforcing the Company’s commitment to our Foundational Beliefs while we focused on responding to the challenging business environment.

►    70% of our long-term equity incentive plan awards pay out based on Company performance, which is determined based on relative TSR performance measured against a peer group. Payout under the plan is capped at 100% if the Company’s absolute TSR is negative.

►    In 2021, we have introduced an ESG metric in our annual cash incentive plan (25% weighting) to directly link our compensation program to our ESG objectives. We will continue to include EBITDA as a Percentage of Revenue and Free Cash Flow from Operations as measures in the annual cash incentive plan, with an objective to increase our operating profitability, leverage cost efficiencies, maintain the financial health and liquidity of the Company, and drive shareholder value creation.

Consider increasing the at-risk portion of executive compensation

►   Some shareholders do not consider stock options as at-risk as they believe time-based stock options do not include performance conditions despite their intrinsic performance threshold

For 2020, we discontinued the use of stock options, and ensured that performance-based equity now represents 70% of annual equity awards.

41	TechnipFMC

TechnipFMC Proxy Statement 2021

What We Heard	What We Did
Improve transparency on outcomes under annual incentive plan and vesting of PSUs ► Some shareholders requested clarity regarding PSU payouts during periods of declining performance	This Proxy Statement provides details of performance and vesting for the 2018 PSU grant that vested in 2020, as well as the payout scale for the 2020 PSU grant.
Effective Board size and importance of balanced Board leadership	Upon the completion of our Spin-off, we reduced the size of our Board from 15 to 10 directors, which will be further reduced to nine directors at our Annual Meeting. We continue to balance our Board leadership between our Executive Chairman and Independent Lead Director.
Disclosing shareholder feedback from shareholder engagement program and Company response	We continued our practice of providing transparent and comprehensive disclosure of our shareholder engagement program, including this list of feedback received, and our response to shareholder concerns.

42	TechnipFMC

TechnipFMC Proxy Statement 2021

Leadership Structure of the Board

The Board believes that our shareholders are best served by a Board that has the flexibility to adjust our leadership structure to the evolving needs of the Company. In 2019, with the completion of the post-merger integration, the Board determined that combining the roles of Chairman and CEO, paired with a strong Lead Independent Director, would be in the best interests of our shareholders. Pascal Colombani served as our Lead Independent Director until the closing of our Spin-off, at which time Claire S. Farley was appointed as the Board’s Lead Independent Director.

Each of the Chairman’s and Independent Lead Director’s specific responsibilities are listed below:

Executive and Board Leadership

Douglas J. Pferdehirt
Chairman of the Board and CEO

Key Responsibilities
► All strategic and operational aspects of the Company	► Managing all executives of the Company
► Serving as the principal external spokesperson for the Company with analysts, investors, media, and clients	► Leading the Board ► High-level government and client engagement

Independent Leadership
Claire S. Farley
Lead Independent Director

Key Responsibilities
► Approving Board meeting schedules and agendas	► Acting as the liaison between the independent directors and the Chairman and CEO
► Presiding over all meetings of the Board at which the Chairman and CEO is not present	► Monitoring and reporting to the Board any conflicts of interests of directors
► Calling meetings of the Board, as necessary ► Presiding over executive sessions of the independent directors	► Participating in the Company’s shareholder engagement program, when required

43	TechnipFMC

TechnipFMC Proxy Statement 2021

Our Board believes that a combined Chairman and CEO leads to a more effective Board that remains balanced and independent due to the presence of a strong Lead Independent Director, while also creating a unified approach on corporate strategy development and execution and streamlining accountability for our performance.

►	Balanced, Independent, and Effective Board - The Board believes that a combined Chairman and CEO leadership structure is balanced by the oversight of the remaining members of our Board, each of whom is an independent director, and ensures that the Board functions independently. Moreover, only independent directors serve on our Audit Committee, Compensation Committee, and ESG Committee. In addition, the Board nominated Ms. Farley to serve as Lead Independent Director, who has the ability to call meetings of the Board and presides over executive sessions of the Board. For transparency and alignment, our Compensation Committee consults all independent directors in setting our CEO’s compensation, but the authority to approve our CEO’s compensation remains with the fully independent Compensation Committee. In addition, our CEO’s annual performance objectives are reported and evaluated by both the Compensation Committee and the ESG Committee to ensure a comprehensive, inclusive, and diverse analysis and evaluation of our CEO’s annual performance. Finally, the Board believes that the Company’s Governance Guidelines, and the quality, stature, and substantive business knowledge of the Board, as well as the Board’s culture of open communication and transparency with the CEO and senior management, are conducive to Board effectiveness with a combined Chairman and CEO position.

►	Unified Approach on Corporate Strategy Development and Execution - Mr. Pferdehirt is the individual with primary responsibility for managing the Company’s day-to-day operations and is best positioned to chair regular Board meetings as the Board discusses key business and strategic issues and to focus the Board’s attention on strategies and opportunities of greatest importance to the Company and its shareholders. This was proven to be particularly important during and after the Company’s Spin-off of Technip Energies. This leadership structure also allows the Board to benefit from Mr. Pferdehirt’s knowledge of the Company’s business, market opportunities, and risks, and facilitates communications and relations with other members of senior management.

►	Streamline Accountability - Combining the roles of Chairman and CEO creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company.

As our Company evolves, the Board will regularly evaluate the Board leadership structure to ensure it continues to meet the needs of the Company, and to ensure that it provides strong, independent oversight for our shareholders. In particular, as part of this evaluation, the Board will consider the outcomes of the annual Board and committee self-evaluation process and feedback received from shareholders, in addition to other factors, including the current state of the Company’s strategy and operations, recent Company performance, market and industry factors, and peer company practices.

44	TechnipFMC

TechnipFMC Proxy Statement 2021

Board Composition and Criteria for Board Membership

Our Board seeks directors whose complementary and diverse knowledge, experience, and skills provide a broad range of perspectives and leadership expertise in areas critical to the Company. These include expertise in the energy and engineering industry, strategic planning and business development, business operations, sustainability and emerging technologies, finance and audit, corporate governance, and other areas important to the Company’s strategy and oversight. Our Board also assesses director age, tenure, and Board continuity and strives to achieve a balance between the perspectives of new directors and those of longer-serving directors with institutional insights.

Criteria for Board Membership in Governance Guidelines

Our Governance Guidelines state that candidates for our Board, in order to be nominated by our ESG Committee, must be qualified and eligible to serve under applicable law, our articles of association (“Articles”), and the NYSE and Euronext rules, and should have:

►	A high level of personal and professional integrity
►	Strong ethics and values
►	The ability to make mature business judgments

In addition, the Governance Guidelines provide that the ESG Committee may consider additional factors when determining whether a candidate is qualified to serve on our Board, including the candidate’s:

►	Experience in corporate management, as a board member of another publicly held company, and in finance and accounting and/or compensation practices
►	Professional and academic experience relevant to our industry
►	Leadership skills
►	Cultural perspective and diversity of thought
►	Ability to commit the time required for service on our Board

45	TechnipFMC

TechnipFMC Proxy Statement 2021

Board Composition, Refreshment, and Succession Planning

The ESG Committee regularly evaluates the composition of our Board and considers whether the Board has the right set of backgrounds, experience, skills, diversity, and qualifications to effectively oversee our Company’s strategy and our executives’ execution of that strategy. One of the key goals of our Board composition is to ensure we have the right skills and experience on our Board to execute our strategic goals successfully and efficiently. As such, the Board actively considers diversity of backgrounds, experience, skills, geography, and perspectives, including gender and cultural diversity, in the recruitment and nomination of directors. Our current directors possess a diversity of such skills, experience, and expertise that are relevant to our business, such as the following:

►	Executive leadership
►	Industry experience
►	Corporate governance and legal
►	Strategy and risk management
►	Cultural and gender diversity
►	Sustainability and emerging technologies
►	Outside public company board service
►	Finance and audit
►	Acquisition, divestment, and investment portfolio management

In 2019 and 2020, our ESG Committee, with the assistance of Spencer Stuart, a nationally recognized director search firm, identified, screened, and assessed the capabilities of potential new director candidates. This resulted in the Company identifying and appointing new Board members in 2019, 2020, and 2021: Mr. Yearwood and Mses. Øvrum and Zurquiyah, respectively, as part of our ongoing Board refreshment focus.

In addition to evaluating directors’ skills and experience that tie directly to our business strategy, the ESG Committee also regularly considers any changes in the professional status, independence, outside commitments, and other public company directorships of our directors to assess the potential impact of these changes on the Board’s effectiveness.

As further described in our Governance Guidelines, a non-executive director whose birth date occurs prior to July 1st must retire at the annual general meeting of shareholders of the Company during the year of such director’s 72nd birthday, and a non-executive director whose birth date occurs on or after July 1st must retire at the annual general meeting of shareholders of the Company the year following such director’s 72nd birthday. Our Board may waive this policy on a case-by-case basis on the recommendation of the ESG Committee if it deems a waiver to be in the best interests of the Company and its shareholders.

46	TechnipFMC

TechnipFMC Proxy Statement 2021

Board and Committee Evaluations

The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices. The ESG Committee reviews regularly the Board’s composition, including the key skills and experience represented on the Board, to ensure it meets the changing needs of the business, also taking into consideration the outcomes of the annual Board and committee self-evaluation process, feedback received from shareholders, and evolving market best practices with respect to governance.

The ESG Committee’s annual evaluation process to evaluate Board effectiveness includes a full Board evaluation and committee evaluations.

Process is Initiated	Evaluation Distributed	Analysis	Presentation of Results
The ESG Committee reviews and approves the process to evaluate the performance of the Board of Directors and its three committees.

Questionnaires are distributed through a third-party web-based platform. The process encourages candid responses from our directors and promotes productive discussions.

Questionnaires solicit
feedback on issues,
including:

►    Board/Committee operations

►    Succession planning

►    Committee composition, processes, and effectiveness

►    Board dynamics

►    Director preparation, participation, and contribution

►    Management preparation and communications

		Completed questionnaires are analyzed and summarized by Company management and reported to the ESG Committee Chair.	The ESG Committee Chair reviews the results of the evaluations with the full Board and each committee to determine areas of opportunity.

47	TechnipFMC

TechnipFMC Proxy Statement 2021

Board Commitments

In conjunction with our Board and committee evaluations, our ESG Committee is responsible for ensuring that our directors possess and demonstrate a willingness to devote the required time and attention to Board duties and to otherwise fulfill the responsibilities required of directors. During our 2020-2021 shareholder engagement, certain institutional investors and proxy advisory firms raised concerns about potential overboarding.

Number of Other Public Company Boards

0	2
Douglas J. Pferdehirt, John O’Leary	Kay G. Priestly, Margareth Øvrum, Sophie Zurquiyah

1	4
Peter Mellbye, Claire S. Farley, John Yearwood	Eleazar de Carvalho Filho

As noted above, a majority of our directors serve on no more than two other public company boards of directors. Our ESG Committee and our Board believe that each of our directors has demonstrated, and will continue to demonstrate, her or his expertise and ability to dedicate sufficient time to carry out Board duties effectively and diligently. Our directors’ outside board service or other commitments did not limit their ability to devote the required time and attention to their duties as directors of the Company as evidenced by the 100% attendance rate at our 2020 Board meetings for all but one director.

In assessing our directors’ ability to devote the required time to his or her Board duties, the ESG Committee reviews the nature of the other companies on which they serve, including whether any board service is with a company that is either affiliated with their employer or affiliated with one of their other directorships. The Committee also discusses with each director the time commitments and expectations of his or her other board duties to ensure that he or she can continue to serve the Company and its shareholders effectively.

Mr. Carvalho Filho’s duties as a director of Companhia Brasileira de Distribuicão (Grupo Pão de Açúcar) (“GPA”) include serving on the board of a GPA affiliate, Cnova N.V. GPA has a 34% ownership interest in Cnova N.V. and three out of nine directors on Cnova N.V.’s board of directors are appointed by GPA. As such, Mr. Carvalho Filho’s role and time commitment at these two companies differs from serving on two traditional, unrelated publicly traded companies. Notably, Mr. Carvalho Filho has attended 100% of all Board meetings since the formation of TechnipFMC. His preparedness for meetings and active engagement with our Board and management continues to demonstrate his commitment to our Company and its shareholders.

Shareholder Recommendations for Future Candidates

Shareholders may submit recommendations for future candidates for election to the Board for consideration by the ESG Committee by writing to us at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom, Attention: Corporate Secretary. All recommendations from shareholders will be reviewed by the ESG Committee. The ESG Committee evaluates nominees recommended by shareholders in the same manner in which it evaluates other nominees. Please see “Criteria for Board Membership in Governance Guidelines" above.

48	TechnipFMC

TechnipFMC Proxy Statement 2021

Enterprise Risk Management

Executive management is responsible for the day-to-day management of the risks the Company faces, while our Board, as a whole and through its various committees, has responsibility for the oversight of risk management for the Company. The Company has an Enterprise Risk Management (“ERM”) process and framework to identify and evaluate varying levels of risk and their potential impact on the Company, as well as steps to further mitigate those risks. As part of the ERM framework, our senior management, led by our CEO, undertakes a process that identifies, categorizes, and analyzes the relative severity and likelihood of the various risks to which the Company is or may be subject. In addition, our Board and its committees receive periodic reports from senior management that identify and assess significant enterprise-related risks and address mitigation strategies and plans implemented or proposed for each key risk.

In addition, while the Board has ultimate responsibility for overall risk management oversight, it has designated each of its three Board committees with oversight of certain risks within their own areas of responsibility, as indicated in the table below.

Audit	Compensation	ESG

► Legal and regulatory compliance related to financial statements and disclosures

► Financial reporting and internal controls

► Liquidity

► Contract management

► Cybersecurity

► Other risks, such as taxes and foreign exchange

► Insurance

► Legal and regulatory compliance related to compensation and benefits ► Compensation policies and practices (including employee benefit plans and administration of equity plans)

► Legal and regulatory compliance related to corporate governance

►  Director succession

►  Crisis management preparedness

► Emergency procedures for management succession

►  Environmental, sustainability, and governance

49	TechnipFMC

TechnipFMC Proxy Statement 2021

Committees of the Board of Directors

In 2020, to better reflect our focus on corporate responsibility and sustainability at the Board level, the Nominating and Corporate Governance Committee’s charter was substantially expanded to include oversight of the Company’s policies, programs, and strategies related to environmental stewardship, responsible investment, corporate citizenship, human rights, human capital management, ESG risk management, and other ESG matters, as well as other social and public matters of significance to the Company. This committee, now renamed our ESG Committee, also reviews and monitors the development and implementation of ESG targets, standards, metrics or methodologies, and reviews the Company’s public disclosures with respect to ESG matters.

Accordingly, our Board currently has an Audit Committee, a Compensation Committee, and an ESG Committee, each of which comprises a minimum of three directors selected by the Board upon recommendation of the ESG Committee. Each member of our Audit Committee, Compensation Committee, and ESG Committee, which includes all members of our Board other than our Chairman and CEO, meets the independence standards as defined under the NYSE’s listing standards and SEC rules, as applicable. Additionally, each member of our Audit Committee qualifies as an “audit committee financial expert,” as defined by SEC rules.

The Board receives regular updates from its committees on individual categories of risk, including strategy, financial/operations, cybersecurity, people, technology, investment, legal/compliance, political/legislative/regulatory, and corporate responsibility and sustainability. Each of these committees operates pursuant to a written charter setting out the functions and responsibilities of the committee, which is reviewed annually, and may be viewed on our website at www.technipfmc.com under the heading “About us > Governance:”

50	TechnipFMC

TechnipFMC Proxy Statement 2021

Audit Committee

2020 Meetings: 6
Current Members	Primary Responsibilities
Kay G. Priestly (Chair) Eleazar de Carvalho Filho Sophie Zurquiyah	► Oversight of the financial management and control of the Company, as well as oversight of the Company’s independent registered public accounting firm
► Monitoring the Company’s financial reporting process
► Reviewing the Company’s consolidated financial statements and internal controls with management and the independent auditor
► Monitoring the Company’s compliance with its internal accounting and control policies, as well as legal and regulatory requirements to the extent such compliance relates to the consolidated financial statements and financial disclosures
► Selecting, subject to shareholder approval, the Company’s independent auditor, and reviewing the qualifications, independence, performance, and remuneration of such independent auditor
► Reviewing the effectiveness and performance of the Company’s internal audit function
► Considers risks relating to cybersecurity and receives regular reports on the Company’s cyber readiness, adversary assessment, risk profile status, and any countermeasures being undertaken or considered by the Company
► Reviewing the effectiveness of processes for reviewing and escalating financial-related allegations reported through the Company’s allegation hotline

51	TechnipFMC

TechnipFMC Proxy Statement 2021

Compensation Committee

2020 Meetings: 5
Current Members	Primary Responsibilities
James M. Ringler (Chair) John O’Leary (Chair-elect)[1] Claire S. Farley John Yearwood	► Reviewing, evaluating, and approving the agreements, plans, policies, and programs of the Company to compensate its independent directors, the Chairman and CEO, and other officers
► Consistent with equity plans approved by the Company’s shareholders, reviewing, evaluating, and approving all equity awards by the Company to executive officers and approving the number of equity securities or equity derivatives that the CEO is authorized to allocate to all other employees at his discretion
► Reviewing the compensation disclosures in the Company’s U.K. annual report and proxy statement for the Company’s annual general meeting of shareholders
► Producing the Compensation Committee Report to be included in the Company’s proxy statement
► Reviewing, evaluating, and approving the directors’ remuneration policy and the directors’ remuneration report
► Otherwise discharging the Board’s responsibilities related to compensation of the Company’s executive officers and directors

(1)	Mr. Ringler, the Company’s current Compensation Committee Chair will not stand for re-election at the Annual Meeting. Mr. O’Leary will be appointed as Compensation Committee Chair, contingent upon his re-election, effective May 20, 2021.

ESG Committee

2020 Meetings: 6
Current Members	Primary Responsibilities
Peter Mellbye (Chair) Margareth Øvrum John Yearwood	► Advising and making recommendations to the Board regarding corporate governance and ESG practices and initiatives aznd overseeing the Company’s progress in implementing its practices and programs
► Monitoring the development and implementation of the Company’s compliance program (including procedures for allegation reporting, investigation, and remediation) to ensure that the Company operates in compliance with the principles of ethical conduct and good governance
► Identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and recommending director nominees to the Board for election at the annual general meeting of shareholders or for appointment to fill vacancies on the Board
► Recommending directors to serve on each committee of the Board and recommending the Lead Independent Director
► Leading the Board in the annual performance evaluation of the Board and its committees

52	TechnipFMC

TechnipFMC Proxy Statement 2021

Board Meetings and Attendance

Our Board met in person or by telephone conference six times in 2020.

All directors attended 100% of our Board meetings and 100% of their committee meetings in 2020, except for Mr. Caudoux. Mr. Caudoux recused himself from two meetings of the Board and one Audit Committee meeting related to the negotiation and approval of the Share Purchase Agreement and Relationship Agreement between the Company and Bpifrance Participations SA, where he serves as Deputy Chief Executive Officer. As such, he attended 80% of our Board meetings and 83% of Audit Committee meetings in 2020.

We encourage our directors to attend the annual general meeting of shareholders. Due to the COVID-19 travel restrictions and precautions, none of our directors was able to attend our 2020 Annual Meeting.

Director Independence

Annual Review of Independence

The ESG Committee conducts an annual review of the independence of Board members and reports its findings to the full Board, which then makes a determination as to the independence of each director, as defined under the standards adopted by the NYSE. These standards specify certain relationships that are prohibited in order for a director to be deemed independent. In addition to these objective standards, our Board makes a subjective determination of independence by evaluating all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with whom the director has an affiliation.

The Board has not adopted a policy that deems a director to be non-independent after a certain tenure on the Board as we believe our retirement policy and natural turnover will achieve the appropriate balance between long-term directors with deep institutional knowledge and new directors who bring fresh perspectives and diversity to our Board. Our Board reviews director tenure in connection with its director independence determinations. If all of our director nominees are elected at the Annual Meeting, the average tenure of our independent directors will be three years as the Board believes prior service on our legacy companies differed in breadth and scope from current service on our Board.

The Board’s independence determinations included a review of all 2020 commercial transactions, relationships, and arrangements between us and our subsidiaries, affiliates, and executive officers with entities associated with our directors or members of their immediate family. Such transactions, relationships, and arrangements are summarized below.

53	TechnipFMC

TechnipFMC Proxy Statement 2021

►

The Board considered that Mses. Farley, Øvrum, and Priestly, and Messrs. Houssin, Mellbye, O’Leary, and Ringler each served as directors or executive officers at companies that have had commercial business relationships with the Company in 2020, all of which were ordinary course commercial transactions.

►

Claire S. Farley - In 2019, after a robust due diligence and evaluation process, the Company selected KKR & Co. (“KKR”) to be its recommended provider for our Subsea clients seeking alternative financing arrangements.

The arrangement expired on March 21, 2020. Ms. Farley is a Senior Advisor of KKR and was not involved in the preparation of KKR’s presentation to the Company, which was submitted by a separate group at KKR than the group managed by Ms. Farley. When providing these financing arrangements, KKR contracted directly with the Company’s clients with no direct involvement of the Company, and Ms. Farley, in her role at KKR, had no involvement with any such contracts. Ms. Farley did not receive any direct compensation or direct financial benefit from the selection of KKR by the Company.

►

Margareth Øvrum - Ms. Øvrum is a member of the Board of Directors of FMC Corporation, our former parent company. We and FMC Corporation are parties to a separation and distribution agreement and a joint litigation defense agreement that relate to the separation of the companies’ businesses that occurred in 2001.

►	James M. Ringler - Mr. Ringler is a director of John Bean Technologies Corporation (“JBT”). FMC Technologies and JBT are parties to a separation and distribution agreement and a tax sharing agreement that relate to the Spin-off of FMC Technologies’ FoodTech and Airport Systems businesses (acquired by JBT) that occurred in July 2008.

Independence Determination

In determining that none of the relationships noted above affected the independence of any of the interested directors, the ESG Committee considered the nature of the transactions, the dollar amounts involved, and the respective director’s role, if any, in the transaction.

Based on the report and recommendation of the ESG Committee, the Board has affirmatively determined that each of our non-executive directors is “independent” as defined under the NYSE listing standards. As such, following our Annual Meeting, eight of our nine directors will be non-executive, independent directors. In addition, the Board has affirmatively determined that all of the members of the Audit Committee and Compensation Committee satisfy the enhanced independence criteria required for such members under regulations adopted by the SEC and NYSE listing standards.

54	TechnipFMC

TechnipFMC Proxy Statement 2021

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

In 2020, the members of the Compensation Committee of the Board were Claire S. Farley, John O’Leary, Joseph Rinaldi, James M. Ringler, and John Yearwood, none of whom has ever been an officer or employee of the Company or any of our subsidiaries or had any relationships requiring disclosure with us or any of our subsidiaries. None of our executive officers has ever served on the board of directors or the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

Communications with Directors

To provide our shareholders and other interested parties with a direct and open line of communication to our Board, a process has been established for communications with any member of the Board, including our Lead Independent Director, the Chair of any of our committees, or with our non-employee directors as a group, by sending such written communication to c/o Lead Independent Director, TechnipFMC plc, One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom. Please visit our website at www.technipfmc.com for any changes to our principal headquarters address. All communications will be received, processed, and then directed to the appropriate member(s) of our Board, other than, at the Board’s request, certain items unrelated to the Board’s duties, such as spam, junk mail, solicitations, employment inquires, and similar items.

55	TechnipFMC

TechnipFMC Proxy Statement 2021

Director Compensation

This section describes the Company’s compensation programs that apply to our non-executive directors. The compensation of our Chairman and CEO, Douglas Pferdehirt, is included in the “Executive Compensation Discussion and Analysis” section below because he is a NEO under SEC rules.

Non-executive Director Compensation

Compensation for our non-executive directors was developed by the Compensation Committee with the assistance of its compensation consultant, Willis Towers Watson, and approved by the Board. The program, which comprises cash compensation and RSU awards, is designed to reflect the practices of both U.S. and European companies as determined by reference to the peer groups discussed in “Executive Compensation Discussion and Analysis.”

The directors’ compensation program is intended to provide a competitive package that enables the Company to attract and retain highly skilled individuals with relevant experience and the necessary time and ability to serve on the board of a company of our size, complexity, and geographical breadth. The program balances the practices within our market norms in our core geographies, and the varied expectations of our diverse shareholder base. Given the global talent pool that our directors represent, the program is also designed to provide sufficient flexibility in the form of compensation delivered to meet the needs of individuals who are located in different countries and the travel that is often required to attend meetings, while ensuring that a substantial portion of directors’ compensation is linked to the long-term success of the Company.

Key Non-executive Director Compensation Practices
TechnipFMC uses an independent consulting firm, Willis Towers Watson, to recommend changes in compensation for non-executive directors.
Any changes to our director compensation program are reviewed and approved by our Compensation Committee, comprising independent directors.
Any changes to our director compensation program recommended by our Compensation Committee must be ratified by a vote of our full Board.
Our Directors’ Remuneration Policy reflects sector and geographic (U.S. and European) peer groups to reflect the global nature of the Company, and both U.S. and European compensation practices given the global nature of the Company, our dual NYSE and Euronext Paris listings, and our U.K. incorporation.
Our Directors’ Remuneration Policy provides for an annual cap on total remuneration (i.e., cash and equity awards) of $500,000.
Each non-executive director is subject to a share ownership requirement of 5x the annual cash retainer.

56	TechnipFMC

TechnipFMC Proxy Statement 2021

Components of Non-executive Director Compensation

The following table describes the components of the Company’s non-executive director compensation program for 2020 pursuant to our Directors’ Remuneration Policy, which was approved at our 2018 Annual Meeting.

In April 2020, as a result of the global COVID-19 pandemic, sharp decline in oil prices, and the resulting impact on our business, the annual cash retainer for our Board of Directors was reduced by 30% for the remainder of 2020, effective May 1, 2020.

Compensation Element	Compensation
Annual Cash Retainer	$100,000 from January to April 2020 $70,000 from May 2020 to December 2020
Annual Equity Grant

$175,000 in RSUs, vesting after one year of service, and starting with the 2020 award, settled in Ordinary Shares on a date elected by the non-executive director that is either (a) after a period of one to 10 years from the grant date or (b) upon their separation from Board service. The elections are made prior to the beginning of the grant year and are irrevocable after December 31st of the year prior to grant.

RSUs granted prior to 2020 vested after one year of service and will be settled upon separation from Board service.

Annual Chair Fee	$20,000 for Audit Committee $15,000 for Compensation Committee $10,000 for ESG Committee $10,000 for Strategy Committee
Annual Lead Independent Director Fee	$50,000
Committee Meeting Fee	$2,500 per committee meeting
Other Benefits	Reimbursement of travel and other related expenses incurred in connection with attending Board and committee meetings Assistance for the annual individual U.K. tax return

57	TechnipFMC

TechnipFMC Proxy Statement 2021

Non-executive Director Compensation Table

The following table details the total compensation for our non-executive directors for the year ended December 31, 2020. Our Chairman and CEO, Mr. Pferdehirt, is not included in the table below as he was an employee during 2020 and did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[3]	All Other Compensation ($)[4]	Total($)
	Annual Cash Retainer ($)[1]	Additional Fees ($)[2]
Arnaud Caudoux[5]	0	0	0	0	0
Eleazar de Carvalho Filho	80,000	10,000	174,996	3,638	268,634
Pascal Colombani	80,000	67,500	174,996	3,638	326,134
Marie-Ange Debon	80,000	30,000	174,996	3,638	288,634
Claire S. Farley	80,000	17,500	174,996	0	272,496
Didier Houssin	80,000	17,500	174,996	3,638	276,134
Peter Mellbye	80,000	27,500	174,996	4,207	286,703
John O’Leary	80,000	10,000	174,996	3,638	268,634
Margareth Øvrum[6]	17,500	2,500	0	0	20,000
Olivier Piou[7]	80,000	17,500	306,245	2,037	405,782
Kay G. Priestly	80,000	10,000	174,996	3,638	268,634
Joseph Rinaldi	80,000	20,000	174,996	3,638	278,634
James M. Ringler	80,000	25,000	174,996	3,638	283,634
John Yearwood[7]	80,000	20,000	306,245	1,859	408,104

(1)	Includes temporary 30% reduction in annual cash retainer from May 1, 2020 to December 31, 2020.
(2)	Includes the amount of fees paid for attendance at committee meetings and additional fees paid to the Chair of each Board committee and to the Lead Independent Director.
(3)	Restricted stock unit grants were made on March 9, 2020, valued at $9.29 per share, the closing price on the NYSE of the Company’s Ordinary Shares on such date. The aggregate value for all of the Company’s non-executive directors was $2,362,447 as of the grant date and was computed in accordance with the SEC proxy disclosure rules and Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The annual RSU grant vests after one year of service but is settled in Ordinary Shares on a date elected by the non-executive director that is either (a) after a period of 1 to 10 years from the grant date or (b) upon their separation from Board service. RSUs granted prior to 2020 vested after one year of service and will be settled upon separation from Board service. The RSUs are forfeited if a director ceases service on the Board prior to the vesting date of the RSUs, except in the event of death or disability. Unvested RSUs will be settled and are payable in Ordinary Shares upon the death or disability of a director or in the event of a change in control of the Company. The aggregate outstanding RSUs held by each of the Company’s non-executive directors, other than Ms. Øvrum and Messrs. Piou and Yearwood on December 31, 2020 was 38,033 RSUs (19,196 of which were vested but not yet settled in Ordinary Shares as of December 31, 2020). Messrs. Piou and Yearwood held 32,965 RSUs as of December 31, 2020, which were unvested. Ms. Øvrum joined the Board of Directors on October 1, 2020. She will receive a pro-rated grant of RSUs for her service in 2020 as part of her annual grant in 2021. Dividend equivalents will accumulate on the RSUs to the extent the Company pays dividends on its Ordinary Shares.
(4)	Includes assistance for annual individual U.K. tax return.
(5)	Mr. Caudoux waived his cash and equity remuneration because of the policies of his employer, Bpifrance.
(6)	Ms. Øvrum joined the Board of Directors on October 1, 2020. She will receive a pro-rated grant of RSUs for her service in 2020 as part of her annual grant in 2021.
(7)	Messrs. Piou and Yearwood joined the Board of Directors of the Company on June 1, 2019. They each received a pro-rated grant of RSUs for their service in 2019 as part of their annual grant in 2020.

58	TechnipFMC

TechnipFMC Proxy Statement 2021

Other Benefits

Each non-executive director receives reimbursement for travel and other related expenses incurred in connection with attending Board and committee meetings.

Director Share Ownership Requirements

To further align the interests of non-executive directors with the interests of the Company’s shareholders, each non-executive director is subject to a share ownership requirement.
Ownership Requirement	5x the annual cash retainer
Covered Share Interests	Ordinary Shares and RSUs that the Director owns and/or has a beneficial interest in
Time for Achievement	Five years from initial appointment

All of our Directors met their pro-rated share ownership requirements as of December 31, 2020.

Mses. Øvrum and Zurquiyah joined the Board in October 2020 and April 2021, respectively, and therefore, did not hold any equity awards as of December 31, 2020. Mr. Caudoux waived his annual cash and equity remuneration because of the policies of his employer, Bpifrance, and accordingly, he was not subject to any share ownership requirements.

Impact of Spin-off on Director Stock Awards

On February 16, 2021, TechnipFMC separated into two independent, publicly traded companies, TechnipFMC and Technip Energies. Upon the completion of the Spin-off, Ms. Debon and Messrs. Caudoux, Colombani, Houssin, and Rinaldi resigned from our Board and joined the Board of Directors of Technip Energies. Mr Piou also resigned from our Board, effective February 16, 2021.

For Ms. Debon and Messrs. Colombani, Houssin, and Rinaldi, vesting for their RSUs granted on March 9, 2020 was accelerated to a date two weeks prior to the Spin-off date (February 2, 2021). All of their vested equity awards were distributed to them on February 2, 2021, upon separation from service from our Board.

For our current Board, their RSUs granted on March 9, 2020 were adjusted using an adjustment ratio, calculated as the ratio of the closing price of TechnipFMC on the NYSE on the date immediately prior to the Spin-off to the closing price of TechnipFMC on the NYSE on the date immediately after the Spin-off. The vesting date of March 9, 2021 remained the same. Our current directors’ vested 2017, 2018, and 2019 RSUs were also adjusted using the adjustment ratio.

59	TechnipFMC

TechnipFMC Proxy Statement 2021

Executive Compensation Discussion and Analysis

2020 Compensation Program Updates

Our Compensation Committee values shareholder feedback, carefully reflecting on the results of shareholder advisory votes and input received during shareholder engagement. At our 2020 Annual Meeting, 85.8% of votes cast approved our 2019 executive compensation program as disclosed in our 2020 Proxy Statement.

Our Board and executive leadership were pleased with this increase in support of our executive compensation program and will continue a dialogue with our shareholders to receive valuable input within the context of our pay-for- performance philosophy, business, and strategies.

Impact of the COVID-19 Pandemic and Oil Price Decline on Our Executive Compensation Program

In the first quarter of 2020, the global COVID-19 pandemic, sharp decline in oil prices, and equity market volatility materially changed the business environment and outlook for TechnipFMC. Our Board and management took decisive action at the outset of the pandemic - first and foremost to protect, support, and ensure the health, safety, and wellbeing of our people - and to continue to serve our clients at the highest level while focusing on business continuity and executing our strategic priorities.

In March 2020, we announced that while the rationale for the Spin-off of Technip Energies remained unchanged, we would delay the Spin-off until markets sufficiently recovered. We also decided to accelerate our cost reduction and efficiency efforts worldwide to continue to focus on operating profitability through the downturn.

In addition, our Compensation Committee took swift and decisive actions in response to the unprecedented global health and economic crisis and made changes to our executive compensation program, including the following:

►	Reduced the annual base salary for our Chairman and CEO by 30% and for other executive officers by 20% for the remainder of 2020, effective May 1, 2020.

►	Reduced annual cash retainers for our Board of Directors by 30% for the remainder of 2020, effective May 1, 2020.

►	Updated our annual cash incentive plan measures effective April 1, 2020, and applied a cap on payout:

►	Due to the COVID-19 pandemic and business downturn, the Company’s strategic priorities shifted to a significantly greater focus on cash flow, liquidity, and business sustainability. To better align our executives’ compensation with these critical priorities, the financial measures for the 2020 annual cash incentive plan were changed from EBITDA, EBITDA as a Percentage of Revenue, and Working Capital Days to Incremental Cost Savings (37.5% weighting) and Free Cash Flow Conversion (37.5%), for the last three quarters of 2020. The Incremental Cost Savings metric measures our performance against our publicly disclosed Cost Reduction Program. The Free Cash Flow Conversion metric (ratio of Free Cash Flow to Adjusted Net Income) measures the quality of our earnings and is important for liquidity.

►	Due to the volatility in the oil and gas market, the annual incentive plan targets set at the beginning of 2020 were no longer considered applicable. Accordingly, performance and payout for the Q1 2020 business performance indicators were set at 0% by the Compensation Committee.

►	25% of our 2020 annual cash incentive plan continued to be based on individual performance indicators that included specific objectives regarding sustainability in our business performance, further reinforcing the

60	TechnipFMC

TechnipFMC Proxy Statement 2021

Company’s commitment to our Foundational Beliefs while we focused on responding to the challenging business environment.

►	In addition to updating our Q2-Q4 2020 performance metrics to swiftly respond to changing short-term business priorities, we also capped the payout for the business performance indicators under the 2020 annual cash incentive plan at target (100%), with no upside for above-target performance. Limiting payouts at target (compared to 200% in prior years) in a volatile business environment helps align with shareholder interests.

►	No changes were made to the annual equity awards previously granted and not vested.

In addition to the changes to executive compensation above, the cost reduction program completed by the Company in 2020 also included the following changes to global, broad-based employee compensation and benefits programs:

►	Significant reduction in global headcount;

►	Furlough programs instituted in certain locations and businesses;

►	A global salary freeze for all employees, other than salary increases mandated by union agreements or local regulations; and

►	Changes to the annual cash incentive plan for eligible employees mirrored the changes for our executives, namely: changing the annual cash incentive plan’s business performance indicators for Q2-Q4 2020 to Incremental Cost Savings and Free Cash Flow Conversion, as well as capping payout for business performance indicators at target (100%).

Changes to Our Executive Compensation Program in Response to Shareholder Feedback

Listed below are the key changes made to our executive compensation program in 2020 and 2021, both as part of our annual review process, as well as in response to shareholder feedback:

►	Discontinued the use of stock options based on feedback from shareholders that stock options are not performancebased. A majority of our long-term equity plan continues to be performance-based, consisting of 70% PSUs and 30% RSUs.

►	In 2019, the long-term equity award grant was based on two performance measures, ROIC and relative TSR. However, for 2020, the volatility in the oil and gas business environment, as well as our Spin-off, made it challenging to set meaningful ROIC targets, and as a result, a single performance measure, relative TSR, was selected. We believe that this measure is strongly aligned with shareholder interests and is a meaningful measure of our long-term performance.

►	Continued to base a portion of our CEO’s annual cash incentive on certain sustainability measures to further reinforce the Company’s commitment to our Foundational Beliefs. For 2021, we have included an ESG metric (25% weighting) in our annual cash incentive plan to drive accountability and strengthen the link between our compensation program and our ESG commitments and objectives. More information is provided below and in “Elements of Executive Compensation-2021 Annual Cash Incentive Plan.”

►	Updated our Compensation Peer Group and Relative TSR Peer Group to reflect changes in our business environment.

►	Enhanced disclosures in our Compensation Discussion and Analysis, including descriptions of the individual performance component of our annual cash incentive plan, our PSU plan performance, our target-setting process, and our peer group selection rationale.

61	TechnipFMC

TechnipFMC Proxy Statement 2021

Looking Ahead - 2021 Changes to Our Executive Compensation Program

In January 2021, due to increased clarity in market outlook, coupled with a demonstrated ability to successfully execute projects during a unique and challenging year, we announced the resumption of activities towards separation into two industry-leading, independent, publicly traded companies, TechnipFMC and Technip Energies, which was completed on February 16, 2021. Each of the two separated companies, TechnipFMC and Technip Energies will set their respective executive compensation programs, practices, and compensation levels based on their respective business objectives and as approved by the Compensation Committee of the Board of Directors for each company.

The Compensation Committee anticipates certain changes to the TechnipFMC executive compensation program in 2021, based on continued feedback from shareholders, as well as a review of our business and competitive strategy, following the Spin-off.

2021 Long-Term Equity Mix	2021 Annual Incentive Plan Performance Measures

►	We anticipate a review of our 2021 Compensation Peer Group and Relative TSR Peer Group, to reflect our post Spin-off business strategy and competitive landscape as a fully integrated technology and services provider.

►	Our 2021 annual cash incentive plan will include the following performance measures: EBITDA as a Percentage of Revenue (25%), Free Cash Flow from Operations (25%), ESG Performance (25%), and individual annual performance indicators (25%).

►	In 2020, we provided a comprehensive overview of our ESG efforts to our investors including new initiatives to be realized through 2023 and a commitment to deliver a 50 percent reduction in Scope 1 and 2 equivalent GHG emissions by 2030. In order to directly link our compensation program to our ESG commitments and objectives, we will include an ESG measure in our 2021 annual cash incentive plan at 25% weighting. Performance for this measure will be based on an ESG scorecard that includes environmental (carbon footprint, waste recycling), social (fair representation, awareness and culture, community initiatives), and governance (HSE leadership, human rights due diligence, ethics and compliance) measures.

►	We will continue to include EBITDA as a Percentage of Revenue and Free Cash Flow from Operations as measures in the annual cash incentive plan, with an objective to increase our operating profitability, leverage cost efficiencies, maintain the financial health and liquidity of the Company, and drive shareholder value creation.

►	Our annual long-term equity incentive award will continue to comprise 70% PSUs (payout based on relative TSR performance) and 30% RSUs, as we believe a higher weighting of performance-based equity aligns more closely with shareholder interests.

62	TechnipFMC

TechnipFMC Proxy Statement 2021

Named Executive Officers

Douglas J. Pferdehirt Age: 57 Position Held in 2020: Chairman and Chief Executive Officer
Maryann T. Mannen Age: 58 Position Held in 2020: Executive Vice President and Chief Financial Officer
Justin Rounce Age: 54 Position Held in 2020: Executive Vice President and Chief Technology Officer
Arnaud Pieton Age: 47 Positions Held in 2020: President of Subsea from January 1 through October 2, 2020	President and CEO-elect of Technip Energies from October 2, 2020 through December 31, 2020
Barry Glickman Age: 52 Position Held in 2020: President of Surface
Catherine MacGregor Age: 48 Position Held in 2020: President of Technip Energies from January 1 through October 2, 2020	Departed from TechnipFMC on October 31, 2020
Nello Uccelletti Age: 67 Position Held in 2020: Advisor to the CEO from January 1 through February 29, 2020	Retired from TechnipFMC on February 29, 2020

63	TechnipFMC

TechnipFMC Proxy Statement 2021

2020 Performance and Impact
on Executive Compensation

Company Overview

TechnipFMC plc, a public limited company incorporated and organized under the laws of England and Wales, with registered number 09909709, and with its registered office at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom, is a leading technology provider to the traditional and new energy industries, delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments - Subsea and Surface Technologies - we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership and digital innovation.

Each of our approximately 20,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

Executive Compensation Highlights

Our vision to enhance the performance of the world’s energy industry is supported by the relentless drive of every individual at TechnipFMC. We are united by one single purpose: to bring together the scope, knowledge, and determination to transform our clients’ project economics. Our executive compensation is designed to help us achieve our vision by:

►	Motivating our executive officers to achieve and exceed our short-term and long-term goals and objectives

►	Aligning the interest of our executive officers with the interests of our shareholders by focusing our executive compensation program on drivers of sustainable shareholder value and by ensuring a majority of executive compensation is at-risk

►	Providing market competitive levels of compensation to help us retain and attract exceptionally talented individuals who can deliver on our vision

64	TechnipFMC

TechnipFMC Proxy Statement 2021

What We Do:	What We Don’t Do

► Pay for performance by aligning performance measures with our strategy and shareholder interests

► Majority of NEO compensation is performance-based, “at-risk” long-term compensation

► Maintain a clawback policy in the event of malfeasance or fraud

► Require robust executive and director share ownership wrequirements

► Engage an independent, external compensation consultant

► Benchmark compensation against relevant global and industry peer groups

► Cap PSU payout at target when relative TSR exceeds peers’ TSR but absolute TSR is negative

► No single-trigger vesting upon a change-in-control

► No guaranteed bonuses

► No uncapped incentives

► No tax gross-ups on any severance payments

► No excessive perquisites, benefits, or pension payments

► No discounting, reloading, or repricing of stock options

► No hedging and pledging of Company securities

As intended by our pay-for-performance program, and as outlined in the sections below, our 2020 executive compensation was directly impacted by our performance against key financial, operational, and individual measures.

Emphasize Pay-for-Performance

(1)	Excludes Ms. MacGregor and Mr. Uccelletti as they left the Company during 2020.
(2)	Base salary includes the pay reduction from May 1, 2020 to December 31, 2020 in response to the COVID-19 pandemic and associated industry downturn.
(3)	RSUs are included in variable pay because their delivered value is based on share price at vesting.

65	TechnipFMC

TechnipFMC Proxy Statement 2021

►	Total target compensation is made up of salary, an annual cash incentive, and long-term equity incentives.

►	Our compensation program is strongly linked to performance, and a majority of our NEOs’ pay is variable, at-risk compensation.

►	Total target compensation is benchmarked relative to appropriate peer groups by our independent compensation consultant and is targeted at market median.

►	Annual cash incentive is based on financial performance (75%) and individual performance in areas of strategic significance (25%).

►	Payouts for the financial portion are based on quantifiable performance. There is no payout if Company performance is below a minimum level of performance due to our emphasis on paying for performance. Payouts increase with increasing levels of performance and there is a cap on payout at maximum performance. Notably, for the 2020 annual cash incentive plan, this cap for financial performance was further reduced to a cap of 100% payout at target performance. Performance targets and goals are predetermined, communicated in advance, and disclosed publicly.

►	Payout for the individual performance indicators are based on rigorous, individual goal setting and year-end evaluation of performance.

►	PSUs comprise the majority of long-term equity incentives (70%) with vesting contingent on relative TSR performance, measured over three years.

►	Payouts for the PSU plan are based on performance. There is no payout if Company performance is below a minimum level of performance, and there is a cap on payout at maximum performance. In addition, in the case of negative absolute TSR performance, payouts are capped at target, even if our TSR performance relative to our Relative TSR Peer Group (as defined below) is above target. Performance targets and goals are pre-determined, communicated in advance, and disclosed publicly.

►	The remainder of the long-term equity incentives are delivered in the form of RSUs. The delivered value of RSUs to NEOs is also based on share price performance.

►	In 2020, stock options were removed from our executive compensation program, based on feedback from shareholders that stock options are not performance-based.

►	All long-term equity incentive awards vest at the end of three years, providing a significant retention incentive to NEOs.

66	TechnipFMC

TechnipFMC Proxy Statement 2021

TechnipFMC 2020 Performance

The record inbound orders and solid execution of 2019 gave us strong momentum into the new year, but 2020 abruptly shifted to a year of unprecedented global challenges due to the COVID-19 pandemic and the sharp drop in demand for oil and natural gas. Throughout this period, the health and well-being of our people and those of the communities in which we work remained our top priority. Still, there were many notable accomplishments in 2020 as a result of the tireless efforts and unwavering commitment of the women and men of TechnipFMC. Through their determination, innovation, and resilience, we also protected our backlog and remained focused on project execution, enabling us to deliver strong performance and achieve our financial guidance across all segments.

Through collaboration, we found solutions that allowed us to move projects forward safely, earning recognition from clients, and others in the industry. Our solutions add value to some of the largest capital investments in the world. With the introduction of our Subsea integrated engineering, procurement, construction, and installation (“iEPCI™”) business model, we are changing the way projects are conceived and executed by lowering project costs and accelerating the delivery of initial hydrocarbon production.

The integrated business model is unlocking incremental opportunities and materially expanding the deepwater opportunity set. Since the first iEPCI™ project was awarded in 2016, market adoption of the business model has grown, and in 2019, we secured more than 70% of the industry’s integrated project awards. We received additional integrated awards in 2020, all of which came from repeat iEPCI™ customers.

Our Subsea front-end engineering teams remained very active, with an acceleration in front-end studies as we progressed through the second half of the year. More than 50% of these studies today are utilizing an integrated approach, leveraging the benefits of our digital Subsea Studio™ offering and positioning us well for future iEPCI™ awards.

In November, we provided a comprehensive overview of our ESG efforts, including new initiatives to be realized through 2023 and a bold commitment to deliver a 50 percent reduction in Scope 1 and 2 equivalent GHG emissions by 2030. As part of our efforts to drive sustainable change, we introduced key elements of our digital transformation, including Subsea Studio™ and iComplete™, both of which will improve project economics, enhance performance, and reduce emissions.

TechnipFMC is well-positioned for the Energy Transition, with significant offshore opportunities in Subsea including novel wind, wave energy, carbon storage, and green hydrogen. Deep Purple™ is one such initiative, where we are leveraging our core capabilities: iEPCI™, proprietary technologies, and partner alliances. Additionally, we see future opportunities driven by our investments in early phase projects and solutions that accelerate the role of our technologies in the Energy Transition as we continue to redefine offshore energy.

Throughout 2020, we continued our work to separate TechnipFMC into two industry-leading, pure-play companies, with the transaction now completed through the Spin-off of Technip Energies on February 16, 2021.

TechnipFMC shareholders received, as a dividend, one ordinary share of Technip Energies N.V. for every five ordinary shares of TechnipFMC held at the close of business on the record date. Technip Energies is now an independent public company. Its ordinary shares are traded under the ticker symbol “TE” on the Euronext Paris Exchange and its Level 1 ADRs trade over-the-counter in the United States.

67	TechnipFMC

TechnipFMC Proxy Statement 2021

TechnipFMC is a leading technology provider to the traditional and new energy industries, delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

TechnipFMC will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete™), technology leadership, and digital innovation.

Technip Energies is a leading engineering and technology company, with leadership positions in LNG, hydrogen, and ethylene, as well as growing market positions in blue and green hydrogen, sustainable chemistry, and CO2 management.

The company benefits from its robust project delivery model supported by an extensive technology, products, and services offering.

The new company includes Genesis - a leader in advisory services and front-end engineering.

Creating Two Industry Leaders

Creating Two Industry Leaders

Distinct and expanding market opportunities and specific customer bases	Robust backlogs supporting future revenue

Enhanced focus of management, resources and capital	Compelling and distinct investment profiles

Continuing to reshape the energy industry and create value for all stakeholders

The executive compensation programs for these two companies will continue to emphasize performance and will be tailored to each company’s business and strategy.

68	TechnipFMC

TechnipFMC Proxy Statement 2021

Key Strategic Achievements in 2020

We have summarized some of our key 2020 results and achievements below.

Subsea
► Inbound orders of $4 billion, supported by higher mix of service and small project activity ► Additional integrated awards all from repeat iEPCI™ customers

Technip Energies
► Second consecutive year of revenue growth, driven by LNG and downstream projects ► Approximately 60% of total order backlog linked to energy transition, including LNG

Surface Technologies

► International revenue more than 60% of total segment, with increased revenue in technology-driven businesses

► Significant decline in North America market activity partially mitigated by aggressive cost reduction

(1)	Reported financial results for the twelve months ended December 31, 2020 and inbound and backlog as of December 31, 2020 are as reported in our Form 10-K.

69	TechnipFMC

TechnipFMC Proxy Statement 2021

Market Leadership

Subsea

► Achieved inbound orders of $4 billion, including contract awards for:

► ExxonMobil Payara project in Guyana

► Libra Consortium’s Mero 2 project in Brazil

► BP Platina iEPCI™ project in Angola

► Introduced Subsea Studio™, a digital front-end design offering that will be extended to incorporate the execution and field management phases of a project

► Identified opportunity set for all-electric subsea production solution that may exceed $8 billion through 2030, benefiting from reduced infrastructure requirements while generating incremental tieback opportunities with a lower carbon footprint

► In collaboration with Halliburton, introduced Odassea™, the first distributed acoustic sensing solution for subsea wells, enabling operators to reduce total cost ownership while improving reservoir knowledge

► Introduced Deep Purple™, a collaboration with clients and partners to integrate offshore renewable electricity and subsea hydrogen storage to provide power to subsea infrastructure and clean energy to consumers when at scale

Technip Energies

► Inbound orders more than doubled versus the prior-year driven by EPC contract awards for:

► Sempra LNG’s and IEnova’s Energía Costa Azul LNG Facility in Mexico

► Assiut National Oil Processing Company project for a new hydrocracking complex in Egypt

► Shell’s Moerdijk Plant in the Netherlands to modernize ethylene furnaces and reduce total site emissions

► Strong momentum in sustainable chemistry across our three core areas:

► Biofuels: Further strengthening of existing alliance with Neste for Future NEXBTL™ technology based projects

► Bio-chemicals: Partnership with Carbios to build demonstration plant for depolymerization of waste PET plastics to monomers

► Circular economy: Extended alliance with BP to include Infinia technology for difficult-to- recycle plastic waste

► Announced a strategic partnership and investment with McPhy to accelerate the development of large scale and competitive green hydrogen solutions

► Introduced Genesis’ new and expanded scope. which includes advisory services in both the upstream and downstream domains

70	TechnipFMC

TechnipFMC Proxy Statement 2021

Surface Technologies

► International contract award highlights:

► New 5-year frame agreement with Petrogas Rima in the Middle East

► Award for high-pressure gas equipment and in-country services in Kuwait

► Orders for high-specification, clad equipment onshore and annular safety valves offshore in the United Arab Emirates

► Contracted to supply wellheads, tree systems, and controls for a re-development project in Norway

► Orders for 20,000 psi pressure control flowlines and well service pumps in China

► North America business highlights:

► Commercialization of iComplete™ ecosystem as we secured awards from operators in all major U.S. basins

► Installation of our first iProduction™ system with a leading operator in the Permian basin

► Continued transformation of our North America operations through client collaboration to drive wellsite operational efficiencies and lower GHG emissions

Response to a difficult operating environment
Reduced capital outlays for 2020: ► Dividend distribution reduced 75% versus the prior year to $59 million ► Capital expenditures reduced 36% versus the prior year to $292 million

Implemented cost reduction plan:

► Achieved annualized run-rate cost savings of more than $350 million

► Included $100+ million in annualized cost reductions for Surface Technologies and $30 million in Corporate expenses

Revised compensation for 2020: ► 30% reduction to both the Chairman and CEO salary and in the Board of Directors’ retainer ► 20% reduction to our other executive officers’ salaries

We also took aggressive actions to mitigate the impacts of the COVID-19 virus on our business. The health, safety, and well-being of our employees remained our top priority as we focused on maintaining business continuity and adopting leading-edge safety practices. The Company activated a COVID-19 Incident Management Team in order to administer a consistent response throughout our global operations and provide coordinated support to localized events. Our COVID-19 management response was recognized by customers including Shell and BP as “best in class” to emulate. Specific actions included the following:

►	Established a thorough Business Continuity Planning process, which included a work from home initiative, when practical, to support continuity of operations;

►	Adopted enhanced sanitation practices across all offices and facilities, implemented measures to restrict non-essential business travel, and restricted non-essential visitors from visiting our offices and facilities;

►	Provided personal protective equipment and performed proactive health screening and testing of offshore personnel; required employees to self-quarantine when they may have been exposed to, or shown any symptoms of, COVID-19;

71	TechnipFMC

TechnipFMC Proxy Statement 2021

►	Collaborated more closely with clients to mitigate COVID-19 impacts in order to advance projects and meet customer requirements, albeit at reduced productivity in some instances;

►	Engaged with critical vendors regarding their own pandemic preparedness plans to minimize the impact to our business operations;

►	Implemented global initiatives on mental health, including a mental health month in October, mental health and well-being webinars on our learning portal, mental health campaign of “it’s OK not to be OK,” and reinforcement of employee assistance programs and flex work policies; and

►	Established a global Incident Management Team sponsored by our executive officers and including representatives from HSE, Security, People & Culture, Legal, Communications, Finance, Medical, and major projects teams to assist in regularly updating our Board on COVID-19 impacts.

TechnipFMC TSR Performance

70% of our long-term equity incentive plan is based on relative TSR performance versus the Relative TSR Peer Group for the year of grant. As such, the figures below indicate the Company’s TSR performance against our Relative TSR Peer Group and against the Philadelphia Oil Service Sector (OSX) index. Note that the OSX index is not used for plan payout, but provided as a reference point to demonstrate TSR performance for the oil service industry as a whole during this period.

For the 2017-2020 performance period our TSR performance has been above the median for the OSX index. For the same period, our TSR performance has been above the median of our Relative TSR Peer Group for the 2017-2019 period, and below the median of our Relative TSR Peer Group in 2020.

This TSR performance is reflected in the payout under the relative TSR component of our PSU awards.

►	Although our 2017-2019 relative TSR performance was above median, the payout for the relative TSR component was capped at 100% due to negative absolute TSR performance. Payout for the ROIC component was at 0%, and therefore, the overall payout for PSU awards was 50%.

►	Our 2018-2020 relative TSR performance was at the 25th percentile of the Relative TSR Peer Group, and the resulting payout for the relative TSR component was 50%. Payout for the ROIC component was at 0%, and therefore, the overall payout for PSU awards was 25%.

72	TechnipFMC

TechnipFMC Proxy Statement 2021

For detailed information regarding our 2020 results, please see our Form 10-K, which reports our results using U.S. generally accepted accounting principles (“GAAP”), and our U.K. Annual Report and Accounts, which reports our results using international financial reporting standards (as adopted by the European Union).

73	TechnipFMC

TechnipFMC Proxy Statement 2021

2020 Performance Impact on Compensation

The table below outlines the elements of our compensation program that are directly tied to Company performance, along with 2020 performance and resulting payouts. For additional details, including calculations and payout scales, please see the sections “-Elements of 2020 Executive Compensation-Annual Cash Incentive” and “-Elements of 2020 Executive Compensation-Long-Term Equity Incentives-Vesting of 2018 PSU Awards.”

Compensation Element	Objective	2020 Measures		2020 Performance		2020 Payout
Long-Term Equity (70% PSUs and 30% RSUs)	To drive and reward the achievement of long-term results and align interests of NEOs with shareholders’ interests	50% PSUs: 3-year Relative TSR	>	2018-2020 performance of 25th percentile[1]	>	50% of target[1]
		50% PSUs: 3-Year ROIC	>	2018-2020 performance of 3.3%[1]	>	0% of target[1]
30% of the long-term equity incentive was delivered in the form of RSUs, the delivered value of which will also depend on share price appreciation, and thus is aligned with shareholder interests.
Annual Cash Incentive	To drive and reward the achievement of short-term Company strategic goals and individual contributions	1Q 2020
		EBITDA 25%	>	N/A2	>	0% of target
		EBITDA as a Percentage of Revenue 25%	>	N/A2	>	0% of target
		Working Capital Days 25%	>	N/A2	>	0% of target
		Annual Individual Performance 25%	>	Ranging from 100% to 175% performance	>	100% to 175% of target
2Q-4Q 2020
		Q2 - Q4 Incremental Cost Savings 37.5%	>	Exceeded $400 million - Exceeded maximum performance	>	100% of target[3]
		Q2 - Q4 Free Cash Flow Conversion Ratio 37.5%	>	Exceeded 75% - Exceeded maximum performance	>	100% of target[3]
		Annual Individual Performance 25%	>	Ranging from 100% to 175% performance	>	100% to 175% of target

(1)	Payout for the 2018 grant has been provided instead of payout for the 2020 grant, since payout for the latter is not yet determined based on a 2020-2022 performance period.
(2)	Due to the COVID-19 pandemic and the volatility in the oil and gas market, the Compensation Committee set the payout for the Q1 targets at 0%
(3)	Payout for business performance indicators was capped at a maximum of target (100%) for 2020.

74	TechnipFMC

TechnipFMC Proxy Statement 2021

Our pay-for-performance program aims to motivate our executive officers to achieve and exceed both our short-term and long-term goals and objectives by including an appropriate mix of long-term equity compensation and annual cash incentive compensation. As intended by our program, our NEO compensation was directly impacted by our performance.

2020 Performance Impact on Long-Term Equity

The majority of our executives’ variable compensation is in the form of long-term equity compensation, comprising 85% and 75% of 2020 total target variable compensation for our CEO and other NEOs, respectively. Our NEOs achieved a payout of 25% of target on their 2018 performance-based, long-term equity incentive awards, based on the following:

►	For the three-year relative TSR measure, we achieved 25th percentile performance for relative TSR for the 2018-2020 performance period based on our performance relative to our 2018 Relative TSR Peer Group, and as a result, the relative TSR component of the 2018 PSU awards paid out at 50%.

►	For the ROIC measure, we did not meet the threshold performance for the 2018-2020 performance period, and as a result, the ROIC component of the 2018 PSU awards paid out at 0%.

2020 Performance Impact on Annual Cash Incentive

The annual cash incentive comprises 15% and 25% of 2020 total target variable compensation for our CEO and other NEOs, respectively. Our NEOs achieved a payout ranging from 81% to 100% of target for the annual cash incentive, based on the following:

►	The payout for the business performance indicators (which makes up 75% of the annual cash incentive plan) was 75%.

►	For Q1 2020, our performance for EBITDA, EBITDA as a Percentage of Revenue, and Working Capital Days was set at 0% by the Compensation Committee.

►	In Q2-Q4 2020, our performance far exceeded the maximum of the performance range for the Incremental Cost Savings and Free Cash Flow Conversion measures. Therefore, payout for the business performance indicators was 100% for Q2-Q4 (payouts were capped at 100% for Q2 through Q4, even for above target performance).

►	The payout for the individual annual performance indicators (which makes up 25% of the annual incentive plan) ranged from 100% to 175%.

75	TechnipFMC

TechnipFMC Proxy Statement 2021

Compensation Governance

Role of the Compensation Committee

Our Compensation Committee comprising independent non-executive directors oversees our executive compensation program and determines the compensation for our executive officers on behalf of the Board. The Compensation Committee is responsible for, among other things, reviewing, evaluating, and approving:

►	The agreements, plans, policies, and programs of the Company to compensate its independent directors, Chairman and CEO, and other officers, as applicable; and

►	All awards of equity securities or equity derivatives to executive officers of the Company, as well as the total number of equity securities or equity derivatives to be allocated to all other employees at the discretion of the CEO, consistent with equity plans approved by the Company’s shareholders.

The Compensation Committee also reviews the Company’s incentive compensation arrangements to ensure that they do not incentivize excessive risk-taking and evaluates compensation policies and practices that could mitigate any such risk.

Additional information on the roles and responsibilities of the Compensation Committee is provided in the section “Corporate Governance-Committees of the Board of Directors-Compensation Committee,” and the charter of the Compensation Committee may be viewed on our website at www.technipfmc.com under the heading “Who we are > Governance.”

Role of the Compensation Committee’s Independent Consultant

Under its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant, outside counsel, or any other advisors engaged to assist in the evaluation of compensation of directors or executive officers, including the sole authority to approve the consultant’s fees and its terms. The Compensation Committee considers appropriate standards in selecting its compensation consultants consistent with NYSE rules, SEC rules, and requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

In 2020, the Compensation Committee retained Willis Towers Watson as its principal compensation consultant to provide information and advice to the Compensation Committee on executive and director compensation and related governance matters. This included evaluating our director and executive compensation programs against general market and peer data and providing updates on current executive compensation trends and applicable legislative and governance activity. In 2020, Willis Towers Watson was paid approximately $313,000 in fees related to executive compensation services. In addition, Willis Towers Watson provided non-executive compensation services in 2020 totaling $1,694,000 in fees, which included retirement benefit consultant services, health and group benefits consulting services, and corporate risk and broking services to management.

In February 2021, the Compensation Committee considered the independence of Willis Towers Watson pursuant to the SEC rules and NYSE listing standards. At the request of the Compensation Committee, Willis Towers Watson prepared a letter providing data on the following factors relevant to assessing independence: (a) other services provided to the Company by Willis Towers Watson; (b) fees paid by the Company as a percentage of Willis Towers Watson’s total revenue; (c) policies and procedures maintained by Willis Towers Watson that are designed to prevent a conflict of interest; (d) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (e) any Ordinary Shares owned by the individual consultants involved in the engagement or their immediate family members; and (f) any business or personal relationships between our executive officers and Willis Towers Watson or the individual consultants involved in the engagement. The Compensation Committee also considered that the Willis Towers Watson consultants advising the Compensation Committee derived no economic benefit from the fees paid for the non-executive compensation services. The Compensation Committee discussed these considerations and concluded that the work of Willis Towers Watson and the consultants involved in the engagement did not raise any conflict of interest.

76	TechnipFMC

TechnipFMC Proxy Statement 2021

The Annual Process

Each year the Compensation Committee approves an annual calendar which sets out the key activities in accordance with its charter. The key activities of the committee in 2020 were as follows:

Q1	Q2-Q3	Q4

Approve compensation decisions and equity awards for directors and officers

Approve Company performance achievements for prior year in relation to annual and long-term incentive plans

Review and discuss executive compensation strategy, structure, and programs

Approve annual compensation disclosures in Company proxy statement and U.K. annual report

Review executive officer share ownership guidelines and compliance Discuss shareholder engagement outcomes and review annual meeting vote results

Review internal governance policies (e.g., clawback, insider trading policy, anti-hedging, pledging) and compliance

Approve equity programs, annual equity budget for non-executives, and impact on shareholder dilution

Review of peer compensation practices

Compensation Decisions

Compensation Peer Groups

In making decisions about target compensation levels, the Compensation Committee reviews data from two distinct peer groups. We believe that it is important to consider both global companies of similar size, complexity, and capital-intensive nature, as well as companies within the same industry with significant U.S. operations, for a comprehensive view of who we compete with for talent.

These two peer groups are combined to provide a holistic view of the market for compensation benchmarking, but the Compensation Committee also looks at each peer group separately in order to gain insight into variations between the two groups.

►	The Global Peer Group comprises a broadly equal weighting of U.S. and European headquartered companies, of similar size to the Company (in terms of revenue) who compete for executive talent in capital intensive industries similar to the Company, including the oil and gas industry, construction and engineering, and industrial manufacturing.

►	The Industry Peer Group is focused more closely on our sub-industry and is drawn from companies in the oilfield services and oil exploration and production sectors, as well as heavy engineering organizations with greater (but not exclusive) focus on North America.

The Compensation Committee does not place a specific weight on the data from either peer group, but considers the data in light of all the circumstances relevant to each executive under review, as well as the Company’s compensation philosophy.

For both sets of peers, we use a range of selection criteria that include, among other factors, financial indicators such as revenue and market capitalization, number of employees, company size, industry, end markets, complexity, geographic footprint, and headquarters location.

77	TechnipFMC

TechnipFMC Proxy Statement 2021

Peer Group	Purpose
Global Peer Group	Similarly sized, complex, and capital-intensive global companies, including those based outside the United States
Industry Peer Group	Companies within the same industry, with a greater (but not exclusive) emphasis on oilfield services companies in North America.

The Compensation Committee reviewed our 2019 Compensation Peer Group as defined in our 2020 Proxy Statement, and the following companies were removed from the Peer Group: Chicago Bridge & Iron Company N.V. (due to merger/ acquisition activity), Anadarko Petroleum Corporation (due to acquisition), and Weatherford International plc (due to Chapter 11 bankruptcy).

Accordingly, the companies below comprised the 2020 Compensation Peer Group, including both global and industry peers.

2020 Combined Compensation Peer Group Constituents
Air Liquide S.A	Ingersoll-Rand plc
Alstom S.A.	Jacobs Engineering Group Inc.
Apache Corporation	John Wood Group plc
Baker Hughes Company	McDermott International, Inc.
Caterpillar Inc.	National Oilwell Varco, Inc.
ConocoPhillips	Petrofac Limited
Cummins Inc.	Repsol, S.A.
Devon Energy Corporation	Saipem S.p.A.
Dover Corporation	Schlumberger Limited
Enbridge, Inc.	Subsea 7 S.A.
Fluor Corporation	Transocean Ltd.
Halliburton Company	VINCI S.A.

Companies in blue bold comprise the Industry Peer Group.

For 2020 compensation decisions, McDermott International, Inc. was included; however, we anticipate that it will be removed from our peer groups for 2021 compensation decisions due to its Chapter 11 bankruptcy filing in January 2020.

When 2020 compensation decisions were made, the median revenue and median market capitalization for each of the peer groups used and the Company’s relative ranking are provided below:

Peer Group	Median Revenue	TechnipFMC Revenue Ranking	Median Market Capitalization	TechnipFMC Market Capitalization Ranking
Global Peer Group	$18.4 billion	44th percentile	$14.3 billion	31st percentile
Industry Peer Group	$10.1 billion	63rd percentile	$9.8 billion	40th percentile

78	TechnipFMC

TechnipFMC Proxy Statement 2021

Accordingly, the Compensation Committee agreed that this group of companies was reasonable in terms of size for market median comparisons. Where possible, the Compensation Committee’s consultant size-adjusts data to account for differences in size between the Company and the Compensation Peer Group.

In 2021, following the completed separation of TechnipFMC and Technip Energies, the Compensation Committee anticipates a review of TechnipFMC’s peer group based on its industry peers as a standalone, fully integrated technology and services provider.

Setting Target Executive Compensation

In determining the target compensation package for each NEO, the Compensation Committee compares each element and combined total of an NEO’s compensation to data for relevant roles within the Compensation Peer Group. To provide additional perspectives, the Compensation Committee also considers internal relativities between the CEO and the NEOs.

In setting target compensation, the Compensation Committee also considers market median data, as well as other factors including the experience, tenure, role criticality, and performance of the incumbent NEOs. In addition, any changes to the CEO’s target compensation are in accordance with the shareholder-approved Directors’ Remuneration Policy.

No executive participates in any discussion that relates to his or her own compensation.

►	The Compensation Committee, in partnership with its independent advisor, determines and approves any changes to compensation for the Chairman and CEO, who is not present during these discussions.

►	The CEO recommends changes to compensation for the other NEOs without them present, which are approved by the Compensation Committee with input from its independent compensation consultant.

Use of Compensation Tally Sheets

The Compensation Committee uses tally sheets to ensure they receive the information necessary to evaluate the total compensation of an NEO. Tally sheets list each component of an executive’s compensation throughout a range of alternative scenarios (e.g., termination, change-in-control transaction, etc.). The compensatory amounts include cash compensation, accumulated deferred compensation balances, outstanding equity awards, benefits, perquisites, and any other item, as well as projected values of equity awards under various performance and termination scenarios, realized stock option and stock gains, and total wealth accumulation.

Establishing Performance Measures and Goals

In setting performance goals, the Compensation Committee considers the Company’s annual financial plans, strategic initiatives, and projections, which are impacted by the following factors:

►	The overall business climate and the cyclical nature of our business

►	Underlying market conditions for our products and services

►	Volatility in commodity prices

►	Our competitors’ performance

►	Anticipated changes in customer activity

►	Our prior-year performance

These inputs inform discussions regarding both the targets and the ranges around the targets to ensure the goals are sufficiently difficult without incentivizing inappropriate risk taking.

79	TechnipFMC

TechnipFMC Proxy Statement 2021

Elements of 2020 Executive Compensation

Our executive compensation program comprises three primary elements of base salary, annual cash incentive, and longterm equity awards, along with the provision of market competitive benefits and perquisites.

In the first quarter of 2020, the global COVID-19 pandemic, sharp decline in oil prices, and equity market volatility materially changed the business environment and outlook for TechnipFMC. In March 2020, we announced that while the rationale for the Spin-off remained unchanged, we would delay the Spin-off until markets sufficiently recovered. We also decided to accelerate our cost reduction and efficiency efforts worldwide to reinforce the Company through the downturn.

The Compensation Committee took swift and decisive actions in response to these events, and made changes to our executive compensation program, including the following:

►	Reduced the annual base salary for the Chairman and CEO by 30% and for other executive officers by 20% for the remainder of 2020, effective May 1, 2020.

►	Reduced annual cash retainers for the Board of Directors by 30% for the remainder of 2020, effective May 1, 2020.

►	Due to the COVID-19 pandemic and business downturn and shift in the Company’s strategic priorities, updated our annual cash incentive plan measures effective April 1, 2020 and applied a cap on payout under the plan.

►	No changes were made to the annual equity awards previously granted and not vested.

80	TechnipFMC

TechnipFMC Proxy Statement 2021

The table below summarizes these elements, along with their purpose and key characteristics. However, a more detailed explanation is available in further sections.

Element	Purpose	Key Characteristics
Base Salary	To provide market competitive compensation for the role

► Fixed cash compensation

► Reflects major responsibilities of an NEO’s role

► Set with reference to market median, based on responsibility, experience, and performance

► Effective May 1, 2020 to the end of the year, base pay was reduced by 30% for our Chairman and CEO and 20% for our other executives.

Annual Cash Incentive	To drive and reward the achievement of short-term Company strategic goals and individual contributions

► Variable cash compensation

► Target value based on role, set with reference to market median

► Paid based on achievement of business performance targets (75%) and achievement of individual performance targets (25%)

► 2020 business performance targets modified effective Q2 2020 due to the COVID-19 business impact:

► For Q1 2020:

► EBITDA

► EBITDA as a Percentage of Revenue

► Working Capital Days

► Measures are equally weighted

► Actual payout can range from 0% to 200% of target

► For Q2-Q4 2020:

► 2020 business performance targets modified effective Q2 2020 due to the COVID-19 business impact:

► For Q1 2020:

► EBITDA

► EBITDA as a Percentage of Revenue

► Working Capital Days

► Measures are equally weighted

► Actual payout can range from 0% to 200% of target

► For Q2-Q4 2020:

► Incremental Cost Savings

► Free Cash Flow Conversion

► Measures are equally weighted

► Actual payout can range from 0% to 100% of target;payout capped at target to limit payouts in a volatile business environment

81	TechnipFMC

TechnipFMC Proxy Statement 2021

Element	Purpose	Key Characteristics
Long-Term Equity Incentives	To drive and reward the achievement of long-term results and shareholder value creation while encouraging retention

► Granted as combination of two vehicles: PSUs (70%) and RSUs (30%)

► Target value based on role, set with reference to market median

► PSUs (70% of total long-term equity grant) subject to one performance condition measured over three years: relative TSR

► 50% of after-tax RSUs must be retained for at least one year following vesting

► All long-term incentive awards are subject to three-year cliff vesting

Health and Welfare Benefits, Retirement Benefits, and Perquisites	To facilitate the performance of the role and ensure a market competitive total compensation package

► Health and welfare benefits, the same as benefits offered to other employees of the Company in the respective countries

► Retirement savings offered through participation in our 401(k) and non-qualified defined contribution plans for eligible U.S. NEOs, similar to plans offered to other U.S. employees

► Limited perquisites including financial planning, tax assistance, use of company cars, club memberships, executive physicals, and security services where necessary

► Limited participation in other programs dependent on geography and tenure (non-U.S.-based NEO)

82	TechnipFMC

TechnipFMC Proxy Statement 2021

Base Salary

We provide our NEOs with a market competitive base salary to compensate them for services performed during the year. We set base salary by referencing market median total target compensation. When setting an individual NEO’s base salary, we consider factors such as individual performance, experience, and contributions to the business, while staying within an appropriate range of the market median for the role.

The Compensation Committee reviews base salary for NEOs on an annual basis. For the CEO, the Compensation Committee determines and approves any changes, with input from the committee’s independent compensation consultant. For the other NEOs, the CEO recommends changes to the Compensation Committee with the support of the committee’s compensation consultant, and the Compensation Committee approves the changes. The NEOs do not participate in discussions or decisions relating to their own or the other NEOs’ compensation.

In 2020, in response to the change in business environment due to the COVID-19 pandemic and sharp decline in oil prices, the Compensation Committee reduced the annual base salary for the Chairman and CEO by 30% and for other executive officers by 20% for the remainder of 2020, effective May 1, 2020.

Changes in salary are shown in the table below:

Named Executive Officer	Base Salary (December 31, 2019)	Base Salary (December 31, 2020)	Change[1]
Douglas J. Pferdehirt	$1,236,000	$865,200	-30%
Maryann T. Mannen[2]	$803,000	$642,400	-20%
Justin Rounce	$600,000	$480,000	-20%
Arnaud Pieton[3]	$515,000	$642,464	+24.8%
Barry Glickman	$536,000	$428,800	-20%
Catherine MacGregor[4]	€685,000	€548,000	-20%
Nello Uccelletti[5]	€506,000	N/A	N/A

(1)	The temporary salary reduction ended on January 1, 2021.
(2)	Ms. Mannen left the Company, effective January 25, 2021.
(3)	Mr. Pieton’s position changed to President, Technip Energies, effective October 1, 2020. The salary provided at December 31, 2020 includes the pay increase related to this transition and also includes the 20% temporary reduction.
(4)	Ms. MacGregor left the Company, effective October 31, 2020. The salary provided in the December 31, 2020 column reflects her base salary on October 31, 2020.
(5)	Mr. Uccelletti retired from the Company on February 29, 2020.

83	TechnipFMC

TechnipFMC Proxy Statement 2021

Annual Cash Incentive

2020 Annual Cash Incentive Targets

We provide our NEOs with an annual cash incentive in order to drive and reward the achievement of short-term Company strategic goals and individual contributions. Each NEO has an annual cash incentive target, set as a percentage of base salary. Each NEO can earn 0% to 200% of their annual cash incentive target, depending on Company and individual performance. However, in 2020, in response to the COVID-19 pandemic and business downturn, the payout for the business performance indicators, which make up 75% of the annual cash incentive, was capped at 100%. Limiting payouts at target (compared to 200% in prior years) in a volatile business environment helps align with shareholder interests.

The Compensation Committee reviews and approves target annual cash incentive percentages for the NEOs annually, based on a review of market median total compensation data for our peers. The targets are set at appropriate levels to incentivize executive officers to achieve the short-term financial and operational goals for the Company, as well as to provide executive officers with market-competitive levels of total compensation.

The following were the 2020 annual cash incentive targets for our NEOs:

Named Executive Officer	2019	2020	Increase
Douglas J. Pferdehirt	135%	135%	0%
Maryann T. Mannen	100%	100%	0%
Justin Rounce	100%	100%	0%
Arnaud Pieton	100%	100%	0%
Barry Glickman	100%	100%	0%
Catherine MacGregor	100%	100%	0%
Nello Uccelletti[1]	100%	N/A	N/A

(1)  Mr. Uccelletti retired from the Company on February 29, 2020.

84	TechnipFMC

TechnipFMC Proxy Statement 2021

Annual Cash Incentive Performance Indicators

75% of the annual cash incentive is based on business performance indicators (“BPI”), and 25% is based on individual annual performance indicators (“API”).

75% BPI Assessment of overall Company performance based on business performance indicators	+	25% API Assessment of individual performance based on qualitative factors reflected in the executive directors’ annual performance objectives

BPI Component - 75% of Annual Cash Incentive

The Compensation Committee annually establishes BPI targets and reviews the performance measures at its February meeting.

For the first quarter of 2020, EBITDA, EBITDA as a Percentage of Revenue, and Working Capital Days were the BPI measures for our annual cash incentive plan. These measures were designed to focus our executive officers on operating profitability and efficiency of using operating capital.

Due to the COVID-19 pandemic and business downturn, the Company’s strategic priorities shifted to a significantly greater focus on cash flow, liquidity, and business sustainability. To better align the NEOs’ compensation with these critical priorities, the financial measures for the 2020 annual cash incentive plan were changed to Incremental Cost Savings (37.5% weighting) and Free Cash Flow Conversion (37.5%), for the remainder of 2020. The Incremental Cost Savings metric measures our performance against our publicly stated Cost Reduction program. The Free Cash Flow Conversion metric (ratio of Free Cash Flow to Adjusted Net Income), measures the quality of our earnings and is important for liquidity. 25% of the annual cash incentive plan continued to be based on API measures, including specific objectives regarding sustainability in our business performance, further reinforcing the Company’s commitment to our Foundational Beliefs. Finally, payout for the 2020 annual cash incentive plan was capped at target payout.

Target Setting for BPI Measures

Performance targets related to our annual cash incentive are set at “stretch” targets that are considered difficult and challenging but achievable with superior execution based on our long-range plans. Given the cyclical nature of our industry sector, as well as the variability in some of our metrics caused by the lifecycle progression of a few very large projects, our targets can vary in absolute terms when compared to prior year targets but are set to ensure that achievement will require the same or improved execution to achieve the targets.

In setting performance goals, the Compensation Committee considers the Company’s annual financial plans, strategic initiatives, and projections, which are impacted by the following factors:

►	The overall business climate and the cyclical nature of our business

►	Underlying market conditions for our products and services

►	Volatility in commodity prices

►	Our competitors’ performance

►	Anticipated changes in customer activity

►	Our prior-year performance

85	TechnipFMC

TechnipFMC Proxy Statement 2021

These inputs inform discussions regarding both the targets and the ranges around the target to ensure the goals are sufficiently difficult without incentivizing inappropriate risk taking.

Q1 Target Setting and Result

Targets were set for the EBITDA, EBITDA as a Percentage of Revenue, and Working Capital Days metrics in Q1 2020, considering the market outlook for each of our business segments and for the Company as a whole at the time the targets were set.

►	In April 2020, due to the volatility in the oil and gas market caused by the COVID-19 pandemic and oil price decline, the targets previously set were no longer considered applicable, and the Compensation Committee set the payout for Q1 2020 BPI at 0%.

Q2-Q4 Target Setting and Result

As described above, as a result of the COVID-19 pandemic, worsening oil and gas macro outlook, and cutbacks in customer activity, there was an urgent and critical need to focus on cash flow and liquidity, as well as cost reduction. Accordingly, our BPI metrics for Q2-Q4 2020 were changed to Incremental Cost Savings and Free Cash Flow Conversion. The targets for these measures were set at a level needed to manage the business through the downturn and to achieve the appropriate cost structure to drive shareholder value.

►	In Q2-Q4 2020, our performance exceeded the maximum of the performance range for our Incremental Cost Savings and Free Cash Flow Conversion metrics.

►	The Incremental Cost Savings achievement was supported by decisive actions to reduce the Company cost structure by eliminating underperforming business lines, reducing structural overcapacity, and right-sizing the business for the future.

►	Free Cash Flow Conversion was achieved through disciplined management of capital expenditures within targeted reductions, preservation of cash by deferral of non-essential spending, and effective working capital management.

►	Although our performance exceeded the maximum of the performance range, payout was capped at 100% to support the Company and align with shareholder interests in a volatile business environment.

86	TechnipFMC

TechnipFMC Proxy Statement 2021

Full-Year Result

With Q1 2020 payout percentage at 0% and Q2-Q4 2020 payout percentage at 100%, our weighted overall BPI result for 2020 was 75%.

Q1 2020 (January - March)
BPI Measure	Weighting	2020 Goal (Annual)	Definition	Why It Matters
EBITDA ($M)	25%	$1,639 million	Earnings before interest, taxes, depreciation, and amortization

Indicative of our operating profitability and a driver of shareholder value creation; facilitates comparisons with peer companies by excluding the effect of different capital structures and financing decisions

EBITDA as a Percentage of Revenue	25%	10.3%	Earnings before interest, taxes, depreciation, and amortization, calculated as a percentage of revenue	Reflects the performance and sustainability of the business, leveraging cost efficiencies and driving profitability improvement
Working Capital Days	25%	(78)	Average number of days to convert working capital into revenue	Measures our efficiency of using operating capital to operate the business; our contract arrangements typically result in negative working capital due to advance payments and milestone payments
Q2-Q4 2020 (April - December)
BPI Measure	Weighting	2020 Goal (Annual)	Definition	Why It Matters
Incremental Cost Savings	37.5%	$350 million	Cost savings targets established in response to COVID-19 and commodity price impacts on operations	Measures our performance against our disclosed Cost Reduction Program, with targeted savings of more than $350 million
Free Cash Flow Conversion	37.5%	52.5%

Ratio of free cash flow divided by adjusted net income. Free cash flow is defined as cash provided by operating activities less capital expenditures. Adjusted net income is defined as net income, excluding charges and credits.

				Measures the quality of our earnings and is important for liquidity

87	TechnipFMC

TechnipFMC Proxy Statement 2021

The 2020 performance goals and the 2020 results achieved are outlined below. Although the payouts apply to the quarter(s), goals and results are annual.

BPI Measure	2020 Goals			2020 Performance
	Threshold Performance	Target Performance	Maximum Performance	Performance %	Payout %[1]
Q1 2020 (January - March)
EBITDA ($M)[2]	$1,366	$1,639	$1,831	N/A3	0%
EBITDA as a Percentage of Revenue[2]	8.3%	10.3%	12.3%	N/A3	0%
Working Capital Days	(71)	(78)	(82)	N/A3	0%
Payout Percentage	0%	100%	200%
Final BPI Payout Percentage for Q1 2020 (25% Weighting)					0%
Q2-Q4 2020 (April - December)
Free Cash Flow Conversion[2]	30%	52.5%	75%	Greater than 75%	100%
Incremental Cost Savings	$300 million	$350 million	$400 million	Greater than $400 million	100%
Payout Percentage	0%	100%	100%[4]
Final BPI Payout Percentage for Q2-Q4 2020 (75% Weighting)					100%
Final Weighted Payout Percentage (BPI)					75%

(1)	Payout for performance between the threshold, target, and maximum payouts are interpolated on a straight-line basis. The final weighted payout percentage for BPI is rounded to the nearest whole percent for calculating the annual cash incentive payout.
(2)	Financial targets and actual performance based on EBITDA exclude non-recurring charges and credits, such as impairments, restructuring costs, integration costs, as well as other items identified in TechnipFMC’s quarterly and annual financial statements. Free Cash Flow Conversion is defined as the ratio of free cash flow to adjusted net income. Free cash flow is defined as cash provided by operating activities less capital expenditures. Adjusted net income is defined as net income, excluding charges and credits. Please refer to “Non-GAAP Measures” beginning on page 60 of our Form 10-K and “Liquidity and Capital Resources” beginning on page 65 for a reconciliation of EBITDA, free cash flow, and adjusted net income to the most directly comparable GAAP measures.
(3)	Due to the COVID-19 pandemic and the resulting volatility in the oil and gas market, the Compensation Committee set the payout for the Q1 targets at 0%.
(4)	Although our performance exceeded the maximum of the performance range, payout was capped at 100% (compared to 200% in prior years) to support the Company and align with shareholder interests in a volatile business environment.

88	TechnipFMC

TechnipFMC Proxy Statement 2021

In accordance with established guidelines, the goals are adjusted for the cumulative effect of changes in accounting principles, significant acquisitions and divestitures, and foreign exchange movements. These changes are intended to ensure that performance is measured on a like-for-like basis relative to the goals that were set.

API Component - 25% of Annual Cash Incentive

Each February the individual performance goals are established for each NEO.

These objectives are set at “stretch” levels (i.e., objectives that are difficult and challenging but should be achievable with superior execution) and are set using a rigorous evaluation process. If an NEO failed to achieve any of his or her objectives, the API multiple would likely be 0%, absent any mitigating factors. If the NEO met some, but not all of the objectives, the API multiple would fall between the range of 0% to 200%, depending upon the number of objectives accomplished, their relative importance and difficulty as determined by the Compensation Committee, and any factors that may have prevented achievement of certain objectives.

For 2020, the NEOs received API ratings ranging from 100% to 175% for the year, with an average rating of 147%.

In determining the 2020 API rating for our CEO, the Compensation Committee took into account a comprehensive view of his performance and contributions, including performance on key objectives and results, in light of the unprecedented global health and ecpnomic crisis caused by the COVID-19 pandemic. In addition to individual goals related to Company strategy, profitable growth, and safety, his objectives also included the three pillars of our corporate responsibility and sustainability efforts to ensure that the Company makes meaningful and tangible achievements in this area. The Compensation Committee considered the CEO’s overall performance relative to the achievement of his key objectives, the importance of each objective, as well as the challenging market conditions that impacted our industry.

89	TechnipFMC

TechnipFMC Proxy Statement 2021

Objectives	Key Achievements	Performance Assessment
		Below Expectations	Meets Expectations	Exceeds Expectations
Mr. Pferdehirt

Strategy & Growth

► Spin-off of Technip Energies

► ESG objectives

► Digital - commercialize Subsea Studio™

► Technology - qualify Flexibles 2.0 (HFP) and commercialize Gemini

► Foster strategic alliances and relationships

► Technip Energies Spin-off completed in Q1 2021
► 2021-2023 ESG objectives and scorecard delivered in November 2020
► Commercialized Subsea Studio™: +50% of all Subsea FEED studies utilized Subsea Studio™
► Flexibles 2.0: qualification on-track
► Gemini: successful commercialization and technology introduction
► Key strategic alliances: enhanced and expanded
Execute on Key Deliverables ► Cost Reduction Program objectives ► Expand LNG market ► Strengthen market position in Surface Technologies	► Exceeded Cost Reduction Program objectives
► Secured two LNG awards
► Expanded international market presence
Team & Company Culture ► External leadership ► Succession planning ► Engagement & culture	► Board member for Advancing Women Executives in Energy, CEO Action for Diversity & Inclusion™, American Heart Association, United Way, Energy Workforce Transformation

► Engagement re-focus on well-being and mental health in line with the pandemic environment, all Company well-being survey with actionable results, Company-wide mental health support program implemented

90	TechnipFMC

TechnipFMC Proxy Statement 2021

Objectives	Key Achievements	Performance Assessment
		Below Expectations	Meets Expectations	Exceeds Expectations
Mr. Pferdehirt
ESG & Foundational Beliefs ► Focus on gender diversity, community engagement, and environment ► Expand QHSES transformation ► Zero fatalities	► Promoted gender diversity through Company programs and key external recruitment
► Promoted Company Energy Transition position
► Zero fatalities not achieved - one fatality
Overall Rating for Mr. Pferdehirt		175%

91	TechnipFMC

TechnipFMC Proxy Statement 2021

Individual performance assessments for the other NEOs are summarized below. Ms. MacGregor and Mr. Uccelletti are excluded because they did not participate in the annual cash incentive plan in 2020.

NEO	Summary of 2020 Objectives and Key Achievements
Maryann Mannen Executive Vice President and Chief Financial Officer	Ms. Mannen’s 2020 individual performance objectives reflected her responsibilities as our Executive Vice President and Chief Financial Officer in leading our finance function. Ms. Mannen’s 2020 objectives and achievements included stewardship of a cost reduction program, maintaining disciplined capital and cash flow management, and securing a revolving credit facility and successful bond offering post Spin-off.
Justin Rounce Executive Vice President and Chief Technology Officer	Mr. Rounce’s 2020 individual performance objectives reflected his responsibilities as our Executive Vice President and Chief Technology Officer in leading our research and innovation, product engineering, procurement and sourcing, manufacturing, quality, safety, security, IT, digital, corporate development, mergers and acquisitions, and external technology engagement functions. Mr. Rounce’s 2020 objectives and achievements included advancing the Company’s manufacturing performance, developing a long-term manufacturing strategy, leading new product development projects and processes, supporting the development of business process changes including digital transformation, development of a long-term energy outlook for the Company, and co-leading the execution of the Spin-off of Technip Energies, which was completed in February 2021.
Arnaud Pieton President of Subsea (January 1 to October 2) President and CEO-elect of Technip Energies (October 2 to December 31)	Mr. Pieton’s 2020 individual performance objectives reflected his responsibilities as President of Subsea from January 1 through October 2, 2020, and as President and CEO-elect of Technip Energies from October 2, 2020 through December 31, 2020. Mr. Pieton’s 2020 objectives and achievements included delivery on Subsea segment revenue and EBITDA targets, completion of a key strategic alliance, maintaining execution quality and backlog in a pandemic environment with no major cancellations, leading the development and deployment of Subsea Studio™, and playing a leading role in the Spin-off of Technip Energies, which was completed in February 2021.
Barry Glickman President of Surface	Mr. Glickman’s 2020 individual performance objectives reflected his responsibilities as President of Surface. Mr. Glickman’s 2020 objectives and achievements included improving overall safety and quality performance, commercializing new technologies (including iComplete™ and iProduction™), increasing market share in key growth markets, implementing cost reduction in response to the significant drop in market activity, and delivering significant free cash flow for the year.

92	TechnipFMC

TechnipFMC Proxy Statement 2021

Determination of 2020 Payouts under the Annual Cash Incentive Plan

Each executive’s target annual cash bonus is a percentage of his or her base salary for the year. For example, assuming an NEO has a base salary of $600,000, a 100% target bonus, a BPI rating of 75%, and an API rating of 100%, the executive’s annual cash bonus would be calculated as follows:

Component	Base Salary	Weighting	Target Bonus %	Rating	Payout
BPI:	$600,000	x 75%	x 100%	x 75% =	$337,500
API:	$600,000	x 25%	x 100%	x100% =	$150,000
Total Cash Incentive Compensation					$487,500

Long-Term Equity Incentives

Long-term equity incentive awards, granted in the form of TechnipFMC equity, represent the largest component of each NEO’s annual target compensation opportunity, grounded in our compensation philosophy of paying for performance and aligning executives’ interests with those of our shareholders. Awards are made in the form of two complementary vehicles, PSU awards and RSU awards, providing a balanced focus on performance, sustainable long-term value creation, and retention.

In 2020, we discontinued the use of stock option awards in our long-term equity incentive plan, based on feedback from shareholders that stock options are not performance-based.

Long-Term Equity Mix

The Compensation Committee reviews and approves equity awards for the NEOs on an annual basis. The awards are based on market competitiveness on total target compensation and aim to provide appropriate levels of retention and incentives for achieving the Company’s long-term goals.

For 2020, the Compensation Committee set the target value of equity awards for each NEO with reference to market median total compensation data.

93	TechnipFMC

TechnipFMC Proxy Statement 2021

Named Executive Officer	2020 Long-Term Incentive Target Value
Douglas J. Pferdehirt	$9,700,000
Maryann T. Mannen	$3,100,000
Justin Rounce	$1,800,000
Arnaud Pieton	$1,300,000
Barry Glickman	$1,300,000
Catherine MacGregor[1]	$1,900,000
Nello Uccelletti[2]	NA

(1)	Ms. MacGregor’s 2020 long-term incentive grant was forfeited since she left the Company on October 31, 2020.
(2)	Mr. Uccelletti did not receive a 2020 long-term incentive grant.

2020 Performance Stock Unit Awards (70% of Equity Award)

The Compensation Committee sets the performance targets associated with PSU awards prior to the beginning of each three-year performance period. For awards in 2020, PSU awards comprised 70% of the total long-term equity award and payout will be based on relative TSR performance for the three-year period.

In 2019, the long-term equity award grant was based on two performance measures, ROIC and relative TSR. For 2020, the volatility in the oil and gas business environment, as well as our Spin-off, made it challenging to set meaningful ROIC targets. Therefore, in 2020, a single performance measure, relative TSR, was selected.

We believe that relative TSR is a meaningful measure of our long-term performance and motivates our executive officers to achieve superior share price compared to our key competitors, thus aligning their interests with shareholder interests. We further reinforce this by requiring a minimum threshold of relative TSR performance for payout and capping payout at 100% if the Company’s absolute TSR is negative.

PSU Measure	Weighting	Definition	Why It Matters
Relative TSR	70% of total longterm equity	Cumulative three- year increase in volume-weighted average price and reinvested dividends relative to peers	Assesses our overall performance in the eyes of our shareholders and the broader stock market, relative to companies with whom we compete for customers and investors that are subject to similar macroeconomic factors

The relative TSR performance for our 2020 PSU awards will be measured against a group of 10 companies (“Relative TSR Peer Group”) that the Compensation Committee believes best reflects the companies that we compete with for both investments and customers. The financial and operational performance of these companies is therefore most directly relevant to TechnipFMC, and we are all subject to similar macro-economic factors.

The Compensation Committee reviewed our 2019 Relative TSR Peer Group as defined in our 2020 Proxy Statement, and the following companies were removed from our Relative TSR Peer Group: Chicago Bridge & Iron Company N.V. (due to merger/acquisition activity), McDermott International, Inc. (due to Chapter 11 bankruptcy filing), and Weatherford International plc (due to Chapter 11 bankruptcy filing).

94	TechnipFMC

TechnipFMC Proxy Statement 2021

Accordingly, for awards made in 2020, the Relative TSR Peer Group comprised the following:

2020 Relative TSR Peer Group
Baker Hughes Company	National Oilwell Varco, Inc.	Schlumberger Limited
Fluor Corporation	Oceaneering International, Inc.	Saipem S.p.A.
Halliburton Company	Oil States International, Inc.	Subsea 7 S.A.
John Wood Group plc

The vesting date for these PSU awards is March 9, 2023, with a performance period of January 1, 2020 through December 31, 2022.

The Compensation Committee approved the following targets in relation to the 2020 PSU awards:

Performance Achievement	Relative TSR Performance	Payout (% of earned PSUs)
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	50%
Target	42nd percentile	100%
Maximum or above	75th percentile or greater	200%

Note: If the Company’s absolute TSR is negative for the performance period, the payout in respect of the TSR element will be capped at target, regardless of our relative performance.

For performance achievement between the levels identified above, payout percentage will be interpolated on a straightline basis.

2020 Time-Based RSU Awards (30% of Equity Award)

Time-based RSU awards further align NEOs’ interests with the interests of our shareholders by incentivizing them to increase share price, while reinforcing the retention impact of our compensation program.

RSUs are subject to three-year cliff vesting terms, with no phased vesting, meaning the NEO must remain employed through the vesting date of March 9, 2023, with exceptions only for retirement, death, and disability. Once vested, the executive receives ownership and the voting rights of the underlying Ordinary Shares.

The number of RSUs granted to each of the NEOs was determined by dividing the target value set for each executive officer by the closing price of the Company’s Ordinary Shares on the NYSE on the grant date.

On vesting, 50% of the after-tax number of RSUs must be held for a period of at least one year to incentivize NEOs to retain the shares and increase share price, further aligning NEOs’ interests with those of our shareholders.

95	TechnipFMC

TechnipFMC Proxy Statement 2021

Vesting of 2018 PSU Awards

In 2018, the Compensation Committee approved PSU awards subject to a three-year performance period. Vesting of these awards was contingent on performance delivered in two areas: ROIC and relative TSR.

As a result of our 2018-2020 performance, our NEOs achieved a payout of 25% of target on their 2018 PSUs.

Performance Goals:

Goal/Weightings	Performance Measure
ROIC (30% of total long-term equity)	Achievement of stated target
Relative TSR (30% of total long-term equity)	Percentile Ranking versus the 2018 Performance Peer Group

The following are the targets and payout scale for the 2018-2020 PSU awards:

Performance Achievement	ROIC Performance	Relative TSR Performance	Payout (% of earned PSUs)
Below Threshold	Below 6%	Below 25th percentile	0%
Threshold	6%	25th percentile	50%
Target	7%	42nd percentile	100%
Maximum or above	8% or above	75th percentile or greater	200%

Note: If the Company’s absolute TSR is negative for the performance period, the payout in respect of the TSR element will be capped at target, regardless of our relative performance.

The overall achievement for the performance element of our 2018 PSU awards was 25% based on the following:

►	Three-year ROIC performance for 2018-2020 was 3.3%. This ROIC performance was below the threshold for payout based on the payout scale provided above, and therefore, the ROIC component of the 2018 PSU awards paid out at 0%.

►	Three-year relative TSR performance for the Company for 2018-2020 was -67.9%, which placed the Company at the 25th percentile relative to the 2018 Performance Peer Group. This resulted in a payout for the relative TSR measure of 50%, based on the payout scale above.

96	TechnipFMC

TechnipFMC Proxy Statement 2021

Treatment of Outstanding Long-Term Equity Incentives at Spin-off

On February 16, 2021, TechnipFMC completed its Spin-off and separated into two independent, publicly traded companies, TechnipFMC and Technip Energies.

Pursuant to the Spin-off, all outstanding 2018, 2019, and 2020 TechnipFMC PSU, RSU, and stock option awards for the NEOs (with the exception of Mr. Pieton who joined Technip Energies) were adjusted based on the ratio of the closing price of TechnipFMC on the NYSE on the date immediately prior to the Spin-off to the closing price of TechnipFMC on the NYSE on the date immediately after the Spin-off. The vesting dates remained the same, and the number of 2019 and 2020 PSUs were set at target performance, as measurement of performance against the set goals was not possible following the Spin-off.

Mr. Pieton left TechnipFMC and became the Chief Executive Officer of Technip Energies on February 16, 2021. On the Spin-off date, all of Mr. Pieton’s outstanding 2018, 2019, and 2020 TechnipFMC PSU, RSU, and stock option awards were cancelled, and he was awarded new Technip Energies RSUs and stock options based on the ratio of the closing price of TechnipFMC on the NYSE on the date immediately prior to the Spin-off (converted to Euros) to the closing price of Technip Energies on the Euronext Paris exchange on the first trading date immediately after the Spin-off. The vesting dates remained the same, and the 2019 and 2020 PSUs were cancelled and awarded as 2019 and 2020 RSUs based on target performance, as measurement of performance against the set goals was not possible following the Spin-off.

97	TechnipFMC

TechnipFMC Proxy Statement 2021

Looking Ahead - 2021 Incentive Plans

2021 Annual Cash Incentive Plan

Our 2021 annual cash incentive plan will be based on the measures outlined in the table below.

Performance Measure	Weighting	Definition	Why It Matters
EBITDA as a Percentage of Revenue	25%	Earnings before interest, taxes, depreciation, and amortization, calculated as a percentage of revenue	Reflects the performance and sustainability of the business, leveraging cost efficiencies, and driving profitability improvement
Free Cash Flow from Operations	25%	Cash provided by operating activities, less capital expenditures	Measures our ability to generate cash as an indicator of the financial health and liquidity of the Company
ESG Performance	25%	Performance relative to the TechnipFMC ESG Scorecard	Directly links our compensation program to our ESG commitments and objectives, including our 2021-2023 ESG scorecard
Individual API Metrics	25%	Performance relative to individual performance goals established at the beginning of the year	Objectives are set at “stretch” levels and are focused on key strategic projects and objectives, as well as selfdevelopment goals

In 2020, we provided a comprehensive overview of our ESG efforts to our investors, including new initiatives to be realized through 2023 and a commitment to deliver a 50 percent reduction in Scope 1 and 2 equivalent GHG emissions by 2030. In order to directly link our compensation program to our ESG commitments and objectives, we will include an ESG measure in our 2021 annual cash incentive plan at 25% weighting.

Performance for this measure will be based on a scorecard that measures our performance against our 2021-2023 ESG objectives. These objectives include the following:

►	Environmental - our carbon footprint (including scope 3 reduction target and carbon intensity reduction target), our clients’ carbon footprint, recycled and reused waste targets

►	Social - fair representation by gender and nationality, awareness and culture, inclusive leadership training and community/STEM initiatives

►	Governance - HSE leadership, human rights due diligence, and ethics and compliance training

We will continue to include EBITDA as a Percentage of Revenue and Free Cash Flow from Operations as measures in the annual cash incentive plan, with an objective to increase our operating profitability, leverage cost efficiencies, maintain the financial health and liquidity of the Company, and drive shareholder value creation.

We will continue to use individual API metrics in order to incentivize executives to focus on key strategic projects and objectives, as well as personal development goals.

98	TechnipFMC

TechnipFMC Proxy Statement 2021

2021 Long-Term Equity Incentive Plan

Our 2021 Long-Term Equity grant will be based on the measures outlined in the table below.

Long-Term Equity	Weighting	Vesting	Performance Measure	Why It Matters
Performance Stock Units	70% of total long-term equity	Three-year cliff vesting	Relative TSR: Cumulative three- year increase in volume-weighted average price and reinvested dividends relative to peers	Assesses our overall performance in the eyes of our shareholders and the broader stock market, relative to companies with whom we compete for customers and investors that are subject to similar macro-economic factors
Restricted Stock Units	30% of total long-term equity	Three-year cliff vesting	N/A	Further align NEOs’ interests with the interests of our shareholders by incentivizing them to increase share price, while reinforcing the retention impact of our compensation program

We believe that relative TSR is a meaningful measure of our long-term performance and motivates our NEOs to achieve superior share price compared to our key competitors, thus aligning their interests with shareholder interests. We further reinforce this by requiring a minimum threshold of relative performance for payout and by capping payout in the case of negative TSR.

The relative TSR performance for our 2021 PSU awards will be measured against a Relative TSR Peer Group that the Compensation Committee believes best reflects the companies that we compete with for both investments and customers. The financial and operational performance of these companies are most directly relevant to TechnipFMC, and we are all subject to similar macro-economic factors.

The following are the targets in relation to the 2021 PSU awards:

Performance Achievement	Relative TSR Performance	Payout (% of earned PSUs)
Below Threshold	Below 25th percentile	0%
Threshold	25th percentile	50%
Target	42nd percentile	100%
Maximum or above	75th percentile or greater	200%

Note: If the Company’s absolute TSR is negative for the performance period, the payout in respect of the TSR element will be capped at target, regardless of our relative performance.

For performance achievement between the levels identified above, payout percentage will be interpolated on a straightline basis.

99	TechnipFMC

TechnipFMC Proxy Statement 2021

Indirect Compensation

The final element of our compensation comprises market-aligned benefits and perquisites. These are intended to both facilitate the performance of our NEOs in their roles while ensuring we are market competitive in what we provide.

Retirement Benefits

Eligibility for retirement savings plan participation depends on an NEO’s tenure and the country in which he or she is based. The majority of our NEOs participate in the U.S. Qualified and Non-Qualified Savings Plans on the same terms as other eligible employees.

Plan	Eligibility	Features
U.S. Qualified Savings Plan	U.S. employees working more than 30 hours a week All U.S. NEOs are eligible

► Employees can contribute between 1% and 75% of eligible compensation (salary and eligible incentives) on a pre- and after-tax basis up to statutory limits for tax qualified plans

► Company matches 100% of the first 5% of eligible contributions

► Participants are 100% vested in their contributions and matching contributions

► Employees receive an additional 2% non-elective Company contribution that vests after three years of service

► For annual compensation that exceeds the limit required for the plan to be qualified, the Company contributes 5% of such excess to the employee’s non-qualified savings plan (see below)

U.S. Non-Qualified Savings Plan	U.S. executives and other eligible senior employees All U.S. NEOs are eligible

► The Company contributes an amount equal to any missed Company contribution under the U.S. Qualified Savings Plan on annual compensation that exceeds the maximum limit required for the plan to be qualified

► Intent of the plan is to ensure eligible employees receive the same contribution as a percentage of eligible earnings from the Company regardless of their compensation level

► Terms mirror those of the U.S. Qualified Savings Plan

► Participants can contribute up to 75% of their eligible compensation (salary and eligible incentives) on a pre-tax basis

► Company matches 100% of the first 5% of eligible contributions

► Participants are 100% vested in their contributions and matching contributions

► Employees receive an additional 2% non-elective Company contribution that vests after three years of service

► All vested funds must be distributed upon an employee’s separation from service with the Company; provided, however, that there is a six-month delay for key employees

100	TechnipFMC

TechnipFMC Proxy Statement 2021

Plan	Eligibility	Features
U.S. Pension Plan	U.S. employees of FMC Technologies with five years of service prior to January 1, 2010 Ms. Mannen was the only eligible NEO

► A tax-qualified defined benefit plan

► Pension based on final average pay, calculated as the highest 60 consecutive months of pay (base salary and annual cash incentive) in the final 120 months of service

► Benefit accruals frozen for non-union employees effective December 31, 2017

U.S. NonQualified Pension Plan	U.S. executives and other eligible senior employees of FMC Technologies with five years of service prior to January 1, 2010 Ms. Mannen was the only eligible NEO

► A non-qualified defined benefit pension plan

► Pension based on final average pay, calculated as the highest 60 consecutive months of pay (base salary, annual cash incentive, and employee contributions made to the U.S. Non-Qualified Savings Plan) in the final 120 months of service up to statutory limits for tax qualified plans

► Benefit accruals frozen for non-union employees effective December 31, 2017

Italian Statutory Pension Plan	All employees of Technip Italy Mr. Uccelletti was the only eligible NEO

► The TFR (Trattamento di fine rapport) is paid in any case of termination of employment (including retirement)

► Annual accrual is salary divided by 13.5

► At the employee’s request, this amount can be transferred to a private pension fund

Perquisites

The Company also provides limited perquisites to NEOs, facilitating the performance of their roles and to ensure a competitive total compensation package. The perquisites we provide to our executives may include financial planning and personal tax assistance, personal use of Company automobiles, dining club memberships and country club memberships, executive physicals and other minor expenses associated with their business responsibilities. The value of perquisites deemed to be personal is imputed as income to an executive officer, and we do not gross up for the taxes due on such imputed income. Additional allowances or benefits may be granted to NEOs, if considered appropriate and reasonable.

Reflecting the safety concerns associated with their roles, the Company provides a security program for our executive officers. The Compensation Committee believes this is in the best interests of shareholders as the personal safety and security of our executive officers is critical to the stability of the Company. The security program was developed based on a risk assessment determined to be appropriate by our security team and an outside consultant. We do not consider the security measures provided to our executive officers to be a personal benefit, but rather reasonable and necessary expenses for the benefit of the Company. However, in accordance with SEC disclosure rules, the aggregate incremental cost of these services is reported in the Summary Compensation Table.

101	TechnipFMC

TechnipFMC Proxy Statement 2021

Other Compensation, Benefits, and Considerations

Executive Severance Benefits

It is our policy to offer severance benefits to our executive officers because we believe that severance benefits provide important financial protection to executive officers in the event of involuntary job loss, are consistent with the practices of peer companies, and are appropriate for the retention of executive talent.

Our executive officers, including our NEOs, are entitled to severance benefits outside of a change-in-control context pursuant to our executive severance plan or individual employment agreements, the material terms of which are described in the chart below. Our general executive severance arrangements are consistent with the market practice of large public companies surveyed by Willis Towers Watson. Change-in-control severance benefits, as described below, and general severance benefits are exclusive of one another, and in no circumstance would any NEO receive benefits under both a change-in-control severance agreement and our general executive severance plan.

Each of our NEOs is party to an Executive Severance Agreement, pursuant to which he or she is entitled to enhanced severance in the event of a qualifying termination in connection with a change-in-control event. We entered into the Executive Severance Agreements to ensure executives are incentivized to continue to work in the Company’s best interests during the period of time when a change-in-control transaction is taking place and in order to ensure we have the ability to maintain continuity of management. The Compensation Committee believes it is appropriate to provide executives with the assurance that they will not be adversely affected by a change-in-control transaction without fair compensation, except in the case of termination for cause. The material terms of the Executive Severance Agreements are described in the chart below.

Separation Scenario	Provisions under TechnipFMC Executive Severance Plan, Executive Severance Agreement, or Relevant Equity Award Agreements
Termination without cause

► Cash severance equal to 18 months of base salary and target annual cash incentive

► Pro-rated target annual cash incentive for the year of termination

► 18 months of medical and dental benefits continuation

► Outplacement assistance as appropriate

► Financial planning and tax preparation assistance for the final calendar year of employment

► Severance benefits subject to compliance with non-disclosure, non-compete, and nonsolicitation covenants

► Equity treated pursuant to the terms of the applicable plan

► No tax gross-ups on any payments

Retirement	► Outstanding equity settled on the originally scheduled date ► Outstanding PSUs will remain subject to the original performance conditions, measured at the originally scheduled date
Death or disability	► Accelerated vesting of all granted and outstanding equity awards, with outstanding PSUs vesting at target

102	TechnipFMC

TechnipFMC Proxy Statement 2021

Separation Scenario	Provisions under TechnipFMC Executive Severance Plan, Executive Severance Agreement, or Relevant Equity Award Agreements
Qualifying termination without cause or resignation for good reason following a change-in- control event

► Double trigger requirements, meaning a change-in-control event must occur, followed by a qualifying termination within 24 months

► “Qualifying termination” defined as termination by the Company without cause, or if the executive terminates employment for good reason (e.g., material change in responsibilities, material reduction in salary and/or benefits, significant change in location of employment)

► Cash severance equal to two to three times the greater of the executive’s annual base salary on the date of the agreement or the date of termination and two to three times the greater of his or her average actual annual cash incentive paid in the three years prior to termination or his or her target annual cash incentive for the year the executive is terminated

► Pro-rated target annual cash incentive for the year of termination

► Amount equal to the premiums payable for health and welfare coverage for 24 to 36 months

► Up to $50,000 in outplacement assistance

► Accelerated vesting of all granted and outstanding equity awards, with outstanding PSUs vesting at target

► “Best-after-tax” cutback for 280G excise tax calculations, with no tax gross-ups on any payments

103	TechnipFMC

TechnipFMC Proxy Statement 2021

Compensation Risk

As part of a robust approach to risk mitigation, the Company operates a number of policies that apply to our NEOs, and in many instances to broader employee populations. These policies are intended to align our NEOs with the long-term interests of our shareholders and encourage them to make decisions that expose the Company to an appropriate level of risk within our agreed framework.

Clawback Policy

The Company has adopted a compensation recovery clawback policy that enables us to recoup and/or cancel previously awarded compensation in defined situations.

Covered Employees	► Executive officers subject to the reporting requirements of Section 16 of the Exchange Act ► By definition, this includes all NEOs
Covered Compensation	► Cash incentive compensation ► Equity awards
Triggering Events

► Illegal acts including fraud, material theft of Company assets, bribery, and corruption

► Gross negligence

► Willful misconduct, including conduct that requires the Company to materially restate its quarterly or annual financial or operating results

Compensation Committee Authority

► Determine whether a triggering event has occurred

► Cancel previously granted compensation in part or in whole, whether vested or deferred

► Clawback previously earned compensation by requiring the executive officer to repay the Company any gain realized or payment received

► Reduce or offset future incentive compensation

104	TechnipFMC

TechnipFMC Proxy Statement 2021

Share Ownership and Retention Requirements

The Compensation Committee oversees the operation of share ownership guidelines that apply to our executive officers. All executive officers, including all NEOs, met their pro rata ownership and retention requirements under the Company’s policy in 2020.

Share Ownership Requirements	► CEO: 6x base salary ► CFO: 5x base salary ► Other executive officers: 3x base salary
Qualifying Share Interests	► Ordinary shares owned outright ► PSU awards where the performance period is final and approved ► Unvested RSUs
Time for Achievement	► Five years from the effective date of appointment ► Pro rata requirement of 20% per year applies within the first five years
Consequences for Non-achievement	► At the discretion of the Board of Directors
Retention Requirement	► 50% of the after-tax RSUs must be retained for at least one year following vesting ► Applies regardless of whether an executive has met the ownership requirement

Insider Trading and Speculation in Company Stock

Our officers, directors, and employees are prohibited from engaging in discretionary transactions involving our securities while in possession of material, non-public information or otherwise using such information in any manner that would violate applicable laws and regulations. All such individuals are also prohibited from directly or indirectly speculating in Ordinary Shares, including derivative transactions, hedging and pledging activities, short selling, selling or purchasing options in Ordinary Shares, and borrowing against Ordinary Shares. Our Insider Trading Policy aims to align management’s economic ownership risk with those of shareholders.

Tax Considerations

Although the Compensation Committee considers the accounting and tax treatment of the various forms of compensation, the accounting treatment and tax deductibility of compensation have not had and will not have a material impact on the Company’s executive compensation program. Our Compensation Committee will continue to structure our compensation program in the best long-term interests of our shareholders.

105	TechnipFMC

TechnipFMC Proxy Statement 2021

Summary Compensation Table for the Year Ended December 31, 2020

The following table summarizes the compensation earned by each of the NEOs from all sources for services rendered in all of their capacities to the Company during the fiscal year ended December 31, 2020.

Name and Principal Position as of 12/31/2020	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($[3]	All Other Compensation ($)[4]	Total ($)
Douglas J. Pferdehirt Chairman and CEO	2020	988,800	-	9,966,772	-	1,668,600	-	296,429	12,920,601
	2019	1,236,000	-	8,877,924	1,939,995	2,903,364	-	393,923	15,351,206
	2018	1,230,000	-	7,965,213	1,739,994	2,154,499	-	313,794	13,403,500
Maryann T. Mannen Executive Vice President and Chief Financial Officer	2020	695,933	-	3,185,248		652,438	892,547	171,107	5,597,273
	2019	797,917	-	2,837,216	619,999	1,308,583	1,058,285	218,713	6,840,713
	2018	768,750	-	2,838,182	619,998	968,625	-	148,977	5,344,532
Justin Rounce Executive Vice President and Chief Technology Officer	2020	520,000	-	1,849,497		600,000	-	115,910	3,085,407
	2019	600,000	-	1,647,411	359,997	999,000	-	37,436	3,643,844
	2018	200,000	1,225,500[5]	2,099,986	-	244,500	-	10,325	3,780,311
Arnaud Pieton President and CEO-elect of Technip Energies	2020	503,949		1,335,740		550,331		44,823	2,434,843
Barry Glickman President of Surface	2020	464,533	-	1,335,740		482,400	-	147,611	2,430,284
Catherine MacGregor Former President of Technip Energies	2020	576,082		1,952,246				292,752	2,821,080
Nello Uccelletti[6] Former Advisor to the CEO	2020	117,439	-	-	-	-	-	2,665,570	2,783,009
	2019	561,997	-	1,189,806	259,997	921,674	-	459,497	3,392,971

(1)	Amounts disclosed in the Stock Awards column represent the sum of the aggregate grant date fair value of time-based RSUs and PSUs subject to either performance (ROIC) or market-based (TSR) vesting conditions. Determination of fair value was made in accordance with FASB ASC Topic 718. With respect to PSUs subject to performance-based (ROIC) vesting conditions and time-based RSUs, the aggregate grant date fair value of such awards was based on the Company’s share price on the grant date of the awards at target performance. With respect to PSUs subject to TSR market-based vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Form 10-K.

The maximum award value of PSUs subject to both performance conditions and market-based conditions are shown in the table below. The methodology used in this table is the same as in the Summary Compensation Table for the PSUs.

	Pferdehirt	Mannen	Rounce	Pieton	Glickman	MacGregor	Uccelletti
2020	$14,113,544	$4,510,508	$2,618,994	$1,891,492	$1,891,492	$2,764,498	N/A
2019	$13,875,848	$4,434,472	$2,574,830				$1,859,644
2018	$12,450,470	$4,436,366

(2)	Represents the grant date fair value of stock options determined in accordance with FASB ASC Topic 718 using the Black- Scholes method as disclosed in our Form 10-K.

(3)	The amounts shown in the Change in Pension Value column reflect the actuarial increase in the present value of the NEO’s benefits at the first retirement date with unreduced benefits (age 62 for U.S. pension programs) under all of our pension plans. These amounts are determined using interest rates and mortality rate assumptions consistent with those disclosed in our Form 10-K. In 2018, the discount rate used to value the actuarial liability increased 70 basis points from 3.7% to 4.4%, resulting in a decrease in the pension value for Ms. Mannen by $299,788 and therefore, no increase is shown.

(4)	The amounts reflected in the All Other Compensation column for the fiscal year ended December 31, 2020 represent:

Mr. Pferdehirt - contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $247,770, financial planning and personal tax assistance of $23,203, security services of $9,287, personal use of Company automobile of $6,727, club dues of $8,863, and Company-paid life insurance premium of $578.

106	TechnipFMC

TechnipFMC Proxy Statement 2021

Ms. Mannen - contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $118,194, spouse travel for Company business functions of $459, club membership of $21,500, financial planning and personal tax assistance of $22,783, security services of $7,796, and Company-paid life insurance premium of $376.

Mr. Rounce - contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $101,710, club membership of $10,000, security services of $3,918, and Company-paid life insurance premium of $281.

Mr. Pieton - contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $25,883, car allowance of $18,000, security services of $665, and Company-paid life insurance premium of $275.

Mr. Glickman - contributions to the U.S. Qualified Savings Plan and U.S. Non-Qualified Savings Plan of $90,068, financial planning and personal tax assistance of $1,878, spouse travel for Company business functions of $2,781, mobility premium of $40,632, relocation of $12,000, and Company-paid life insurance premium of $251.

Ms. MacGregor - settlement payment of $129,590, notice period payment of $104,742, and unused paid holidays of $58,421

Mr. Uccelletti - settlement payments of $1,730,482, non-compete payments of $508,579, unused paid holidays of $244,868, refund of overpaid taxes for previous year of $152,729, per diem and allowances of $22,031, and pension payment of $6,881.

(5)	Mr. Rounce commenced employment on September 14, 2018. In order to attract Mr. Rounce to join the Company and to make him whole for forfeited compensation at his prior company, he received a cash bonus totaling $750,000 in one-third increments over three years, subject to him not being terminated for cause. This amount is reflected in the Bonus column. In addition, Mr. Rounce was guaranteed a bonus of $720,000 that included a pro-rated annual cash incentive for 2018. The difference between the guaranteed amount of $720,000 and his actual annual cash incentive earned in 2018 is reflected in the Bonus column, and the actual annual cash incentive earned in 2018 is reflected in the Non-Equity Incentive Plan Compensation column.

(6)	The amounts reported as salary, non-equity incentive compensation, bonus, and all other compensation for Ms. MacGregor and Mr. Uccelletti were paid in Euros. These amounts were converted to U.S. dollars utilizing an average of the Euro to U.S. dollar exchange rates on the last day of each month during 2020.

107	TechnipFMC

TechnipFMC Proxy Statement 2021

Grants of Plan-Based Awards Table

Shown below is information with respect to plan-based awards made in 2020 to each NEO. Mr. Uccelletti is excluded because he retired from the Company on February 29, 2020 and did not receive an equity grant in 2020.

Name	Award Type[1]	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)[3]
			Threshold ($)	Target ($)[2]	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas J. Pferdehirt	Annual Incentive	2020	0	1,668,600	1,668,600
	RSU	3/9/2020							313,240			2,910,000
	PSU-ROIC	3/9/2020				0	365,447	730,894				3,395,003
	PSU-TSR	3/9/2020				0	365,446	730,892				3,661,769
Maryann T. Mannen	Annual Incentive	2020	0	803,000	803,000
	RSU	3/9/2020							100,107			929,994
	PSU-ROIC	3/9/2020				0	116,792	233,584				1,084,998
	PSU-TSR	3/9/2020				0	116,792	233,584				1,170,256
Justin Rounce	Annual Incentive	2020	0	600,000	600,000
	RSU	3/9/2020							58,127			540,000
	PSU-ROIC	3/9/2020				0	67,815	135,630				630,001
	PSU-TSR	3/9/2020				0	67,814	135,628				679,496
Arnaud Pieton	Annual Incentive	2020	0	587,020	587,020
	RSU	3/9/2020							41,980			389,994
	PSU-ROIC	3/9/2020				0	48,977	97,954				454,996
	PSU-TSR	3/9/2020				0	48,977	97,954				490,750
Barry Glickman	Annual Incentive	2020	0	536,000	536,000
	RSU	3/9/2020							41,980			389,994
	PSU-ROIC	3/9/2020				0	48,977	97,954				454,996
	PSU-TSR	3/9/2020				0	48,977	97,954				490,750
Catherine MacGregor[4]	Annual Incentive	2020	0	785,567	785,567
	RSU	3/9/2020							61,356			569,997
	PSU-ROIC	3/9/2020				0	71,582	143,164				664,997
	PSU-TSR	3/9/2020				0	71,582	143,164				717,252

(1)	“RSU” awards are time-based restricted stock unit awards, “PSU-ROIC” awards are performance-based restricted stock unit awards based on the ROIC performance measure, and “PSU-TSR” awards are market-based restricted stock unit awards based on the TSR performance measure.

(2)	Each target award as a percentage of base salary: Mr. Pferdehirt - 135%; Ms. Mannen - 100%; Mr. Rounce - 100%; Mr. Pieton - 100%; Mr. Glickman - 100%; and Ms. MacGregor - 100%.

(3)	Grant date fair values were determined in accordance with FASB ASC Topic 718. With respect to time-based RSUs and PSUs that are subject to performance (ROIC) vesting conditions, the aggregate grant date fair value of such awards was based on the Company’s share price on the grant date of the awards, assuming target performance. With respect to PSUs subject to market-based (TSR) vesting conditions, the grant date fair value of such award was determined utilizing a Monte Carlo simulation as disclosed in our Form 10-K.

(4)	Ms. MacGregor left the Company on October 31, 2020 and her grants have been forfeited.

For a description of the material terms of the RSU awards, including the vesting schedules and a description of the performance targets and potential award amounts for PSUs, please see the descriptions set forth in “Executive Compensation Discussion and Analysis.” Dividend equivalents, where allowed, are accumulated on RSU and PSU awards and are payable only if and when the RSUs and PSUs vest.

108	TechnipFMC

TechnipFMC Proxy Statement 2021

Outstanding Equity Awards at Fiscal Year-End Table

Shown below is information for each of the NEOs with respect to outstanding equity awards at December 31, 2020.

		OPTION AWARDS					STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Incentive Award Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/€)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)[1]	Incentive Award Plan Awards: Number of Unearned Shares, Units, or Other Rights that have Not Vested (#)	Incentive Award Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that have Not Vested ($)[1]
Douglas J. Pferdehirt	6/20/2017	224,835			$26.62	6/20/2027
	2/26/2018		193,011[2]		$30.30	2/26/2028	57,425[2]	539,795	172,277[3]	1,619,404
	3/8/2019		343,727[4]		$20.98	3/8/2029	92,469[4]	869,209	277,407[5]	2,607,626
	3/9/2020				NA	NA	313,240[6]	2,944,456	730,893[7]	6,870,394
Maryann T. Mannen	2/28/2017	66,148			$32.32	2/28/2027
	2/26/2018		68,774[2]		$30.30	2/26/2028	20,462[2]	192,343	61,386[3]	577,028
	3/8/2019		109,851[4]		$20.98	3/8/2029	29,551[4]	277,779	88,655[5]	833,357
	3/9/2020				NA	NA	100,107[6]	941,006	233,584[7]	2,195,690
Justin Rounce	3/8/2019		63,784[4]		$20.98	3/8/2029	17,159[4]	161,295	51,477[5]	483,884
	3/9/2020				NA	NA	58,127[6]	546,394	135,629[7]	1,274,913
Arnaud Pieton	9/7/2015	6,000			€23,92	9/7/2023
	7/1/2016	14,000			€24,17	7/1/2024
	2/28/2017	19,204			$32.32	2/28/2027
	2/26/2018		19,966[2]		$30.30	2/26/2028	5,940[2]	55,836	17,821[3]	167,517
	3/8/2019		46,066[4]		$20.98	3/8/2029	12,392[4]	116,485	37,178[5]	349,473
	3/9/2020				NA	NA	41,980[6]	394,612	97,954[7]	920,768
Barry Glickman	2/28/2017	21,338			$32.32	2/27/2027
	2/26/2018		27,731[2]		$30.30	2/26/2028	8,250[2]	77,550	24,752[3]	232,669
	3/8/2019		46,066[4]		$20.98	3/8/2029	12,392[4]	116,485	37,178[5]	349,473
	3/9/2020				NA	NA	41,980[6]	394,612	97,954[7]	920,768
Catherine MacGregor[8]	9/23/2019				NA	NA
	3/9/2020				NA	NA	61,356[6]	576,746	143,164[7]	1,345,742
Nello Uccelletti	6/14/2013	18,552			€42.87	6/14/2021
	9/7/2015	50,000			€23.92	9/7/2023
	7/1/2016	50,000			€24.17	7/1/2024
	2/28/2017	26,672			$32.32	2/28/2027
	2/26/2018		27,731[2]		$30.30	2/26/2028	8,250[2]	77,550	24,752[3]	232,669
	3/8/2019		46,066[4]		$20.98	3/8/2029	12,392[4]	116,482	37,178[5]	349,473
	3/9/2020				NA	NA	NA	NA	NA	NA

(1)	The market value of RSUs that have not vested is calculated using the closing price of the Company’s Ordinary Shares on the NYSE of $9.40 on December 31, 2020.

(2)	Reflects grant of stock options and RSUs, as applicable, that vest on February 26, 2021.

(3)	Reflects the target number of PSUs that vest on February 26, 2021.

(4)	Reflects grant of stock options and RSUs, as applicable, that vest on March 8, 2022.

(5)	Reflects the target number of PSUs that vest on March 8, 2022.

(6)	Reflects grant of RSUs, as applicable, that vest on March 9, 2023.

(7)	Reflects the target number of PSUs that vest on March 9, 2023.

(8)	Ms. MacGregor left the Company on October 31, 2020 and her grants have been forfeited.

109	TechnipFMC

TechnipFMC Proxy Statement 2021

Option Exercises and Stock Vested Table

Shown below is information for each of the NEOs with respect to options to purchase Ordinary Shares exercised in 2020 and RSU and PSU awards that vested in 2020.

Named Executive Officer	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
Douglas J. Pferdehirt	—	—	163,410	2,425,004
Maryann T. Mannen	—	—	47,957	538,455
Justin Rounce	—	—	26,395	178,166
Arnaud Pieton	—	—	13,922	206,602
Barry Glickman	—	—	15,470	229,575
Catherine MacGregor	—	—	20,383	160,414
Nello Uccelletti	—	—	49,337	494,488

(1)	The value of the vested shares does not include dividends earned.

110	TechnipFMC

TechnipFMC Proxy Statement 2021

Pension Benefits Table

The table below shows the present value of accumulated benefits payable to Ms. Mannen, who was the only NEO who participated in a Company pension plan. The table includes the number of years of service credited to Ms. Mannen using interest rate and mortality rate assumptions consistent with those used in our financial statements. Credited years of service for Ms. Mannen includes years of service with FMC Technologies and its former parent company. The U.S. Pension Plan values are the present value of accrued benefits at the first retirement date for unreduced benefits. The U.S. NonQualified Pension Plan value is the present value at December 31, 2020 of the lump sum payable at the first retirement date for unreduced benefits.

Name	Plan Name[1]	Number of Years of Credited Service as of 12/31/2020	Present Value of Accumulated Benefit as of 12/31/2020 ($)[2]	Payments During Last Fiscal Year
Maryann T. Mannen	U.S. Pension Plan	31.7	1,780,725	0
	U.S. Non-Qualified Pension Plan	31.7	7,376,478	0

(1)	Effective January 1, 2010, the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan were closed to new entrants and frozen for employees, including executive officers, with less than five years of vesting service as of December 31, 2009. Accordingly, only Ms. Mannen participated in the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan. Effective December 31, 2017, future benefit accruals were frozen under the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan.
(2)	The following assumptions were used to calculate the present value of Ms. Mannen’s accumulated benefits as of December 31, 2020:
-	Sum of present value of U.S. Pension Plan benefit accrued through freeze date of December 31, 2017 plus present value of nonqualified DB benefit accrued through freeze date of December 31, 2017.

-	Present value of U.S. Qualified Pension Plan benefit calculated as amount payable at first unreduced age using December 31, 2020 FASB ASC Topic 715 disclosure assumptions (2.7%, Pri-2012 adjusted with modified MP-2020 projection scale) and reflecting discounting of present value back to December 31, 2020 FASB ASC 715 interest only (2.7%).

-	Present value of U.S. Non-Qualified Pension Plan benefit calculated as amount payable at first unreduced age using December 31, 2020 FASB ASC Topic 715 disclosure assumptions (1.7%, 417(e) 2021 for lump sums) and reflecting discounting of present value back to December 31, 2020 FASB ASC Topic 715 Interest only (2.7%)

-	Unreduced benefits are first available at age 62 (or current age, if later) under the U.S. Pension Plan and the U.S. Non-Qualified Pension Plan

US Pension Plan

Benefit Formula

Our U.S. Pension Plan is a defined benefit plan that provides eligible employees having five or more years of service a pension benefit for retirement. Years of credited service and final average yearly earnings are used to calculate the pension benefit. The final average yearly earnings are based on the highest 60 consecutive months out of the final 120 months of compensation through the date on which benefit accruals were frozen, December 31, 2017. The normal annual retirement benefit is the product of (a) and (b) below:

(a)	the sum of:

i.	1% of the participant’s final average yearly earnings up to the Social Security Covered Compensation Base (defined as the average of the maximum Social Security taxable wages bases for the 35-year period ending in the year in which Social Security retirement age is reached), plus 1.5% of the participant’s final average yearly earnings in excess of the Social Security covered compensation base, multiplied by the participant’s expected years of credited service at age 65 up to 35 years of credited service; and

111	TechnipFMC

TechnipFMC Proxy Statement 2021

ii.	1.5% of the participant’s final average yearly earnings multiplied by the participant’s expected years of credited service at age 65 in excess of 35 years of credited service; and

(b)	the ratio of actual years of credited service to expected years of credited service at age 65.

Eligible Earnings

Eligible earnings under the U.S. Pension Plan include the base salary and annual cash incentive paid by the Company to the executives for each plan year, subject to certain IRS limits. Equity compensation, such as RSU, PSU, and stock option awards, and deferrals to the U.S. Non-Qualified Savings Plan, are not included. Eligible earnings were frozen as of December 31, 2017.

Early Retirement

The U.S. Pension Plan’s “early retirement” eligibility is on or after the participant’s 55th birthday with 10 years of service. A participant in the U.S. Pension Plan who retires on or after their “early retirement date” is entitled to receive the early retirement benefit, which is equal to the normal retirement benefit reduced by one-third of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 62nd birthday. A participant in the U.S. Pension Plan whose employment terminates prior to their early retirement date is entitled to receive an early retirement benefit payable after the attainment of age 55, which is equal to the normal retirement benefit reduced by one-half of 1% for each month by which the commencement of the participant’s early retirement benefit precedes the participant’s 65th birthday.

Payment of Pension Benefit

The normal retirement benefit is an individual life annuity for single retirees and 50% joint and survivor annuity for married retirees. The U.S. Pension Plan also provides for a variety of other methods for receiving pension benefits, such as 75% and 100% joint and survivor annuities, level income, and lump sum for benefits with lump sum values of $1,000 or less. The levels of annuities are actuarially determined based on the age of the participant and the age of the participant’s spouse for joint and survivor annuities. The actuarial reduction for a participant and spouse who are both age 62 is 7.9% from the normal retirement benefit for the 50% joint and survivor annuity, 11.4% from the normal retirement benefit for the 75% joint and survivor annuity, and 14.7% from the normal retirement benefit for the 100% joint and survivor annuity. The level income annuity pays increased benefits to the retiree until Social Security benefits begin at age 62 and reduces the benefit after age 62 so that the total of the retirement benefit and Social Security benefits is approximately equal before and after age 62.

U.S. Non-Qualified Pension Plan

The normal form of payment for the U.S. Non-Qualified Pension Plan is a lump sum distribution. In addition, a participant may elect to receive her benefit in monthly installments payable over five years. The actuarial equivalence assumption for interest rates is based on the lesser of the 30-year Treasury Rate in effect for October of the year prior to termination and 6%. Distributions will be made to Ms. Mannen six months after her separation from service because she is a “key employee” as defined by the Code.

Italian Statutory Pension Plan

The TFR (Trattamento di fine rapporto) is an end-of-employment contract indemnity constituted by a certain amount of salary set aside each month to be paid to each employee upon termination of the employment contract. It is calculated according to the formula of a year’s overall salary divided by 13.5. The TFR may be transferred (if the employee requests) to either a state pension fund or private complementary pension funds. Mr. Uccelletti has decided to transfer 100% of his TFR to a supplementary pension fund.

112	TechnipFMC

TechnipFMC Proxy Statement 2021

Non-Qualified Deferred Compensation Table

Pursuant to the Company’s U.S. Non-Qualified Savings Plan, certain of our U.S.-based employees, including our NEOs, may defer up to 75% of base salary and annual cash incentive. For the U.S. Non-Qualified Savings Plan, deferral elections are made by eligible employees in November or December of each year for amounts earned (or granted with regard to incentive compensation awards) in the following year. The investment options are publicly available mutual funds.

The Company’s matching contribution will be made in the same investment allocations that the participant selects for his or her contributions to the plan. In addition, the NEOs who participate in the U.S. Non-Qualified Savings Plan may elect to defer all or any portion of their base salary and annual cash incentive payments for the current year under the U.S. NonQualified Savings Plan, and the deferred amounts will be deemed as being invested in any funds available under the U.S. Non-Qualified Savings Plan. Ms. MacGregor and Mr. Uccelletti are excluded because they did not participate in the U.S. Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2,3]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)[4]
Douglas J. Pferdehirt	390,262	221,320	635,518	0	4,072,953
Maryann T. Mannen	7,005	103,944	126,337	0	803,768
Justin Rounce	76,482	75,710	52,043	0	238,327
Arnaud Pieton	92,142	6,383	21,933	0	120,459
Barry Glickman	43,665	64,068	(25,234)	0	795,140

(1)	All amounts are included in Salary and Non-Equity Incentive Plan Compensation reported for the NEOs in the Summary Compensation Table.

(2)	All contributions made by the Company for the NEOs are included in All Other Compensation for the NEOs in the Summary Compensation Table.

(3)	The total amount includes a contribution made on March 15, 2020 attributable to the 2019 plan year and excludes a contribution that was made on March 15, 2021 attributable to the 2020 plan year.

(4)	The following amounts have been reported in the Summary Compensation Table in previous years: Mr. Pferdehirt $1,393,500; Ms. Mannen $207,846; and Mr. Rounce $31,421.

113	TechnipFMC

TechnipFMC Proxy Statement 2021

Potential Payments upon Termination

The compensation and benefits payable to each of the NEOs in the event of a voluntary termination are the same as those available to all other salaried employees in those situations. Our NEOs receive additional compensation benefits either in the event of their death or disability, retirement, or involuntary not-for-cause termination as discussed in this section, or, alternatively, in the event of a change-in-control. Termination payments and change-in-control payments are mutually exclusive, and our NEOs are not entitled to receive both forms of payment.

Payments in the Event of Death, Disability, or Retirement

In the event of the death or disability of an NEO during active employment with the Company, all outstanding equity awards vest on the first business day following death or disability. This death or disability benefit also exists for any of our employees who hold an unvested equity award at the time of their death or disability. In the event of an NEO’s retirement after reaching the age of 62, all outstanding equity awards are retained and vest in accordance with their pre-retirement, normal vesting schedule. Mr. Uccelletti was the only NEO who was eligible for retirement as of December 31, 2020.

The following table shows the value to each of the NEOs if death or disability had occurred on December 31, 2020. Ms. MacGregor and Mr. Uccelletti are excluded because they left the Company prior to December 31, 2020.

Executive Benefits and Payments in the Event of Death or Disability on December 31, 2020
Long-Term Incentive Compensation

Name	Performance Based Restricted Stock Units ($)[1]	Stock Options/SARs ($)[2]	Time Vested Restricted Stock Units Unvested and Accelerated ($)	Total ($)
Douglas J. Pferdehirt	11,097,424	$0	4,353,460	15,450,884
Maryann T. Mannen	3,606,075	$0	1,411,128	5,017,203
Justin Rounce	1,758,796	$0	707,688	2,466,484
Arnaud Pieton	1,437,758	$0	566,933	2,004,691
Barry Glickman	1,502,910	$0	588,647	2,091,557

(1)	Assumes PSUs are paid at target (100%).

(2)	Unvested stock options vest and become exercisable in the event of death or disability. All stock options plans have an exercise price that is greater than the Company’s stock price on December 31, 2020.

114	TechnipFMC

TechnipFMC Proxy Statement 2021

Payments Made in an Involuntary Termination

The amounts shown in the table below are calculated using the assumption that an involuntary not-for-cause termination was effective as of December 31, 2020, and, as a result, are based on amounts earned through such time and are only estimates of amounts that would be paid out to the NEOs in the event of such a termination. The actual amounts that would be paid out if such a termination were to occur can only be determined at the time of such executive officer’s actual termination. Ms. MacGregor and Mr. Uccelletti are excluded because they left the Company prior to December 31, 2020.

Executive Benefits and Payments for Involuntary Termination

Not in Connection with a Change-in-Control Occurring on December 31, 2020

Name	Compensation		Benefits and Perquisites
	Severance Payment ($)[1]	Pro-rated Target Annual Cash Incentive ($)[2]	Equity Award and Long-Term Incentive Acceleration ($)	Medical, Dental, Life Insurance and Disability Benefits ($)[3]	Financial Planning and Tax Preparation Assistance ($)[4]	Outplacement Services ($)	Total ($)
Douglas J. Pferdehirt	4,356,900	1,668,600	-	30,055	23,205	50,000	6,128,760
Maryann T. Mannen	2,409,000	803,000	-	18,194	22,783	50,000	3,302,977
Justin Rounce	1,800,000	600,000	-	29,609		50,000	2,479,609
Arnaud Pieton	1,545,000	587,020	-	10,141		50,000	2,192,161
Barry Glickman	1,608,000	536,000	-	27,088	1,878	50,000	2,222,966

(1)	Severance payment equal to 18 months base salary and target annual cash incentive.

(2)	Pro-rated target annual cash incentive for the year of termination.

(3)	18 months of medical and dental benefits continuation.

(4)	Financial planning and tax preparation assistance for the year of termination.

115	TechnipFMC

TechnipFMC Proxy Statement 2021

Payments Made in the Event of a Qualifying Termination upon a Change-in-Control

Under the terms of our NEOs’ executive severance agreements, our NEOs are entitled to receive severance benefits if they experience a Qualifying Termination within 24 months following a change-in-control event. A “Qualifying Termination” is an involuntary termination of the NEO’s employment by the Company for reasons other than cause, disability, or death or a voluntary resignation for good reason, in each case during the 24-month period following a change-in-control event.

The amounts shown in the table below are calculated using the assumption that each NEO incurred a Qualifying Termination upon a change-in-control event that was effective as of December 31, 2020. As a result, such amounts are based on amounts earned through such time and are only estimates of amounts that would be paid out to the NEOs in the event of such a termination. The actual amounts that would be paid if such a termination were to occur can only be determined at the time of such NEO’s actual termination. Ms. MacGregor and Mr. Uccelletti are excluded because they left the Company prior to December 31, 2020.

Executive Benefits and Payments for a Qualifying Termination upon Change-in-Control
Occurring on December 31, 2020

Name	Compensation				Benefits and Perquisites				Total ($)
	Severance Payment ($)[1]	Pro-rated Target Annual Cash Incentive or Agreed Bonus ($)[2]	Equity Award and Long-Term Incentive Acceleration ($)[3]	Non- Compete Payments ($)	Medical, Dental, Life Insurance, and Disability Benefits ($)[4]	Financial Planning and Tax Preparation Assistance ($)	Outplacement Services ($)	Value of Additional Pension Service ($)[5]
Douglas J. Pferdehirt	8,713,800	1,668,600	15,450,884	–	60,110	23,205	50,000	–	25,966,599
Maryann T. Mannen	4,818,000	803,000	5,017,203	–	36,388	22,783	50,000	1,942,097	12,689,471
Justin Rounce	2,400,000	600,000	2,466,484	–	39,478	–	50,000	–	5,555,962
Arnaud Pieton	2,060,000	587,020	2,004,691	–	13,522		50,000	–	4,715,233
Barry Glickman	2,144,000	536,000	2,091,557	–	36,118	1,878	50,000	–	4,859,553

(1)	The amount represents three times base salary and target annual cash incentive for Mr. Pferdehirt and Ms. Mannen, and two times base salary and annual cash incentive for Messrs. Rounce, Pieton, and Glickman.

(2)	Pro-rated target annual cash incentive for the year of termination.

(3)	Assumes PSUs are paid at target.

(4)	Three years of benefits continuation for Mr. Pferdehirt and Ms. Mannen and two years of benefits continuation for Messrs. Rounce, Pieton, and Glickman.

(5)	For Ms. Mannen, the amount represents the value of three additional years of age and service credits under the U.S. Non-Qualified Pension Plan provided by the terms of her change-in-control agreement.

116	TechnipFMC

TechnipFMC Proxy Statement 2021

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K as promulgated by the SEC, we are providing the following information about the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee for our last completed fiscal year, 2020.

For 2020, the annual total compensation of our CEO for purposes of determining the pay ratio was $12,920,601, and the annual total compensation of our median employee was $69,891. As a result, for 2020, the ratio of the annual total compensation of our CEO to the total annual compensation of our median employee was approximately 185:1. We identified the median employee in 2018, pursuant to the SEC guidelines referenced above. There were no significant changes to our employee population distribution in 2019 and 2020 and no significant changes to our pay policies and practices. As such, we kept the same median employee for the second year of three as permitted under Item 402(u) of Regulation S-K.

In 2018, we identified our median employee from our employee population as of December 31, 2018, which consisted of approximately 36,720 individuals globally, with 6,107 employees being in the United States. As permitted under the SEC’s 5% “de minimis exemption,” we excluded employees in Algeria (44), Cameroon (11), China (251), Ghana (83), Kazakhstan (46), Mozambique (9), Poland (197), Saudi Arabia (65), Tunisia (6), Venezuela (96), Vietnam (71), and United Arab Emirates (2). After these exclusions, our employee population used in determining our median employee was 35,839 employees.

In identifying the median employee, we first identified a median base salary using full-year 2018 salaries actually earned. This population was further refined into the most represented job classifications. We then excluded certain employees who, based on our employee population and compensation practices, we assumed would not be representative of our median employee. From this subset we computed the total annual compensation of each employee, and the median employee was selected from that group.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratios reported by other companies are likely not comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and likely utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

117	TechnipFMC

TechnipFMC Proxy Statement 2021

Compensation
Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis of the Company. Based on its review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by the Compensation Committee of the Board of Directors:

James M. Ringler, Chair

John O’Leary, Chair-elect

Claire S. Farley

John Yearwood

118	TechnipFMC

TechnipFMC Proxy Statement 2021

Audit Committee Report

Management is responsible for the preparation of our financial statements and our financial reporting processes, including the systems of internal controls and disclosure controls and procedures. PwC, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee of the Board of Directors has:

►	reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2020, and PwC’s evaluation of our internal control over financial reporting;

►	discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the U.S. Securities and Exchange Commission; and

►	received the written disclosures from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC its independence from the Company.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by the Audit Committee of the Board of Directors:

Kay G. Priestly, Chair

Eleazar de Carvalho Filho

Sophie Zurquiyah

119	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposals 1(a)-1(i) —

Election of Directors

What am I voting on?

Upon the recommendation of the ESG Committee, the Board has nominated the candidates below for election at the Annual Meeting. The matrix below indicates the key qualifications and attributes of each of our director nominees, as well as additional demographic information. Detailed biographies for each of our director nominees are in the section “Director Nominees” below.

Skills, Experience and Attributes
Public Company Perspective	•	•	•	•	•	•	•	•	•
Executive/Board Experience	•	•	•	•	•	•	•	•	•
Oil & Gas Industry	•	•	•	•	•	•		•	•
International Experience/Geographic Diversity	•	•	•	•	•	•	•	•	•
Strategy, M&A, Risk Management	•	•	•	•	•	•	•	•	•
Governance/Legal	•	•	•	•	•	•	•	•	•
Executive Compensation			•	•	•		•	•	•
Sustainability/Emerging Technologies	•			•	•	•		•	•
Finance/Accounting Expertise		•	•				•	•	•
Independent Director		•	•	•	•	•	•	•	•
Other Public Company Boards	0	4	1	1	0	2	2	1	2
Committee Membership
Audit[1]		•					Chair		•
Compensation			•		Chair- elect			•
ESG				Chair		•		•
Demographic Background
Age (Years)	57	63	62	71	65	62	65	61	54
Board Tenure (Years)	4	4	4	4	4	<1	4	2	<1
Gender Diversity (Female or Male)	M	M	F	M	M	F	F	M	F

(1)	All members of the Audit Committee are “audit committee financial experts” as defined by the applicable rules of the SEC.

(2)	Mr. Ringler, the Company’s current Compensation Committee Chair, will not stand for re-election at the Annual Meeting. Mr. O’Leary will be appointed as the Company’s Compensation Committee Chair, contingent upon his re-election, effective May 20, 2021.

120	TechnipFMC

TechnipFMC Proxy Statement 2021

Our Board has implemented a mandatory retirement age of 72, as set forth in the Company’s Governance Guidelines, and pursuant to such policy, Mr. Ringler has not been nominated for re-election at the Annual Meeting.

Each of the director nominees has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board, if elected. Each director nominee elected at the Annual Meeting will serve for a one-year term expiring at the 2022 Annual Meeting or until the earliest to occur of (i) his or her successor is elected and qualified, or (ii) his or her earlier death, retirement, resignation, or removal in accordance with the Articles.

How does the Board recommend that I vote?
The Board recommends that you vote “FOR” the election of each director nominee.

121	TechnipFMC

TechnipFMC Proxy Statement 2021

Director Nominees

Our Board comprises a diverse group of leaders in their respective fields. Each director is individually qualified and has made, and continues to make, unique and substantial contributions to our Board. The Board and its ESG Committee believe the skills, experience, perspective, and diversity of the director nominees provide the Company with business acumen and a range of perspectives to engage each other and management to address effectively the Company’s evolving strategy, risk-mitigation and other needs, and represent the best interests of the Company’s shareholders.

The biographies below describe the skills, qualities, and experience of the nominees that led the Board and the ESG Committee to determine that it is appropriate to nominate these directors.

Douglas J. Pferdehirt Chairman and CEO Age: 57 Director Since: 2017 Legacy Director Since: 2016

Career Highlights

► Mr. Pferdehirt has served as our CEO since the merger of FMC Technologies, Inc. and Technip S.A. and as our Chairman since May 1, 2019.

► He was previously President and Chief Executive Officer of FMC Technologies.

► Prior to joining FMC Technologies in 2012, he spent 26 years at Schlumberger Limited in a succession of executive leadership positions, including Executive Vice President of Corporate Development and Communications, President of Schlumberger’s Reservoir Production Group, Vice President of Investor Relations and Communications, President of North and South America, and Vice President of Oilfield Services U.S. Gulf of Mexico.

Key Skills & Qualifications

► Strong executive leadership skills, including experience as Chief Executive Officer of FMC Technologies

► Deep knowledge of the Company’s strategy, markets, technology, and operations

► Extensive oil industry experience

► Financial, risk management, strategy, and M&A expertise

► Commitment to our quality, health, safety, environment, and social responsibility

► Thorough understanding of the different cultural, political, and regulatory requirements in countries where the Company has a significant presence

► Valuable link between the Company’s management and the Board that aids the Board in performing its oversight role

Other Public Company Directorships

► Current: None

► Formerly Held in Past Five Years: FMC Technologies, Inc.

122	TechnipFMC

TechnipFMC Proxy Statement 2021

Eleazar de Carvalho Filho Independent Age: 63 Director Since: 2017 Legacy Director Since: 2010 Committees: Audit

Career Highlights

► Mr. Carvalho Filho has been a Founding Partner of Virtus BR Partners Assessoria Corporativa Ltda. since May 2009 and is also a Founding Partner of Sinfonia Consultoria Financeira e Participações Ltda. since August 2012, both of which are financial advisory and consulting firms.

► He served as Chief Executive Officer and Managing Partner of Unibanco Investment Bank, a Brazilian investment bank, from April 2008 to March 2009.

► Mr. Carvalho Filho was a consultant for BHP Billiton Metais SA, a global natural resources company, from 2006 to 2011.

► He was a Founding Partner of Iposeira Capital Ltda., established in 2003, as well as STK Capital Gestora de Recursos Ltda., established in 2010, which are independent advisory and asset management companies.

Key Skills & Qualifications

► Executive management experience, including as chief executive officer and founding/managing partner of international investment organizations

► Financial, strategy, risk management, and M&A expertise

► Commitment to our quality, health, safety, environment, and social responsibility

► International investment experience

► Experience as a board member of public and private companies with international operations

► Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Company Directorships

► Current: Brookfield Renewable Corporation, Oi S.A., Companhia Brasileira de Distribuicão (Grupo Pão de Açúcar), and its affiliate, Cnova N.V.

► Formerly Held in Past Five Years: FMC Technologies, Inc. and Brookfield Renewable Partners L.P.

123	TechnipFMC

TechnipFMC Proxy Statement 2021

Claire S. Farley Lead Independent Director Age: 62 Director Since: 2017 Legacy Director Since: 2009 Committees: Compensation

Career Highlights

► Ms. Farley has been a Senior Advisor of KKR, a global investment firm, since 2015.

► She began her affiliation with KKR in September 2010 as a co-founder of RPM Energy, LLC, a privately owned oil and gas exploration and development company, which partnered with KKR.

► Prior to founding RPM Energy, Ms. Farley was an Advisory Director at Jefferies Randall & Dewey, a global oil and gas industry advisor, and was Co-President of Jefferies Randall & Dewey from February 2005 to July 2008.

► Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and gas asset transaction advisory firm, from September 2002 until February 2005, when Randall and Dewey became the Oil and Gas Investment Banking Group of Jefferies & Company.

► Ms. Farley has extensive oil and gas exploration expertise, holding several positions within Texaco from 1981 to 1999, including President of Worldwide Exploration and New Ventures, President of North American Production, and Chief Executive Officer of Hydro-Texaco, Inc.

► Ms. Farley also served as Chief Executive Officer of Intelligent Diagnostics Corporation from October 1999 to January 2001 and Trade-Ranger Inc. from January 2001 to May 2002.

Key Skills & Qualifications

► Executive management experience, including as chief executive officer of several major organizations

► Oil and gas exploration and production experience

► Financial, strategy, and M&A expertise

► Experience as a board member of public and private companies with international operations

Other Public Company Directorships

► Current: LyondellBasell Industries N.V.

► Formerly Held in Past Five Years: FMC Technologies, Inc., Encana Corporation, Anadarko Petroleum Corporation

124	TechnipFMC

TechnipFMC Proxy Statement 2021

Peter Mellbye Independent Age: 71 Director Since: 2017 Legacy Director Since: 2013 Committees: ESG (Chair)

Career Highlights

► Mr. Mellbye served as Executive Vice President, Development & Production, International, of Statoil ASA, an international oil and gas company, from January 2011 until his retirement in September 2012.

► He was Executive Vice President, Production & International Exploration of Statoil from August 2004 to January 2011.

► From 1992 to 2004, Mr. Mellbye was Statoil’s Executive Vice President, Natural Gas, and, from 1990 to 1992, he served as Senior Vice President, Natural Gas.

► He joined Statoil in 1982 as Vice President, Gas Marketing, a position he held until 1990.

► Mr. Mellbye worked in the Norwegian Ministry of Trade and Industry from 1975 to 1979 before joining the Norwegian Trade Council, where he worked from 1979 to 1982.

Key Skills & Qualifications

► Experience as a senior officer of a major oil and gas company with international operations

► Experience as a board member of public and private companies with international operations

► Sustainability, strategy, governance, risk management, and M&A expertise

► Extensive experience working in Norway, a country in which the Company has significant operations

► Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Company Directorships

► Current: Otovo AS

► Formerly Held in the Past Five Years: FMC Technologies, Inc., North Energy ASA

125	TechnipFMC

TechnipFMC Proxy Statement 2021

John O’Leary Independent Age: 65 Director Since: 2017 Legacy Director Since: 2007 Committees: Compensation

Career Highlights

► Mr. O’Leary has served as Chief Executive Officer of Strand Energy, a Dubai-based company specializing in business development in the oil and gas industry, since January 2007.

► From 2004 to 2006, he was a partner in Pareto Offshore ASA, a Norwegian consulting firm in the exploration and production sector.

► From 1997 to 2004, Mr. O’Leary served in various roles, most recently as President, for Pride International, Inc.,a company specializing in onshore and offshore drilling, which acquired his former company, Forasol-Foramer N.V.

► He previously served as Vice Chairman for Marketing for Forasol-Foramer from 1990 to 1998, and, prior to that, served as Development and Partnerships Manager from 1985 to 1989.

► He began his career as a trader in the Irish National Petroleum Corporation before joining Total S.A. as a drilling engineer in 1980.

Key Skills & Qualifications

► Significant industry and leadership experience gained as an executive in international oil and gas companies

► Strategy, risk management, and M&A expertise

► Experience as a board member of public and private companies with international operations

► International experience in countries where the Company has a significant presence

Other Public Company Directorships

► Current: None

► Formerly Held in the Past Five Years: Technip S.A., Vantage Drilling International

126	TechnipFMC

TechnipFMC Proxy Statement 2021

Margareth Øvrum Independent Age: 62 Director Since: 2020 Committees: ESG

Career Highlights

► Ms. Øvrum has more than 39 years of experience at Equinor (formerly Statoil), a Norwegian energy company, where she served as Executive Vice President of Equinor ASA, Development and Production Brazil, until her retirement in January 2021.

► Ms. Øvrum has held a succession of leadership positions at Equinor, including President, Equinor Brazil, from 2018 to 2020; Executive Vice President of Technology, Projects, and Drilling from 2011 to 2018, Executive Vice President of Technology and New Energy for Statoil Hydro, from 2007 to 2011, Executive Vice President of Technology and Projects, from 2004 to 2007, and Executive Vice President of Health, Safety, and the Environment, during 2004.

► She has also held numerous management and operations positions since 1982, including Senior Vice President, Operations Support, Exploration and Production, Norway from 2000 to 2003, Senior Vice President, Operations, Veslefrikk, from 1996 to 1999, Offshore Installation Manager from 1993 to 1996, Production and Maintenance Superintendent from 1991 to 1993, Department Head, Operations Technology from 1989 to 1991, Section Head, Maintenance and Activity Planning from 1988 to 1989, and Strategic Analysis, Production and Maintenance, from 1982 to 1987.

► Ms. Øvrum began her career at Equinor in 1982 in Strategic Analysis, and in 1993, became the first female and the youngest platform manager of the company’s Gulfaks field in the North Sea.

Key Skills & Qualifications

► Significant management and operational experience as an executive of a major oil and gas company with international operations

► Strategy and operational expertise

► Experience as a board member of public and private companies with international operations

► Extensive experience working in Norway, a country in which the Company has significant operations

► Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Company Directorships

► Current: FMC Corporation, Harbour Energy plc

► Formerly Held in the Past Five Years: Alfa Laval AB, Atlas Copco AB

127	TechnipFMC

TechnipFMC Proxy Statement 2021

Kay G. Priestly Independent Age: 65 Director Since: 2017 Legacy Director Since: 2015 Committees: Audit (Chair)

Career Highlights

► Ms. Priestly served as Chief Executive Officer of Turquoise Hill Resources Ltd., an international mining company focused on copper, gold, and coal in the Asia Pacific region, from May 2012 until her retirement in December 2014.

► She previously served as Chief Financial Officer of Rio Tinto Copper (a division of the Rio Tinto Group - Rio Tinto plc and Rio Tinto Limited), a global metal and mining corporation, from 2008 until her appointment as Chief Executive Officer of Turquoise Hill Resources in 2012.

► From 2006 to 2008, she was Vice President, Finance, and Chief Financial Officer of Rio Tinto’s Kennecott Utah Copper operations.

► Ms. Priestly served as Vice President, Risk Management, and General Auditor for Entergy Corporation, an integrated energy company engaged primarily in electric power production and retail distribution operations, from 2004 to 2006.

► She previously spent more than 24 years with global professional services firm Arthur Andersen, where she provided tax, consulting, and M&A services to global companies across many industries, including energy, mining, manufacturing, and services.

Key Skills & Qualifications

► Executive management experience as a chief executive officer and senior officer of major organizations with international operations

► Financial, strategy, risk management, and M&A expertise

► Extensive consulting experience

► Experience in a variety of industries that provides diversity of perspective

► Thorough understanding of different cultural, political, and regulatory requirements through her extensive energy and mining experience, including in countries where the Company has a significant presence

Other Public Company Directorships

► Current: Stericycle, Inc. and SSR Mining Inc.

► Formerly Held in Past Five Years: FMC Technologies, Inc., Stone Energy Corporation, New Gold Inc.

128	TechnipFMC

TechnipFMC Proxy Statement 2021

John Yearwood Independent Age: 61 Director Since: 2019 Committees: Audit, ESG

Career Highlights

► Mr. Yearwood served as President, Chief Executive Officer, and Chief Operating Officer of Smith International, Inc., a Houston-based company specializing in the provision of services and the manufacturing of products used by the drilling industry from 2009 until August 2010, when the company merged with Schlumberger Limited.

► Prior to joining Smith International, Inc., he spent more than 26 years at Schlumberger Limited in a succession of executive leadership positions, including President of North and South America Oilfield Services from 2004 to 2006, Vice President, Finance, WesternGeco and OFS Controller from 2000 to 2004, and Vice President, Marketing from 1999 to 2000.

► He began his career serving in numerous management and technical positions for Schlumberger and Dowell Schlumberger, a joint venture with Dow Chemical.

Key Skills & Qualifications

► Significant executive management experience as an executive of a major oil and gas company with international operations

► Experience as a board member of public and private companies with international operations

► Technology, strategy, governance, and M&A expertise

► Oil and gas exploration and production experience

► International experience in countries where the Company has a significant presence

► Diversity in geographic origin that enhances the Board’s perspective

Other Public Company Directorships

► Current: Nabors Industries Ltd.

► Formerly Held in Past Five Years: Sabine Oil & Gas Corporation

129	TechnipFMC

TechnipFMC Proxy Statement 2021

Sophie Zurquiyah Independent Age: 54 Director Since: 2021 Committees: Audit

Career Highlights

► Ms. Zurquiyah has been Chief Executive Officer of CGG S.A. (“CGG”), a global geoscience technology leader, since April 2018. Ms. Zurquiyah has held a succession of leadership positions at CGG, including as Senior Executive Vice President in charge of the Geology, Geophysics, and Reservoir segment.

► Ms. Zurquiyah joined Schlumberger Ltd. in 1991 as an interpretation engineer and geophysicist and held successively senior positions before joining CGG in 2013. She served as Schlumberger’s Vice President of Technology Sustaining from August 2012 to January 2013, as well as its President, Data and Consulting Services from May 2009 to July 2012. Prior to this, she was Schlumberger’s Chief Information Officer from January 2007 to April 2009.

Key Skills & Qualifications

► Executive management experience, including as Chief Executive Officer of CGG

► Financial, technology, sustainability, and oil and gas drilling expertise

► Experience as a board member of public companies with international operations

► Contribution to the Board in a way that enhances perspective through diversity in geographic origin and experience

Other Public Company Directorships

►Current: CGG S.A. and Safran S.A.

► Formerly Held in Past Five Years: None

130	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 2 — 2020

Say-on-Pay for NEOs

What am I voting on?

Executive compensation is an important matter to the Company, the Board, the Compensation Committee, and the Company’s shareholders. Our executive compensation program is reviewed by the Compensation Committee with the objective of developing a program that balances the Company’s implementation of business plans in the short term, while remaining focused on long-term strategy.

Our Say-on-Pay vote gives our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. We currently include this advisory vote on an annual basis. While the Say-on-Pay vote is advisory and therefore not binding, our Board and Compensation Committee value the diverse perspectives of our shareholders, which we receive through a number of channels, including the Say-on-Pay vote.

We carefully consider our shareholders’ feedback throughout the year in evaluating our executive compensation program. We are asking our shareholders to approve the compensation of our NEOs by casting a vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

What are some of our executive compensation program highlights?

The “Executive Compensation Discussion and Analysis” section of this Proxy Statement describes in detail our executive compensation program and decisions made by our Compensation Committee for 2020.

Is this vote binding on the Board or the Compensation Committee?

This vote is advisory only, pursuant to Section 14(a) of the Exchange Act, and our NEOs’ 2020 compensation is not conditional on it. The vote will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal.

The Board values shareholders’ feedback, and the Compensation Committee will review and consider the outcome of the vote, as well as feedback received directly from shareholders from our shareholder engagement program, in connection with the ongoing review of the Company’s executive compensation program. However, shareholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual general meeting of shareholders.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

131	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 3 — 2020 Directors' Remuneration Report

What am I voting on?

All U.K. incorporated companies that are “quoted companies” under the Companies Act are required to submit their directors’ remuneration report to shareholders on an annual basis. As such, we are asking our shareholders to approve, on a non-binding advisory basis, the 2020 Directors’ Remuneration Report of our U.K. Annual Report and Accounts, which reports our 2020 executive and non-executive directors’ compensation. Please see the discussion under “Proposal 2-Say-on-Pay for NEOs” above for the reasons why the Board is recommending that the shareholders vote “FOR” the 2020 Directors’ Remuneration Report.

Is this vote binding on the Board or the Compensation Committee?

This vote is advisory only, pursuant to the Companies Act, and our directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed.

The resolution and vote are a means of providing shareholder feedback to the Board. The Board values shareholders’ feedback, and the Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of the Company’s executive director and non-executive director compensation programs.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

132	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 4 — Prospective Directors’ Remuneration Policy

What am I voting on?

As a company governed by the Companies Act and in accordance with Section 439 thereof, we are asking shareholders to approve our prospective Directors’ Remuneration Policy, the form of which is presented in the 2020 Directors’ Remuneration Report of our U.K. Annual Report. The Directors’ Remuneration Policy describes the Company’s forward-looking policy on directors’ remuneration, including information on payments to directors for loss of office.

The Directors’ Remuneration Policy is subject to a binding shareholders’ vote by ordinary resolution at least once every three years, the last of which occurred at our 2018 Annual Meeting. If approved, the Directors’ Remuneration Policy will take effect following the Annual Meeting. On approval of the Directors’ Remuneration Policy, all payments by the Company to its directors and former directors will be made in accordance with the Directors’ Remuneration Policy, unless a payment has been separately approved by a shareholder resolution.

What happens if this resolution is not approved?

If the Directors’ Remuneration Policy is not approved at the Annual Meeting, the Company will incur additional expenses to comply with English law as it will be required to hold additional shareholder meetings until a policy is approved. In addition, if the Directors’ Remuneration Policy is not approved, the Company may not be able to pay expected compensation to its directors, including the Chairman and CEO, which could materially harm its ability to attract and retain quality directors and top executives and to manage its business.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

133	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 5 — Receipt of U.K.

Annual Report and Accounts

What am I voting on?

Along with this Proxy Statement, the Company is providing its U.K. Annual Report and Accounts, including the related directors’ and auditor’s report, for the year ended December 31, 2020. Under the Companies Act, our shareholders must vote to receive the U.K. Annual Report and Accounts and related reports.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

134	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 6 — Ratification of U.S. Auditor

What am I voting on?

The Audit Committee has appointed PwC as the Company’s U.S. independent registered public accounting firm for the fiscal year ending December 31, 2021, subject to ratification by the Company’s shareholders. Although the ratification of this appointment is not required to be submitted to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the independent registered public accounting firm for the year ending December 31, 2021.

If this proposal is not approved, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of PwC.

Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

How much was the independent registered public accounting firm paid for 2020 and 2019?

Set forth below is summary information with respect to PwC’s fees for services provided in 2020 and 2019.

Type of Fees	2020 (in millions)	2019 (in millions)
Audit Fees	$22.01	$22.80
Audit-Related Fees	3.53	0.06
Tax Fees	0.15	0.13
Other	0.17	0
Total	$25.86	$22.99

“Audit Fees” includes fees for audit services, which relate to the annual integrated audit of consolidated financial statements, foreign statutory audits, and reviews of interim financial statements in Quarterly Reports on Form 10-Q. For 2020, “Audit Fees” also include approximately $5.48 million in additional audit fees associated with the Spin-off transaction. “Audit-Related Fees” includes fees for audit-related services, which primarily consist of transactional services associated with the Spin-off and consultation on financial reporting standards in 2020 and 2019, respectively. “Tax Fees” includes fees for tax services, consisting of tax compliance services and tax planning and consultation with respect to various corporate tax matters. “Other Fees” includes fees for other services, including fees for services of expatriates and miscellaneous services.

135	TechnipFMC

TechnipFMC Proxy Statement 2021

What are the Company’s pre-approval policies and procedures?

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. The Audit Committee’s practice is to consider for approval, at its regularly scheduled meetings, all audit and non-audit services proposed to be provided by our independent registered public accounting firm. The Audit Committee reviews all relationships between our independent registered public accounting firm and us that may relate to the independent registered public accounting firm’s independence.

The Audit Committee pre-approved all audit, audit-related, tax, and other services provided by PwC for 2020 and 2019 and the estimated costs of those services.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

136	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 7 — Reappointment

of U.K. Statutory Auditor

What am I voting on?

Under the Companies Act, the Company’s U.K. statutory auditor must be reappointed at each meeting at which the U.K. annual report and accounts are presented to shareholders. The Company’s current U.K. statutory auditor is PwC. We are asking shareholders to approve the reappointment of PwC as the Company’s U.K. statutory auditor to hold office from the conclusion of the Annual Meeting until the next annual general meeting of shareholders at which accounts are laid.

If this proposal is not approved, the Board may appoint an auditor to fill the vacancy.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

137	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 8 — Approval of U.K.

Statutory Auditor Fees

What am I voting on?

Under the Companies Act, the remuneration of the Company’s U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. The Company is asking its shareholders to authorize the Board and/or the Audit Committee to determine the remuneration of PwC in its capacity as the Company’s U.K. statutory auditor under the Companies Act for the year ending December 31, 2021. The Board delegates this authority to determine the remuneration of the Company’s U.K. statutory auditor to the Audit Committee in accordance with the Board’s procedures and applicable law.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

138	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 9 — Approval of Share Repurchase Contracts and Counterparties

What am I voting on?

Under the Companies Act, the Company may only repurchase its Ordinary Shares (a) in an “on-market purchase” in accordance with the Companies Act or (b) in accordance with specific procedures for “off-market purchases” of such Ordinary Shares. Any repurchase of the Company’s Ordinary Shares through NYSE constitutes an “off-market” transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract that has been approved by the Company’s shareholders. In addition, the Company may only conduct share repurchases through NYSE and Euronext Paris through counterparties approved by the Company’s shareholders. These approvals, if granted, will be valid for five years.

Approval of the forms of contract and counterparties are not an approval of the amount or timing of any repurchase activity. There cannot be any assurance as to whether the Company will repurchase any of its Ordinary Shares or as to the amount of any such repurchases or the prices at which such repurchases may be made.

Any repurchases by the Company of its Ordinary Shares carried out through the NYSE or Euronext Paris pursuant to this authority would be conducted in accordance with all applicable U.S., U.K., and European Union securities laws. TechnipFMC does not currently hold any treasury shares and all Ordinary Shares repurchased under a share repurchase program are expected to be cancelled and not held as treasury shares.

The Company is seeking authority to make off-market purchases of its Ordinary Shares on the NYSE and Euronext Paris pursuant to this proposal. In certain circumstances, it may be advantageous for the Company to purchase its own shares. If this proposal is approved, the Company’s Board of Directors may approve the repurchase of Ordinary Shares on the NYSE and Euronext Paris. The directors will exercise this power only when, in light of market conditions prevailing at the time, they believe that the effect of such purchases will be in the best interests and to the corporate benefit of shareholders generally. The directors consider it to be desirable for this general authority to be available to provide flexibility in the management of the Company’s capital resources. In addition, other investment opportunities, appropriate gearing levels, and the overall position of the Company will also be taken into account when determining whether to exercise this authority.

What are the material terms of the share repurchase contracts?

The Company is seeking the approval of its shareholders of two forms of share repurchase contract (the “Share Repurchase Contracts”):

►	The form of agreement attached as Appendix A to this Proxy Statement provides that the counterparty will purchase Ordinary Shares on the NYSE at such prices and in such quantities as the Company may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the Exchange Act. The agreement provides that the counterparty will purchase the Ordinary Shares as principal and sell any Ordinary Shares purchased to the Company.

►	The form of agreement attached as Appendix B to this Proxy Statement is a form of repurchase plan that the Company may enter into from time to time pursuant to Rule 10b-5 of the Exchange Act to purchase a specified dollar amount of Ordinary Shares on the NYSE or Euronext Paris each day if the Ordinary Shares are trading below a specified price. The amount to be purchased each day, the limit price, and the total amount that may be

139	TechnipFMC

TechnipFMC Proxy Statement 2021

purchased under the agreement will be determined at the time the plan is executed. The agreement provides that the counterparty will purchase the Ordinary Shares as principal and sell any Ordinary Shares purchased to the Company.

Who are the proposed counterparties?

The Company may only enter into Share Repurchase Contracts with counterparties approved by its shareholders. The Company therefore seeks approval to conduct repurchases through the following counterparties (or their subsidiaries or affiliates from time to time):

Bank of America

Barclays Capital Inc.

Berenberg Capital Markets LLC

BNY Mellon Capital Markets, LLC

Blaylock Robert Van, LLC

BNP Paribas Securities Corp

Citibank Global Markets

Crédit Agricole Securities

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities, Inc.

Drexel Hamilton, LLC

Goldman, Sachs & Co.

HSBC Securities

J.P. Morgan Securities, LLC

Keefe, Bruyette and Woods, Inc.

KeyBanc Capital Markets, Inc.

Kota Global Securities Inc

Lloyds Bank

Loop Capital Markets LLC

M.R. Beal & Company

Morgan Stanley & Co. LLC

Natixis

Northern Trust Securities, Inc.

Piper Jaffray

RBC Capital Markets Corporation

RBS Securities Inc.

Société Générale Securities Services

ScotiaBank Capital Markets

Standard Chartered Bank

Stifel, Nicolaus & Company

Sumitomo Mitsui Banking Corporation Europe Limited

Bank of Tokyo-Mitsubishi UFJ, Ltd.

Topeka Capital Markets

UBS Securities LLC

UniCredit Bank, LLC

Wells Fargo Securities, LLC

The Williams Capital Group, L.P.

The text of the resolution is as follows:

‘‘THAT:

(a) the form of share repurchase contracts (the “Share Repurchase Contracts”), copies of which are appended to this Proxy Statement, for the purchase by the Company of such number of its Ordinary Shares of $1.00 nominal value each, at such prices as may be agreed pursuant to the terms of a Share Repurchase Contract be, and they hereby are, approved, and the Company be, and hereby is, authorized to enter into any Share Repurchase Contract negotiated and agreed with a Bank (as defined in subsection (b) below); and

(b) the counterparties with whom the Company may enter into a Share Repurchase Contract, being the counterparties (or their subsidiaries or affiliates from time to time) included in the Proxy Statement (the “Banks”) be, and each hereby is, approved, provided that, unless previously renewed, varied, or revoked by the Company at a general meeting, this authority shall expire on the fifth anniversary of the Annual Meeting.”

When does this authorization expire?

Under the Companies Act, the Company must seek authorization for share repurchase contracts and counterparties at least every five years. If this proposal is approved, the Company may repurchase Ordinary Shares pursuant to the forms of contract attached at Appendix A and Appendix B with the approved counterparties until the fifth anniversary of the Annual Meeting.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

140	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 10 — Authority to Allot Equity Securities

What am I voting on?

The authorizations requested in Proposals 10 and 11 are required as a matter of English law, are customary for public limited companies incorporated under the laws of England and Wales, and are not otherwise required for other companies listed on the NYSE or organized within the United States.

Unlike most companies listed on the NYSE with perpetual authority to issue shares under their charter or articles of association, our authority to issue shares is limited by the Companies Act. As such, the authorizations in Proposals 10 and 11, if approved, will expire at the earlier of (a) the conclusion of our 2022 Annual Meeting or (b) at the close of business on August 20, 2022, which is 15 months after this year’s Annual Meeting.

Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.

Under the Companies Act, directors are, with certain exceptions, unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by a company’s articles of association. Our directors’ existing authority to issue shares will expire on January 12, 2022, and the Company will not be able to issue shares after that date.

►	Proposal 10 authorizes our Board to issue a maximum number of equity securities (within the meaning of section 560 of the Companies Act), having an aggregate nominal value equal to the allotment amount, without further shareholder approval. In the absence of such approval, the issuance of any additional shares would require shareholder approval. Our Board would be authorized to issue:

(a)	up to one-third of our existing issued share capital with an aggregate nominal amount equal to $150,222,764 for general purposes; and

(b)	(up to an additional one-third of our existing issued share capital with an aggregate nominal value of $150,222,764 for rights issues (i.e., shares issued pre-emptively to shareholders pro-rata to their holdings in order to raise new capital for the Company).

►	Proposal 11 authorizes our Board to issue shares for cash pursuant to Proposal 10, up to a limit, without first offering them to existing shareholders pro-rata to their existing holdings (i.e., “pre-emption rights”).

Unless previously renewed, revoked, or varied, the authority conferred by this Proposal 10 shall apply in substitution for all existing authorities under section 551 of the Companies Act and expire at the end of the next Annual Meeting (or, if earlier, until the close of business on August 20, 2022); provided, however, that prior to such expiration, the Company may make offers or agreements that would or might require shares to be issued or rights to be granted after such expiration, and the Board may issue shares or grant rights to, subscribe for, or convert, any security into shares, in pursuance of any such offer or agreement as if the authorities conferred hereby had not expired.

141	TechnipFMC

TechnipFMC Proxy Statement 2021

The text of the resolution is as follows:

"THAT the Board of Directors of the Company be and they are hereby and unconditionally authorized to exercise all the powers in the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into shares in the Company:

(a)	up to an aggregate nominal amount of $150,222,764; and

(b)	up to a further aggregate nominal amount of $150,222,764 provided such shares are equity securities (within the meaning of section 560 of the Companies Act) in connection with an offer by way of a rights issue:

►	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

►	to holders of other equity securities as required by the rights of those securities or as the Board of Directors otherwise consider necessary,

and so that the Board may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authorities to apply until the end of next year's Annual Meeting (or, if earlier, until the close of business on August 20, 2022) but, in each case, during this period the Company may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the Board may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended.”

When does this authorization expire?

The authorizations in Proposals 10 and 11, if approved, will expire at the earlier of (a) the conclusion of our 2022 Annual Meeting or (b) at the close of business on August 20, 2022, which is 15 months after this year’s Annual Meeting.

As is the case with many U.K. companies, Proposals 10 and 11 will be proposed each year as our Board believes occasions may arise from time to time when it would be beneficial for shares to be issued without shareholder approval and for shares to be issued for cash without making a pre-emptive offer.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal.

142	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposal 11 - Authority to Allot Equity Securities without

Pre-emptive Rights

What am I voting on?

As noted above, the authorizations requested in Proposals 10 and 11 are required as a matter of English law, are customary for public limited companies incorporated under the laws of England and Wales, and are not otherwise required for other companies listed on the NYSE or organized within the United States.

The authorizations in Proposals 10 and 11, if approved, will expire at the earlier of (a) the conclusion of our 2022 Annual Meeting or (b) at the close of business on August 20, 2022 (i.e., 15 months after the Annual Meeting).

Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.

Proposal 11 is proposed as a special resolution, requiring at least 75% of votes cast in favor to pass.

As a company governed by the Companies Act, if and when we raise capital through the issuance of equity securities for cash, we are required to first offer such equity securities to existing shareholders in proportion to their existing shareholdings (i.e., “pre-emption rights”) pursuant to section 561 of the Companies Act. The Companies Act permits shareholders to waive, or “disapply,” these pre-emption rights, which is the purpose of this Proposal 11. Absent the approval of this Proposal 11, our flexibility to issue shares, such as for satisfying equity awards under our Amended and Restated Incentive Award Plan, would be severely limited.

The Company proposes that, subject to the passing of the resolution included in Proposal 10, the Board be generally empowered to issue equity securities for cash, without pre-emption rights, pursuant to the authority conferred by this Proposal 11.

In line with guidelines issued by the Pre-Emption Group, a group comprising representatives of U.K.-listed companies, investment institutions, and corporate finance practitioners to monitor the operation of the Guidelines, Proposal 11 would limit our Board’s authority to issue shares up to an aggregate nominal amount of $45,066,829, being 10% of the Company’s issued share capital without pre-emption rights (i.e., on terms that would be dilutive to existing shareholdings), as follows:

(i)	up to 5% of the Company’s issued ordinary share capital (as of April 8, 2021) on an unrestricted basis for general purposes, and

(ii)	up to a further 5% of the Company’s issued ordinary share capital (as of April 8, 2021) for use in connection with an acquisition or specified capital investment announced either contemporaneously with the issue or which has taken place in the preceding six month period and is disclosed in the announcement of the issue. The authority to issue this additional 5% would not be used as a matter of routine, but only where the flexibility is merited by the nature of the transaction and is thought to be to the advantage of shareholders.

143	TechnipFMC

TechnipFMC Proxy Statement 2021

The Board has no current commitments or plans to issue additional shares of the Company under these authorities, other than pursuant to the Company’s Amended and Restated Incentive Award Plan, which was authorized by its shareholder at the Company’s Annual Meeting in 2017.

The text of the resolution is as follows:

"THAT, subject to Proposal 10 passing, the Board be given power to allot equity securities (as defined in the Companies Act) under the authority given by that resolution and/or to sell equity securities held by the Company as treasury shares for cash as if Section 561 of the Companies Act did not apply to any such allotment or sale, such power to be limited to the allotment of sale:

a.	in the case of allotments authorized by paragraph (a) of Proposal 10 (i) in connection with a pre-emptive offer, and (ii) other than in connection with a pre-emptive offer, up to an aggregate nominal amount of $45,066,829; and

b.	in the case of the authority granted under paragraph (b) of Proposal 10, of the equity securities to be issued in connection with a rights issue, such power to apply until the end of next year's Annual Meeting (or, if earlier, until the close of business on August 20, 2022) but, in each case, during this period the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the Board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.”

When does this authorization expire?

The authorizations in Proposals 10 and 11, if approved, will expire at the earlier of (a) the conclusion of our 2022 Annual Meeting or (b) at the close of business on August 20, 2022, which is 15 months after this year’s Annual Meeting.

As is the case with many U.K. companies, Proposals 10 and 11 will be proposed each year as our Board believes occasions may arise from time to time when it would be beneficial for shares to be issued without shareholder approval and for shares to be issued for cash without making a pre-emptive offer.

  How does the Board recommend that I vote?

  The Board recommends that you vote “FOR” this proposal

144	TechnipFMC

TechnipFMC Proxy Statement 2021

Transactions with

Related Persons

The Company’s ESG Committee considers questions of possible conflicts of interest for related persons and recommends to our Board the appropriate resolution of any conflict of interest or any related person transaction. In reviewing and approving any related person transactions, our ESG Committee follows procedures pursuant to which transactions are reviewed, approved, or ratified.

Under the SEC rules, “related persons” include any director, executive officer, director nominee, or greater than 5% shareholder of the Company, and their immediate family members. Our review procedures apply to any transaction in which:

(a)	the Company is a participant;

(b)	any related person has a direct or indirect material interest; and

(c)	the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K.

The ESG Committee is responsible for reviewing, and where appropriate, approving or ratifying any related person transaction involving the Company or its subsidiaries and related persons. The committee approves only those transactions that are in our best interests and the best interests of our shareholders, and considers factors such as: (a) the benefit of the transaction to us and our shareholders; (b) any alternatives to the transaction; and (c) whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party.

In addition, our Governance Guidelines and Code of Business Conduct require directors and executive officers to disclose potential conflicts of interest, and directors must recuse themselves from discussing or voting on any issue for which they may have a conflict. Directors and executive officers also complete an annual questionnaire that contains questions regarding related person transactions.

In 2020, we were not a participant in any transaction, or series of related transactions, in which any “related person” had, or will have, a direct or indirect material interest and in which the amount involved exceeded $120,000.

145	TechnipFMC

TechnipFMC Proxy Statement 2021

Security Ownership of

Certain Beneficial Owners and Management

The following table shows, as of March 31, 2021, the number of our Ordinary Shares beneficially owned by each of our NEOs, directors, and all directors and executive officers as a group. No director or NEO beneficially owns more than 1% of our Ordinary Shares, as designated in the “Percent of Class” column in the table below.

Name	Shares	Percent of Class[1]
Eleazar de Carvalho Filho	72,672[3]	*
Claire S. Farley	102,976[3]	*
Barry Glickman	181,013[2]	*
Catherine MacGregor	20,383[2]	*
Maryann T. Mannen	422,060[2]	*
Peter Mellbye	59,460[3]	*
John O’Leary	62,067[3]	*
Margareth Øvrum	0[3]	*
Douglas J. Pferdehirt	1,198,455[2]	*
Arnaud Pieton	79,203[2]	*
Kay G. Priestly	57,628[3]	*
James M. Ringler	217,924[3]	*
Justin Rounce	56,457[2]	*
Nello Uccelletti	384,657[2]	*
John Yearwood	42,010[3]	*
Sophie Zurquiyah	0[3]	*
All directors and executive officers (including NEOs) as a group (20 persons)	3,003,731[4]	*

146	TechnipFMC

TechnipFMC Proxy Statement 2021

*Less than 1%

(1)	The calculation of percentage of ownership of each listed beneficial owner is based on 450,668,293 Ordinary Shares outstanding on March 31, 2021.

(2)	Includes: (i) Ordinary Shares owned by the individual; and (ii) Ordinary Shares subject to stock options that are exercisable within 60 days of March 31, 2021. Mr. Pferdehirt’s ownership includes 80,304 Ordinary Shares held by a family trust for the benefit of his children, and his spouse is trustee of the family trust. Mr. Pieton’s ownership includes 460 Ordinary Shares held by his spouse. The Ordinary Shares included in item (ii), in the aggregate, amount to 532,502 Ordinary Shares for Mr. Pferdehirt, 84,299 Ordinary Shares for Ms. Mannen, 0 Ordinary Shares for Mr. Rounce, 49,960 Ordinary Shares for Mr. Pieton, 62,533 Ordinary Shares for Mr. Glickman, 0 Ordinary Shares for Ms. MacGregor, and 220,412 Ordinary Shares for Mr. Uccelletti.

(3)	Includes Ordinary Shares owned by the individual and Ordinary Shares subject to RSUs credited to individual accounts of non-employee directors under our incentive plan. As of March 31, 2021, the number of Ordinary Shares subject to RSUs credited to each non-employee director under the incentive plan was 48,467, except for Mr. de Carvalho Filho (24,462), Mr. Ringler (24,462), Mr. Yearwood (0 shares). and Mses. Øvrum and Zurquiyah (0 shares each). The annual RSU grant vests after one year of service but is settled in Ordinary Shares on a date elected by the non-executive director that is either (a) after a period of 1 to 10 years from the grant date or (b) upon their separation from Board service. RSUs granted prior to 2020 vested after one year of service and will be settled upon separation from Board service. Directors have no power to vote or dispose of shares underlying the RSUs until they are distributed. Until such distribution, these directors have an unsecured claim against us for such units.

(4)	Includes, in the aggregate, stock options to purchase 967,896 Ordinary Shares that are currently exercisable by our NEOs and two other executive officers.

The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our Ordinary Shares, based on information contained in Schedules 13G or 13D filed with the SEC.

Name and Address of Beneficial Owner	Shares	Percent of Class[1]
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	30,198,9 69[2]	6.70%
Bpifrance Participations S.A. and affiliated entities 27-31, avenue du Général Leclerc 94710 Maisons-Alfort Cedex France	26,167,644[3]	5.81%
Pzena Investment Management, LLC 320 Park Avenue, 8th Floor New York, New York 10022	24,671,025[4]	5.47%

(1)	The calculation of percentage of ownership of each listed beneficial owner is based on 450,668,293 Ordinary Shares outstanding on March 31, 2021.
(2)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2021, The Vanguard Group, Inc. and its subsidiaries have shared voting power over 1,913,791 Ordinary Shares, sole dispositive power over 26,616,366 Ordinary Shares, and shared dispositive power over 3,582,603 Ordinary Shares.
(3)	Based solely on a Schedule 13D/A filed with the SEC on February 19, 2021, Bpifrance Participations S.A., jointly with Caisse des Dépôts et Consignations, EPIC Bpifrance, and Bpifrance S.A., have shared voting and dispositive power over 24,688,691 Ordinary Shares held directly by Bpifrance Participations S.A.. In addition, Caisse des Depots et Consignations directly holds, and has sole voting and dispositive power over, 1,144,237 Ordinary Shares and has shared voting and dispositive power over 334,716 Ordinary Shares held directly by CNP Assurances, S.A., its indirect subsidiary.
(4)	Based solely on a Schedule 13G filed with the SEC on February 2, 2021, Pzena Investment Management, LLC (“Pzena”) has sole voting power over 18,923,986 Ordinary Shares and sole dispositive power over 24,671,025 Ordinary Shares. Pzena, an investment adviser registered under Section 203 of the Investment Advisers Act (or under the laws of any State), is deemed to be the beneficial owner of 24,671,025 Ordinary Shares as a result of acting as investment adviser to various clients. Pzena reports that its clients have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds from, the sale of Ordinary Shares, but no interest of any one of such client relates to more than 5% of the total outstanding Ordinary Shares.

147	TechnipFMC

TechnipFMC Proxy Statement 2021

Section 16(a) Beneficial Ownership Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our Ordinary Shares, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of all such reports. Based solely upon a review of the forms filed and written representations provided by executive officers and directors, we believe that all Section 16(a) reporting requirements were satisfied during 2020 on a timely basis.

148	TechnipFMC

TechnipFMC Proxy Statement 2021

Proposals for the 2022

Annual General Meeting

of Shareholders

If a shareholder wishes to submit a proposal for possible inclusion in our 2022 Proxy Statement and form of proxy for our 2022 Annual Meeting, the notice must be in proper form, comply with Rule 14a-8 of the Exchange Act, and be received no later than December 10, 2021, at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom, Attention: Corporate Secretary.

Without prejudice to the rights of a shareholder of record under the Companies Act, if a shareholder wishes to submit a proposal at our 2022 Annual Meeting other than for inclusion in our 2022 Proxy Statement and form of proxy, our Articles require the shareholder to deliver written notice thereof, setting forth the information specified in our Articles, to the Corporate Secretary at our principal executive offices no earlier than January 20, 2022 and no later than February 19, 2022; provided, however, that the subject of the proposal must otherwise be a proper matter for shareholder action. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after May 20, 2022, however, a shareholder must deliver notice no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of: (a) the 90th day prior to such annual meeting; or (b) the 10th day following the day on which we first make a public announcement of the date of such meeting. A copy of our Articles may be obtained by writing to One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom, Attention: Corporate Secretary.

Under sections 338 and 338A of the Companies Act, shareholders of record meeting the threshold requirements in those sections may require the Company to include: (i) a resolution in its notice of annual general meeting; or (ii) any matter (other than a proposed resolution) in the business to be dealt with at the 2022 Annual Meeting. Provided that the appropriate thresholds are met, notice of the resolution or matter must be received by the Company at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom, Attention: Corporate Secretary, at least six weeks prior to the date of the 2022 Annual Meeting or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Please visit our website at www.technipfmc.com for any changes to our principal headquarters address.

In addition, under section 527 of the Companies Act, shareholders of record meeting the threshold requirements set out therein have the right, without expense, to require the Company to publish on its website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Annual Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which the annual accounts and reports were laid. The business that may be dealt with at the Annual Meeting would include any statement that the Company has been required to publish in accordance with section 527 of the Companies Act.

149	TechnipFMC

TechnipFMC Proxy Statement 2021

Shareholders Sharing

an Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders who have the same address and last name and do not participate in electronic delivery of Proxy Materials will receive only one copy of our Proxy Materials, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. Each shareholder will continue to receive a separate proxy card or voting instruction card.

We believe this procedure provides greater convenience to our shareholders and reinforces the Company’s Foundational Belief of sustainability by reducing wasteful duplicate mailings, as well as printing and mailing costs and fees.

The Company will promptly deliver, upon written or oral request, individual copies of the Proxy Materials to any shareholder at the shared address to which single copies of those documents were delivered. If you would like to request separate copies of the Proxy Materials or do not wish to participate in householding in the future, please contact Broadridge Investor Communication Services (“Broadridge”), our proxy distributor, by calling toll-free 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently receiving multiple copies of our Proxy Materials and wish to receive only one copy for your household, please contact Broadridge at the same telephone number and address listed above.

A number of brokerage firms have instituted householding. If you hold your Ordinary Shares in street name, please contact your bank, broker, or other nominee to request information about householding.

150	TechnipFMC

TechnipFMC Proxy Statement 2021

General Information about

the Annual Meeting

What is the location of the Annual Meeting?

The Annual Meeting will be held on Thursday, May 20, 2021 at 10:00 a.m., London time, at Pitreavie Business Park, Queensferry Road, Dunfermline KY11 8UD, United Kingdom, or at such other time and place to which the Annual Meeting may be adjourned or postponed.

Our preference has been to welcome shareholders in person to our 2021 Annual Meeting, particularly given the constraints we faced in 2020 due to the COVID-19 pandemic. However, given the U.K. Government’s compulsory measures prohibiting certain indoor gatherings (the “COVID-19 Restrictions”), the Company currently intends to hold the 2021 Annual Meeting with the minimum attendance required to form a quorum so long as the COVID-19 Restrictions continue to remain in force.

What is a proxy statement?

A proxy statement is a document that the rules and regulations of the United States, including those promulgated by the SEC, require the Company to provide to shareholders to ensure shareholders can make informed decisions about the matters to be voted on at the Annual Meeting.

What is a proxy?

A proxy is: (a) your legal designation to another person to vote the Ordinary Shares that you own; and (b) the term for such designee. If you delegate someone as your proxy in a written document, that document is called a proxy card.

How will the Company distribute Proxy Materials?

The Company utilizes the “Notice and Access” method of providing the Proxy Materials to shareholders. With “Notice and Access,” we are permitted to furnish Proxy Materials to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Shareholders may receive our Proxy Materials in one of the following ways:

►	Notice and Access: Most shareholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice of Materials, which was mailed to most of our shareholders beginning on or about April 9, 2021, will instruct you on how to access and review all of the Proxy Materials at www.proxyvote.com. Such notice also instructs you on how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our Proxy Materials, you should follow the instructions for requesting such materials in the Notice of Materials. Any request to receive Proxy Materials by mail or email will remain in effect until you revoke it. Shareholders who do not receive a Notice of Materials will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email (see below).

►	Email Access to Proxy Materials: Shareholders who previously elected to receive notice of access to Proxy Materials via email will not receive the Notice of Materials in the mail. You should have received an email with links to the Proxy Materials and online proxy voting.

►	Paper Copy of Proxy Materials with Proxy Card: All shareholders of record and shareholders who previously requested paper copies of the Proxy Materials will not receive the Notice of Materials. Instead, such shareholders

151	TechnipFMC

TechnipFMC Proxy Statement 2021

will continue to receive a paper copy of the Proxy Materials until a request is submitted to change delivery methods. You can eliminate all such paper mailings in the future by electing to receive an email that provides internet links to these documents. Opting to receive all future Proxy Materials online will conserve resources in producing and mailing documents to your home or business. To request electronic delivery, please follow the instructions on your proxy card or voting instruction card.

►	Request through Bank/Broker: Shareholders holding Ordinary Shares in anonymous form (au porteur) through Euroclear France must contact their bank, broker, or financial intermediary to request the Proxy Materials, including a proxy card that will enable shareholders to vote, request an admission ticket, or authorize a proxy for the Annual Meeting.

Proxy Materials will also be made available on our website at www.technipfmc.com under the heading “Investors > Events & presentations > Shareholders’ meeting” as well as at www.proxyvote.com.

Where can I find governance documents related to the Company?

Our Governance Guidelines, our Code of Business Conduct (including our core values and Foundational Beliefs), the charters for our Audit Committee, Compensation Committee, and ESG Committee, and other corporate governance and sustainability information are available on our website at www.technipfmc.com under the heading “About us.” These materials are also available in print, free of charge, to any shareholder upon written request submitted to One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom, Attention: Corporate Secretary. The information on our website is not a part of this Proxy Statement and is not incorporated into any of our filings made with the SEC.

Who is entitled to vote at the Annual Meeting?

You can vote at the Annual Meeting or any adjournment or postponement thereof if you are a shareholder of record or beneficial owner of our Ordinary Shares as of 5:00 p.m., New York time, on March 24, 2021 (the “Record Date”). In addition, provisions under the Companies Act allow shareholders of record as of 10:00 a.m., London time, on May 18, 2021, to vote at the Annual Meeting (the “CA Record Date”).

Beneficial owners must comply with the March 24, 2021 Record Date, as the CA Record Date only applies to shareholders of record. Please see the question below for an explanation of the difference between a shareholder of record and a beneficial owner. Unless otherwise restricted from voting in accordance with applicable law and/or the Articles, you will have one vote for each Ordinary Share per proposal. As of March 24, 2021, we had 450,668,293 Ordinary Shares outstanding and entitled to vote.

Any corporate or institutional shareholder may, by resolution of its articles or other governing body, authorize another person to act as its representative at the Annual Meeting, and such authorized person will (on production of a certified copy of such resolution at the Annual Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it was an individual shareholder of the Company.

Any beneficial owner who would like to vote in person at the Annual Meeting must obtain a legal proxy from his or her bank, broker, or other nominee and present it to the inspector of elections, together with his or her voting card, at the Annual Meeting.

In the case of joint holders, the vote of the senior holder who submits a vote will be accepted to the exclusion of the vote of the other joint holders, with seniority determined by the order in which the names of the holders appear in the register of members of our transfer agent, Computershare Investor Services plc (“Computershare”).

A complete list of shareholders of record entitled to vote will be open to the examination of any shareholder for any purpose relevant to the Annual Meeting for a period of 10 days prior to the Annual Meeting at our office at One St. Paul’s Churchyard, London EC4M 8AP, United Kingdom, during ordinary business hours. This list will also be available at the location of the Annual Meeting and open to the examination of any shareholder present at the Annual Meeting

152	TechnipFMC

TechnipFMC Proxy Statement 2021

What is the difference between holding Ordinary Shares as a shareholder of record and as a beneficial owner?

As summarized below, there are some differences between Ordinary Shares held of record and those owned beneficially in street name.

►	Shareholders of Record. If your Ordinary Shares are registered directly in your name on the register of members with Computershare, you are considered the shareholder of record with respect to those shares, and the Proxy Materials, including a proxy card, are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us, to vote electronically, or to vote in person at the Annual Meeting.

►	Beneficial Owners. If your Ordinary Shares are held in a stock brokerage account, or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice of Materials or Proxy Materials are being forwarded to you by your bank, broker, or nominee through whom you hold the shares. Most of our shareholders hold their Ordinary Shares in this manner rather than directly in their own name. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your Ordinary Shares by following the instructions contained in the Notice of Materials or Proxy Materials. If you requested printed Proxy Materials, your bank, broker, or other nominee has enclosed a voting instruction card for you to use in directing the bank, broker, or other nominee regarding how to vote your Ordinary Shares.

If you are a beneficial owner holding Ordinary Shares in anonymous “bearer” form (au porteur) in Euroclear France, your bank, broker, or financial intermediary shall provide you, upon request, with the specific proxy form prepared by Société Générale Securities Services, our local centralization agent, which will enable you to vote, request an admission ticket, or authorize a proxy for the Annual Meeting. Please see “How do I vote?” below.

Do I have to attend the Annual Meeting to vote?

No, attendance at the Annual Meeting is not required for shareholders to vote their Ordinary Shares. Please see “How do I vote?” below for the various voting methods available to shareholders.

Who can attend the Annual Meeting?

The Company currently intends to hold the 2021 Annual Meeting with the minimum attendance required to form a quorum so long as the COVID-19 Restrictions continue to remain in force. Please note the requirements below should the Company consider it possible to adapt arrangements and welcome shareholders to the 2021 Annual Meeting within the U.K. Government’s guidelines.

Each shareholder who attends the Annual Meeting will need to bring an admission ticket and provide valid photo identification, such as a driver’s license or passport.

To attend the Annual Meeting, you must have been: (a) a beneficial owner as of 5:00 p.m., New York time, on the Record Date; and/or (b) a shareholder of record as of 10:00 a.m., London time, on the CA Record Date. Beneficial owners must comply with the March 24, 2021 Record Date, as the CA Record Date only applies to shareholders of record.

Admission tickets can be printed up to 11:59 p.m., New York time, on May 19, 2021, by accessing the Shareholder Meeting Registration link at www.proxyvote.com. You will need the 16-digit control number printed on your Notice of Materials, proxy card, or voting instruction form from your bank, broker, or other nominee. Shareholders holding Ordinary Shares in anonymous form (au porteur) in Euroclear France will not be issued a 16-digit control number and must contact their bank, broker, or financial intermediary to vote and request an admission ticket (see further instructions below).

If you are the representative of a corporate or institutional shareholder, you must present your company’s admission ticket, valid photo identification, and proof that you are the representative of such shareholder. Please see “Who is entitled to vote at the Annual Meeting?” above.

153	TechnipFMC

TechnipFMC Proxy Statement 2021

If you are a shareholder holding Ordinary Shares in anonymous form (au porteur) in Euroclear France through a bank, broker, or financial intermediary, you should contact such bank, broker, or financial intermediary who manages your securities account to request a specific proxy form prepared by Société Générale Securities Services, which will enable you to vote, request an admission ticket, or authorize a proxy for the Annual Meeting. You will need to return the completed proxy form to your bank, broker, or financial intermediary before May 17, 2021 to ensure sufficient time for your votes to be transmitted through the Euroclear France system and for an admission ticket to be issued to you.

Procedures

Due to space constraints and other security considerations, we are not able to admit the guests of either shareholders or their legal proxy holders.

Arrive shortly after 9:00 a.m., London time, to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m., London time.

Be prepared to comply with security requirements, which may include security guards searching all bags. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted into the meeting or adjacent areas.

IF YOU DO NOT PROVIDE AN ADMISSION TICKET, SHOW VALID PHOTO IDENTIFICATION, AND COMPLY WITH THE

OTHER PROCEDURES OUTLINED ABOVE FOR ATTENDING THE ANNUAL MEETING, WE MAY BE UNABLE TO ADMIT YOU

TO ATTEND THE ANNUAL MEETING.

How do I vote?

Your voting deadline will depend on where your Ordinary Shares are traded and/or how you hold your shares. Please vote your shares according to the deadline appearing on the front of your proxy card, as instructed on www.proxyvote.com, or as instructed by your bank, broker, or financial intermediary.

Shareholders of Record

If you are a shareholder of record, you may vote your Ordinary Shares in person at the Annual Meeting or appoint another person(s) as your proxy to vote on your behalf using any of the following methods:

►	by completing and signing the proxy card and returning it in the prepaid envelope provided;

►	by submission via the internet at www.proxyvote.com and following the instructions provided; or

►	by telephone, using the toll-free telephone number shown on the proxy card.

Please vote your shares no later than 11:59 p.m., New York time, on May 19, 2021.

The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the Annual Meeting. If you have appointed a proxy and attend the Annual Meeting and vote in person, your proxy appointment will automatically be terminated.

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card, or through the internet or by telephone and your proxy appointment is not subsequently revoked, your Ordinary Shares will be voted in accordance with your instructions.

Please sign the proxy card exactly as your name appears on the card. If a shareholder of record is a corporation, limited liability company, or partnership, the proxy card should be signed in the full corporate, limited liability company, or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee, or guardian, please state the signatory’s full title and provide a certificate or other proof of appointment.

154	TechnipFMC

TechnipFMC Proxy Statement 2021

If you are a shareholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted “FOR” each of Proposals 1 through 11 and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

Beneficial Owners Holding through the NYSE

If you are a beneficial owner of Ordinary Shares traded on the NYSE, please follow the directions provided by your bank, broker, or other nominee. You may submit instructions by telephone or through the internet to your bank, broker, or other nominee, or request and return a paper voting instruction card to your bank, broker, or other nominee.

If you are a beneficial owner of Ordinary Shares traded on the NYSE and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker, or other nominee and present it to the inspector of elections together with your voting card at the Annual Meeting.

Beneficial Owners Holding through Euroclear France

If you are a shareholder holding Ordinary Shares in direct or indirect nominative form in Euroclear France (au nominatif pur ou administré), you should follow the instructions provided in the Notice of Materials and the Proxy Materials to vote your shares no later than 11:59 p.m., New York time, on May 19, 2021. If you have not received a Notice of Materials, you should contact Société Générale Securities Services (if you hold in direct nominative form) or the bank, broker, or financial intermediary who manages your securities account (if you hold in indirect nominative form) to ensure that your contact details are updated and you receive the Notice of Materials.

If you are a shareholder holding Ordinary Shares in anonymous form (au porteur) in Euroclear France through a bank, broker, or financial intermediary, you should contact such bank, broker, or financial intermediary who manages your securities account to request a specific proxy form prepared by Société Générale Securities Services, which will enable you to vote, request an admission ticket, or authorize a proxy for the Annual Meeting. You will need to return the completed proxy form to your bank, broker, or financial intermediary before May 17, 2021 to ensure sufficient time for your votes to be transmitted through the Euroclear France system.

If you acquired your Ordinary Shares on Euronext, or if you are a legacy Technip S.A. shareholder, it is likely that you own your shares in Euroclear France. If you are uncertain as to your holding status, you should reach out to the bank, broker, or other nominee with whom you hold your shares in order to be informed of your status and the corresponding voting procedure.

Employees Who Participate in the Legacy Technip U.K. Share Incentive Plan

If you are a current or former employee who participates in the legacy Technip U.K. Share Incentive Plan, you may instruct the plan trustee on how to vote on your behalf in relation to the number of Ordinary Shares equivalent to your interest as credited to your account on the Record Date. You will receive instructions on how to vote your Ordinary Shares from Equiniti Share Plan Trustees Limited, the plan administrator. Please note that you must submit your vote to Equiniti Share Plan Trustees Limited by 6:00 p.m., Paris time, on April 30, 2021 in order for the plan trustee to vote your Ordinary Shares and transmit your vote through the Euroclear France system.

155	TechnipFMC

TechnipFMC Proxy Statement 2021

Can I change my vote?

Yes, you may change your vote prior to the Annual Meeting as follows:

Shareholders of Record

If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

►	entering a later-dated proxy by telephone or via the internet prior to 11:59 p.m., New York time, on May 19, 2021;

►	delivering a valid, later-dated proxy card that is received by Broadridge at least 24 hours prior to the start of the Annual Meeting;

►	sending written notice to the Company Secretary at the Company’s registered office that is received at least 24 hours prior to the start of the Annual Meeting; or

►	voting in person at the Annual Meeting.

Beneficial Owners

If you are a beneficial owner of Ordinary Shares, you may submit new voting instructions by contacting your bank, broker, or other nominee. However, beneficial owners holding in anonymous form (au porteur) in Euroclear France cannot change their vote once they have submitted the specific proxy form to their bank, broker, or other nominee.

You may also vote in person at the Annual Meeting if you obtain a legal proxy as described under “How do I vote?” above.

All Ordinary Shares that have been properly voted and not revoked will be counted in the votes at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior vote of your proxy.

What should I do if I receive more than one proxy card?

If you own some Ordinary Shares directly in your name as a registered holder and other Ordinary Shares as a beneficial owner holding through a bank, broker, or other nominee, or if you own Ordinary Shares through more than one bank, broker, or other nominee, you may receive multiple proxy cards. It is necessary for you to fill in, sign, and return all of the proxy cards included in the Proxy Materials you receive in order to vote all of the Ordinary Shares that you own.

How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders who represent at least a majority of our outstanding Ordinary Shares entitled to vote at the Annual Meeting are present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

What if I have been nominated by a shareholder of record to have information rights under the Companies Act?

A copy of this Proxy Statement has been provided “for information purposes only” to persons who have been nominated by a shareholder of record to enjoy information rights in accordance with Section 146 of the Companies Act (a “Nominated Person”). A Nominated Person does not possess the same rights as a shareholder of record to appoint a proxy and cannot vote at the Annual Meeting, unless such Nominated Person has an agreement with the nominating shareholder of record to be appointed as a proxy for the meeting (or to have someone else appointed as a proxy).

156	TechnipFMC

TechnipFMC Proxy Statement 2021

What is a broker non-vote?

If you own your Ordinary Shares through a bank, broker, or other nominee, and do not provide the organization that holds your Ordinary Shares with specific voting instructions, the bank, broker, or other nominee is generally permitted to vote your Ordinary Shares at its discretion on routine matters, but may not exercise discretion, and therefore will not vote, on non-routine matters. A broker non-vote occurs where a bank, broker, or other nominee holding Ordinary Shares on your behalf does not vote on a particular proposal because it has not received voting instructions from you and does not have discretionary voting power with respect to that proposal.

Proposals 5 through 9 are each considered a routine matter under the rules of the NYSE. A bank, broker, or other nominee may generally vote in their discretion on routine matters, and therefore, no broker non-votes are expected to occur in connection with such proposals.

Proposals 1 through 4, 10, and 11 are matters considered non-routine under the rules of the NYSE. A bank, broker, or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to such proposals.

In summary, if you hold your Ordinary Shares in street name, your bank, broker, or other nominee will not have discretionary authority to vote your Ordinary Shares for Proposals 1 through 4, 10, and 11 if you do not provide instructions. As such, we strongly encourage you to exercise your right to vote as a shareholder.

What are the voting requirements to approve the resolutions?

In accordance with the Articles, all resolutions will be taken on a poll, which means that each Ordinary Share represented in person or by proxy is entitled to one vote for each proposal.

Proposals 1 through 10 will be proposed as ordinary resolutions, which means that each resolution requires the affirmative vote of the majority of the votes cast to be approved. Proposal 11, as a special resolution, requires the affirmative vote of 75% of the votes cast to be approved. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions.

With respect to Proposal 2 (regarding the Say-on-Pay Proposal for NEOs) and Proposal 3 (regarding the proposal for the 2020 Directors’ Remuneration Report), the results of the vote will not be legally binding on the Board or any committee thereof to take any action, or refrain from taking any action. However, our Board values the opinions of our shareholders as expressed through advisory votes and other communications and will carefully consider the outcome.

Who will pay the costs of this proxy solicitation?

The Company will pay the expenses of the preparation of Proxy Materials and the solicitation of proxies for the Annual Meeting. The Company has retained Morrow Sodali LLC to assist in the solicitation of proxies at a cost estimated to be $15,500, plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain directors, officers, or employees of the Company and its subsidiaries telephonically, electronically, or by any other means of communication. Directors, officers, and employees of the Company and its subsidiaries will receive no additional compensation for such solicitation. In accordance with the rules of the SEC and NYSE, the Company will also reimburse banks, brokers, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding Proxy Materials to beneficial owners of Ordinary Shares and obtaining the proxies of such owners. We have retained Broadridge to aid in the distribution of our Proxy Materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $14,500 and reimburse it for reasonable out-of-pocket fees and expenses. In addition, we have retained Société Générale Securities Services to act as local centralization agent for the collection of the votes of the beneficial holders holding in anonymous “bearer” form (au porteur) in Euroclear France, at a cost of approximately €25,000.

157	TechnipFMC

TechnipFMC Proxy Statement 2021

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be checked by the inspector of elections and disclosed by way of an announcement via a regulatory information service in the United Kingdom and a Current Report on Form 8-K in the United States. The results of the votes on the resolutions at the Annual Meeting and any other information required by the Companies Act will be made available on the Company’s website (www.technipfmc.com) as soon as reasonably practicable after the Annual Meeting and for a period of two years thereafter.

158	TechnipFMC

TechnipFMC Proxy Statement 2021

Appendix A - Form of

Share Purchase Contract

This agreement is made on___________ between:

TechnipFMC plc (the “Company”)

_________________________

_________________________

Registered number: 09909709

____________________(the “Counterparty”)

_____________________

_____________________

It is agreed that the Counterparty will purchase on a principal basis interests in ordinary shares of the Company, nominal (i.e., par) value $1.00 per share (the “Ordinary Shares”), for subsequent sale and delivery to the Company under the terms of this agreement as follows:

1.	Ordinary Shares will be purchased up to the quantity and purchase price level advised from an authorised person at the Company (the “Purchase Price”), in accordance with instructions in a form to be agreed to between the Company and the Counterparty, such authorised person(s) to be notified in writing to the Counterparty by the Company from time to time (each an “Authorised Person”).

2.	Unless otherwise instructed, Ordinary Shares will be purchased in accordance with all applicable laws and regulations, including (without limitation) in accordance with, as applicable:

a.	The volume limitations of Rule 10b-18(b)(4) and 10b-18(c)(2) of the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”). The maximum value of Ordinary Shares, at acquisition cost, to be purchased under this programme will be advised to the Counterparty by an Authorised Person from time to time following the execution of this Agreement;

b.	The timing conditions of Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act, as may be amended or superseded from time to time;

c.	The price conditions of Rule 10b-18(b)(3) of the Exchange Act, as may be amended or superseded from time to time; and

d.	The price and volume limits outlined under the EU Market Abuse Regulation (2014/596/EU), including any delegated regulations made thereunder (“MAR”).

3.	All purchases will be effected pursuant to Rule 10b-18 of the Exchange Act, as may be amended or superseded from time to time, from or through only one broker or dealer on any single day or as otherwise allowed by Rule 10b-18(b) (1) of the Exchange Act, as may be amended or superseded from time to time.

159	TechnipFMC

TechnipFMC Proxy Statement 2021

4.	Purchases may be made on any national securities exchange or international regulated market, electronic communication network (ECN), alternative trading system (ATS) or in over-the-counter (OTC) transactions.

5.	Before purchases commence under this Agreement, the Company will have officially disclosed the repurchase programme to the public, including in accordance with articles 241-1 ff. of the general regulations of the French Market Authority and MAR.

6.	The Company represents that the purchases of Ordinary Shares by the Counterparty pursuant to the terms of this Agreement will not violate or contravene any legal, regulatory or contractual restriction applicable to the Company or the Ordinary Shares, including Article 5 of MAR and Section 10(b) and Rule 10b-5 of the Exchange Act, if and to the extent applicable.

7.	Daily purchase information will be provided to the Company by phone or email, and trade confirmations will be sent by email or fax the following day.

8.	The Company’s tax identification number is ____________.

9.	Purchases of Ordinary Shares in accordance with the instructions contained herein, will commence on the date to be agreed between the Company and the Counterparty.

10.	Notices for the attention of the Company shall be sent to:

TechnipFMC plc

Attn: _____________________

___________________________

___________________________

Notices for the attention of the Counterparty shall be sent to the address notified in writing to the Company by the Counterparty.

11.	The Counterparty shall (including, without limitation, by liaising with ____________ (or its successor or assign) as transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

12.	In accordance with Paragraph 11, the Counterparty shall sell, and the Company shall purchase, such Record Shares, and following such purchase and delivery, the Company shall be registered as the record holder of such Record Shares, or such Record Shares shall otherwise be cancelled. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty.

13.	The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this letter.

14.	The Company will pay for any and all Record Shares purchased by it in accordance with Paragraph 12 above by a method agreeable to the Company and the Counterparty or other designee by no later than the date of delivery of Record Shares. Any commission payable by the Company in respect of the delivery of Record Shares shall be agreed in writing from time to time between the Company and the Counterparty, and shall be paid to the Counterparty by the Company on delivery of Record Shares. The relevant bank account details of the Counterparty shall be notified to the Company by the Counterparty in writing from time to time.

160	TechnipFMC

TechnipFMC Proxy Statement 2021

15.	The Counterparty and the Company each acknowledge and agree that:

a.	Prior to an acquisition by the Company under Paragraph 12 hereof, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Share purchased by the Counterparty pursuant to this Agreement;

b.	Nothing in this letter is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

c.	The Counterparty shall act as principal in respect of its acquisition of the Ordinary Shares and shall effect purchases of shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

16.	This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

TechnipFMC plc	Counterparty

By:	By:
Name:	Name:
Title:	Title:

161	TechnipFMC

TechnipFMC Proxy Statement 2021

Appendix B — Form

of Rule 10b-5 Share Repurchase Contract

Repurchase Plan, dated ________(the “Repurchase Plan”), between TechnipFMC plc (the “Company”) and _______(the “Counterparty”). Capitalised terms used and not otherwise defined in the body of this Repurchase Plan shall have the meaning given to such terms in Exhibit A hereto, which is incorporated herein and made part of this Repurchase Plan.

WHEREAS, the Company desires to establish this Repurchase Plan to purchase its Ordinary Shares, nominal value $1.00 per share (the “Ordinary Shares”); and

WHEREAS, the Company desires to purchase Ordinary Shares from the Counterparty in accordance with this Repurchase Plan:

NOW, THEREFORE, the Company and the Counterparty hereby agree as follows:

1.	Prior to the commencement of transactions contemplated by this Repurchase Plan the parties shall agree in writing in a form substantially as set forth on Exhibit A hereto to certain terms in respect of the proposed repurchase.

2.	During the Trading Period, the Counterparty shall purchase as principal Ordinary Shares having a maximum aggregate value of no more than the Total Repurchase Amount. On each day (each, a “Trading Day”) during the Trading Period on which the relevant Exchange is open for trading the Counterparty shall purchase that number of Ordinary Shares having an aggregate value of up to the Maximum Amount, plus or minus up to $1,000, using its reasonable efforts to purchase such Ordinary Shares at a price equal to the volume weighted average price for such day’s trading session and otherwise in accordance with instructions in a form to be agreed to between the Company and the Counterparty. Notwithstanding the foregoing, the Counterparty shall not purchase any Ordinary Shares at a price exceeding the Limit Price.

3.	The Counterparty shall (including without limitation, by liaising with ________________ (or its successor or assign) as transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

4.	In accordance with Paragraph 3, the Counterparty shall sell, and the Company shall purchase all such Record Shares, and following such purchase and delivery, the Company shall be registered as the record holder of such Record Shares or such Record Shares shall otherwise be cancelled. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty. The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this letter.

162	TechnipFMC

TechnipFMC Proxy Statement 2021

5.	The Company will pay for any Record Shares purchased by it in accordance with Paragraph 4 above by a method agreeable to the Company and the Counterparty by no later than the date of delivery of the Record Shares. Any commission payable by the Company in respect of the delivery of Record Shares shall be set forth on Exhibit A, and shall be paid to the Counterparty by the Company on delivery of the Record Shares. The relevant bank account details of the Counterparty or its designee shall be notified to the Company by the Counterparty in writing from time to time.

6.	The Repurchase Plan shall terminate upon the earliest of:

a.	the repurchase of the Total Repurchase Amount contemplated by the Repurchase Plan, as set forth in Paragraph 2;

b.	the close of business on the last day of the Trading Period;

c.	the close of business on the second business day following the date of receipt by the Counterparty of notice of early termination, delivered by the Company by facsimile to __________ attention: ___________ or by email to ___________;

d.	the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganisation or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Company to authorise or commence any of the foregoing; and

e.	the public announcement of a tender or exchange offer for the Ordinary Shares or of a merger, acquisition, recapitalisation or other similar business combination or transaction as a result of which the Ordinary Shares would be exchanged for or converted into cash, securities or other property.

7.	The Counterparty shall comply with the requirements of paragraph (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”) in connection with purchases of the Ordinary Shares in the open market pursuant to this Repurchase Plan. The Counterparty shall also comply with all requirements necessary to ensure the Repurchase Plan and the purchases thereunder fall under the safe harbour of Article 5 of MAR. The Company agrees not to take any action that would cause purchases not to comply with Rule 10b-18, Rule 10b5-1 or Regulation M of the Exchange Act.

8.	The Company confirms that, on the date hereof that (a) it is not aware of material, non-public information or “inside information” as defined in MAR with respect to the Company or the Ordinary Shares, (b) it is entering into this Repurchase Plan in good faith, in full compliance with the applicable requirements under MAR, and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws, (c) it understands the proscriptions of Rule 10b5-1 in respect of offsetting and hedging transactions, (d) it will not disclose to any persons at the Counterparty effecting purchases under the Repurchase Plan any information regarding the Company that might influence the execution of the Repurchase Plan and (e) it will inform the Counterparty as soon as possible of any subsequent legal or contractual restrictions affecting the execution of the Repurchase Plan by the Counterparty or by the Company and of the occurrence of any event that would cause the Repurchase Plan to end or be suspended as contemplated in Paragraph 6.

9.	If the Counterparty must suspend purchases of Ordinary Shares under this Repurchase Plan on a particular day for any of the following reasons:

a.	a day specified by the Repurchase Plan is not a day on which the Ordinary Shares trade regular way on the relevant Exchange;

b.	trading of the Ordinary Shares on the relevant Exchange is suspended for any reason; or

c.	the Counterparty cannot effect a purchase of Ordinary Shares due to legal, regulatory or contractual restrictions applicable to it or to the Company (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18 and MAR);

163	TechnipFMC

TechnipFMC Proxy Statement 2021

If purchases have been so suspended, the Counterparty will resume purchases in accordance with this Agreement on the next day specified in the Repurchase Plan after the condition causing the suspension of purchases has been resolved.

10.	It is the intent of the Company and the Counterparty that this Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Exchange Act and MAR, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.

11.	The Repurchase Plan may be signed in counterparts, each of which will be an original.

12.	The Repurchase Plan and any attachment together constitute the entire agreement between the Company and the Counterparty and supersede any prior agreements or understandings regarding the Repurchase Plan.

13.	All notices given by the parties under this Repurchase Plan will be as follows:

a.	If to the Counterparty:

Address:

Attention:

Fax no:

b.	If to the Counterparty:

Address:

Attention:

Fax no:

14.	This Repurchase Plan will be governed by and construed in accordance with the internal laws of the State of New York.

15.	The number of Ordinary Shares, together with other share amounts and prices, if applicable, as set forth in Paragraph 2 shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Ordinary Shares or any change in capitalisation with respect to the Company that occurs during the term of this Repurchase Plan.

16.	Except as otherwise set forth in this Repurchase Plan, the Company acknowledges and agrees that it does not have authority, influence or control over any purchase executed by the Counterparty pursuant to this Repurchase Plan.

17.	The Counterparty and the Company each acknowledges and agrees that:

a.	Prior to any acquisition by the Company pursuant to Paragraph 4, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Shares purchased by the Counterparty pursuant to this Repurchase Plan;

b.	Nothing in this Repurchase Plan is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

c.	The Counterparty shall act as principal in respect of its acquisition of Ordinary Shares and shall effect purchases of Ordinary Shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

164	TechnipFMC

TechnipFMC Proxy Statement 2021

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Plan as of the date first written above.

TechnipFMC plc	Counterparty
By:	By:
Name:	Name:
Title:	Title:

165	TechnipFMC

TechnipFMC Proxy Statement 2021

Exhibit A to Form

of Rule 10b-5 Share Repurchase Contract

The Counterparty and the Company hereby agree that the following terms shall have the following meanings:

“Exchange” shall mean the NYSE and/or Euronext Paris, as applicable;

“Euronext Paris” means the regulated market of Euronext in Paris;

“Limit Price” shall mean the lesser of a per share price of [US$][€]______or the price permitted under MAR;

“Maximum Amount” is the maximum purchase amount in a single trading day and shall mean the lesser of [US$][€]______or the maximum price permitted under MAR;

“NYSE” means the New York Stock Exchange;

“Trading Period” shall mean the period commencing on________ and terminating at close of business on_______; and

“Total Repurchase Amount” is the maximum aggregate purchase amount in the Trading Period and shall mean the lesser of [US$][€]_________and the maximum aggregate purchase price permitted under MAR.

Commission paid under this Repurchase Plan shall equal [[US$][€]______or______ basis points] per Record Share to the Company.

166	TechnipFMC

TECHNIPFMC PLC ONE ST. PAUL'S CHURCHYARD LONDON, EC4M 8AP UNITED KINGDOM VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., New York time, on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., New York time, on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D45418-Z79503-P53349 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TECHNIPFMC PLC The Board of Directors recommends you vote FOR all Proposals. 1. Election of Directors – Elect each of the following director nominees for a term expiring at the Company’s 2022 Annual General Meeting of Shareholders or until his or her earlier death, retirement, resignation, or removal pursuant to the Company’s articles of association: Abstain Against For 1a. Douglas J. Pferdehirt 1b. Eleazar de Carvalho Filho 1c. Claire S. Farley 1d. Peter Mellbye 1e. John O’Leary 1f. Margareth Øvrum 1g. Kay G. Priestly 1h. John Yearwood 1i. Sophie Zurquiyah 2. 2020 Say-on-Pay for Named Executive Officers – Approve, on an advisory basis, the Company's named executive officer compensation for the year ended December 31, 2020; 3. 2020 Directors’ Remuneration Report – Approve, on an advisory basis, the Company's directors' remuneration report for the year ended December 31, 2020; Abstain Against For 4. Prospective Directors’ Remuneration Policy – Approve the Company’s prospective directors’ remuneration policy for the three years ending December 2024; 5. Receipt of U.K. Annual Report and Accounts – Receipt of the Company’s audited U.K. accounts for the year ended December 31, 2020, including the reports of the directors and the auditor thereon; 6. Ratification of U.S. Auditor – Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s U.S. independent registered public accounting firm for the year ending December 31, 2021; 7. Reappointment of U.K. Statutory Auditor – Reappoint PwC as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006, to hold office until the next Annual General Meeting of Shareholders at which accounts are laid; 8. Approval of U.K. Statutory Auditor Fees – Authorize the Board of Directors and/or the Audit Committee to determine the remuneration of PwC, in its capacity as the Company’s U.K. statutory auditor for the year ending December 31, 2021; 9. Approval of Share Repurchase Contracts and Counterparties– Approve the forms of share repurchase contracts and repurchase counterparties in accordance with specific procedures for “off-market purchases” of ordinary shares through the NYSE or Euronext Paris; 10. Authority to Allot Equity Securities – Authorize the Board to allot equity securities in the Company; and 11. As a special resolution: Authority to Allot Equity Securities without Pre-emptive Rights – Pursuant to the authority contemplated by the resolution in Proposal 10, authorize the Board to allot equity securities without pre-emptive rights. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

TECHNIPFMC PLC ANNUAL GENERAL MEETING OF SHAREHOLDERS May 20, 2021, 10:00 A.M. LONDON TIME Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders: The Notice of Annual General Meeting of Shareholders and Proxy Statement, Annual Report on Form 10-K, and U.K. Annual Report and Accounts are available at www.proxyvote.com. D45419-Z79503-P53349 Proxy TechnipFMC plc THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS I/We being shareholders of TechnipFMC plc hereby appoint: Douglas J. Pferdehirt, Alf Melin, and Victoria Lazar, or any one of them OR Print the name of the person you are appointing if this person is someone other than the appointed proxyholders as my/our proxyholder, each with the power to appoint his or her substitute, and hereby authorize them to represent and vote, as designated on the reverse side of this ballot, all of the shares of TechnipFMC plc that I/we am/are entitled to vote at the 2021 Annual General Meeting of Shareholders, and any adjournment or postponement thereof, and, in their discretion, on all other matters that may properly come before such meeting. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the 2021 Annual General Meeting of Shareholders or any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1(a) through (i) and 2 through 11. Voting Deadlines: Your voting deadline will depend on where your shares are traded and/or how you hold your shares. Please vote your shares according to the deadline appearing on the reverse side of this proxy card, as instructed on www.proxyvote.com, or as instructed by your broker, bank, or financial intermediary. 1. If you hold shares traded on the New York Stock Exchange, please submit your vote by 11:59 PM, New York time, on May 19, 2021. 2. If you hold shares directly or indirectly in nominative form in Euroclear France (au nominatif pur ou administré ), please submit your vote by 11:59 PM, New York time, on May 19, 2021. 3. If you hold shares in anonymous form (au porteur) on Euroclear France through a bank, broker, or financial intermediary, please contact your bank, broker, or financial intermediary who manages your securities account to request a specific proxy form prepared by Société Générale Securities Services, which will enable you to vote, request an admission ticket, or authorize a proxy for the Annual General Meeting of Shareholders. Please return your proxy form to your bank, broker, or financial intermediary before May 17, 2021. PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side